   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 27, 1996


                                                     REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               TOYS "R" US, INC.

             (Exact name of registrant as specified in its charter)

             DELAWARE                             5945                     13-5159250
   (State or other jurisdiction       (Primary Standard Industrial      (I.R.S. Employer
of incorporation or organization)     Classification Code Number)     Identification No.)

                               TOYS "R" US, INC.
                                 461 FROM ROAD
                           PARAMUS, NEW JERSEY 07652
                                 (201) 262-7800

         (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                                LOUIS LIPSCHITZ
                               TOYS "R" US, INC.
                                 461 FROM ROAD
                           PARAMUS, NEW JERSEY 07652
                                 (201) 262-7800

           (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                 DENNIS J. BLOCK, ESQ.                                      EDWARD HERLIHY, ESQ.
               WEIL, GOTSHAL & MANGES LLP                              WACHTELL, LIPTON, ROSEN & KATZ
                    767 FIFTH AVENUE                                        51 WEST 52ND STREET
                NEW YORK, NEW YORK 10153                                  NEW YORK, NEW YORK 10019
                     (212) 310-8000                                            (212) 403-1000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
            Upon consummation of the transactions described herein.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ( )

                       CALCULATION OF REGISTRATION FEE

[CAPTION]

     TITLE OF EACH CLASS          PROPOSED MAXIMUM       PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
       OF SECURITIES TO             AMOUNT TO BE          OFFERING PRICE        AGGREGATE OFFER-         REGISTRATION
        BE REGISTERED              REGISTERED (1)          PER UNIT (2)           ING PRICE (2)             FEE (3)
Common Stock, par value $0.10
  per share.................      13,841,368 shares            N.A.               $509,093,102             $154,271


(1) Being registered hereby are shares of Common Stock, par value $.10 per share ("Toys "R" Us Common Stock"), of Toys "R" Us, Inc. ("Toys "R" Us") which may be issued in exchange for shares of Common Stock, without par value ("Baby Superstore Common Stock"), of Baby Superstore, Inc. ("Baby Superstore") in connection with the merger of Baby Superstore with and into Toys "R" Us described herein (the "Merger"), and upon the exercise of all Baby Superstore warrants and stock options, whether or not currently exercisable (other than stock options which will be settled for cash upon the consummation of the Merger).

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f). Pursuant to Rule 457(f)(1), the Proposed Maximum Aggregate Offering Price has been determined based upon the market value of the Baby Superstore Common Stock to be received by Toys "R" Us in the Merger. The market value of the Baby Superstore Common Stock to be received by Toys "R" Us in the Merger has been calculated based upon the average of the high and low sales prices of the Baby Superstore Common Stock as reported on the Nasdaq National Market on December 24, 1996.

(3) Pursuant to Rule 457(b), includes the fee of $88,777 previously paid in connection with the filing by Baby Superstore with the Securities and Exchange Commission of preliminary proxy materials relating to the Merger on November 5, 1996.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             BABY SUPERSTORE, INC.
                             1201 WOODS CHAPEL ROAD
                          DUNCAN, SOUTH CAROLINA 29334



                                                                 January 2, 1996


TO THE SHAREHOLDERS OF
BABY SUPERSTORE, INC.


     You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Baby Superstore, Inc. (the "Company") to be held at 10:00 a.m. on Friday, January 31, 1997, at the Carolina Ballroom of the Marriott Hotel, One Parkway East in Greenville, South Carolina.



     As described in the accompanying Proxy Statement/Prospectus, at the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of October 1, 1996, and as amended and restated as of December 26, 1996, among Toys "R" Us, Inc. ("Toys "R" Us"), BSST Acquisition Corp. ("Sub"), a newly-formed direct wholly owned subsidiary of Toys "R" Us the Company and Jack P. Tate (the "Merger Agreement") and the transactions contemplated by the Merger Agreement, including the merger of Sub with and into the Company (the "Merger"), with the Company being the surviving corporation and becoming a wholly owned subsidiary of Toys "R" Us. Pursuant to the Merger Agreement, each outstanding share of the Company's common stock, except shares held by Jack P. Tate, shares owned by the Company, shares owned by Toys "R" Us or any direct or indirect wholly owned subsidiary of Toys "R" Us and shares with respect to which dissenter's rights are properly exercised, will be converted in the Merger into the right to receive 0.8121 of a share of the common stock of Toys "R" Us, and each share held by Jack P. Tate will be converted in the Merger into the right to receive 0.5150 of a share of Toys "R" Us common stock, all as described in the accompanying Proxy Statement/Prospectus. Cash will be paid in lieu of fractional shares of Toys "R" Us common stock. You are urged to read the accompanying Proxy Statement/Prospectus, which provides you with a description of certain of the terms of the proposed Merger, and the copy of the Merger Agreement which is included as Annex A to the Proxy Statement/Prospectus.


     Your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger Agreement and the transactions contemplated thereby, has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its shareholders, and has approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER. As a result of the Merger, directors and executive officers of the Company may receive economic benefits, which are described in the accompanying Proxy Statement/Prospectus under "The Merger -- Interests of Certain Persons in the Merger; Potential Conflicts of Interest."

     Your Board of Directors has received an opinion of CS First Boston Corporation, the Company's financial advisor, that, as of October 1, 1996, the exchange ratio of 0.8121 of a share of Toys "R" Us common stock for each share of the Company's common stock to be offered in the Merger to shareholders other than Jack P. Tate is fair to such shareholders from a financial point of view. A copy of this opinion is included as Annex B to the accompanying Proxy Statement/Prospectus.

     Consummation of the Merger is subject to certain conditions, including approval and adoption of the Merger Agreement and the transactions contemplated thereby by the affirmative vote of the holders of the outstanding shares of the Company's common stock representing a majority of the votes entitled to be cast thereon.

     In addition, you will be asked at the Special Meeting to consider and vote upon a proposal to ratify and approve an amendment to the 1994 Baby Superstore, Inc. Stock Incentive Plan and a certain grant to an executive officer thereunder (the "1994 Plan Proposal"). The 1994 Plan Proposal will be approved if the votes cast at the Special Meeting favoring the proposal exceed the number of votes cast opposing the proposal.


     Only holders of common stock of record at the close of business on December 17, 1996 are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.


     Under South Carolina law, shareholders who give written notice of their intent to demand payment of "fair value" (as defined in the enclosed Proxy Statement/Prospectus) of their shares of common stock of the Company in connection with the Merger Agreement and the consummation of the transactions contemplated thereby prior to the shareholder vote on the Merger Agreement and who do not vote in favor of the Merger Agreement are entitled to dissenters' rights under Chapter 13 of the South Carolina Business Corporation Act of 1988, as amended, and are entitled to demand such payment. Dissenters' rights are not available with respect to the vote upon the 1994 Plan Proposal. See the discussion under the caption "The Merger -- Dissenters' Rights" in the accompanying Proxy Statement/Prospectus.

     It is very important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, you are requested to complete, date, sign, and return the proxy card in the enclosed postage paid envelope. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. The giving of a proxy will not affect your right to vote in the event that you attend the Special Meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger and "FOR" ratification and approval of the 1994 Plan Proposal.

     Please do not send in your stock certificates at this time. In the event that the Merger is approved by the requisite vote of shareholders, you will be sent a letter of transmittal for that purpose promptly after the Merger is consummated.

                                            Sincerely,
                                   (Signature of Jack P. Tate appears here)
                                            JACK P. TATE
                                            CHAIRMAN OF THE BOARD AND
                                            CHIEF EXECUTIVE OFFICER

                             BABY SUPERSTORE, INC.
                             1201 WOODS CHAPEL ROAD
                          DUNCAN, SOUTH CAROLINA 29334


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 31, 1997

TO OUR SHAREHOLDERS:



     Notice is hereby given of, and you are cordially invited to attend, a Special Meeting of Shareholders (the "Special Meeting") of Baby Superstore, Inc. (the "Company") to be held on Friday, January 31, 1997, at 10:00 a.m. at the Carolina Ballroom of the Marriott Hotel, One Parkway East in Greenville, South Carolina for the following purposes:



     (1) To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of October 1, 1996, and as amended and restated as of December 26, 1996, among Toys "R" Us, Inc., a Delaware corporation ("Toys "R" Us"), BSST Acquisition Corp., a South Carolina corporation and newly-formed direct wholly owned subsidiary of Toys "R" Us ("Sub"), the Company and Jack P. Tate (the "Merger Agreement") (a copy of which is attached to the accompanying Proxy Statement/Prospectus as Annex A) and the transactions contemplated by the Merger Agreement, including the Merger (as hereinafter defined). As more fully described in the Proxy Statement/Prospectus, the Merger Agreement provides that:
(i) Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Toys "R" Us; (ii) each outstanding share of common stock, no par value, of the Company (the "Company Common Stock") (other than shares of Company Common Stock held by Jack P. Tate (the "Tate Shares"), shares owned by the Company, Toys "R" Us or any direct or indirect wholly owned subsidiary of Toys "R" Us, which will be cancelled, and shares for which payment of "fair value" (as defined in the accompanying Proxy Statement/Prospectus) has been validly demanded pursuant to certain procedures under South Carolina law as described in the accompanying Proxy Statement/Prospectus) will be converted, upon the effectiveness of the Merger, into the right to receive 0.8121 of a share of common stock, par value $0.10 per share, of Toys "R" Us ("Toys "R" Us Common Stock"); and (iii) each Tate Share will be converted into the right to receive
0.5150 of a share of Toys "R" Us Common Stock;


     (2) To consider and vote upon a proposal to ratify and approve an amendment to the 1994 Baby Superstore, Inc. Stock Incentive Plan (the "1994 Plan") to increase the number of shares of Company Common Stock authorized for issuance thereunder and a certain grant to an executive officer thereunder (the "1994 Plan Proposal"); and

     (3) To act upon such procedural matters, including without limitation, potential adjournments of the Special Meeting, as may properly come before the Special Meeting or any adjournments or postponements thereof.


     The Board of Directors has fixed the close of business on December 17, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of record of Company Common Stock at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.


     The accompanying Proxy Statement/Prospectus describes the Merger Agreement, the proposed Merger, and certain actions to be taken in connection with the Merger. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage paid envelope, whether or not you plan to attend the Special Meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement/Prospectus at any time before it is voted at the Special Meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, and "FOR" the 1994 Plan Proposal.

     Under South Carolina law, shareholders who give written notice of their intent to demand payment of "fair value" of their shares of Company Common Stock in connection with the Merger Agreement and the consummation of the transactions contemplated thereby prior to the shareholder vote on the Merger Agreement and who do not vote in favor of the Merger Agreement are entitled to dissenters' rights under Chapter 13 of the South Carolina Business Corporation Act of 1988, as amended, and are entitled to demand such payment. Dissenters' rights are not available with respect to the vote upon the 1994 Plan Proposal. See the discussion under the caption "The Merger -- Dissenters' Rights" in the accompanying Proxy Statement/Prospectus.

                                            BY ORDER OF THE BOARD OF DIRECTORS,
                                     (Signature of Jodi L. Taylor appears here)
                                            JODI L. TAYLOR, SECRETARY


Duncan, South Carolina
January 2, 1997


     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND "FOR" THE 1994 PLAN PROPOSAL.

     THE AFFIRMATIVE VOTE OF HOLDERS OF THE OUTSTANDING SHARES OF COMPANY COMMON STOCK REPRESENTING A MAJORITY OF THE VOTES ENTITLED TO BE CAST THEREON IS REQUIRED TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND THE AFFIRMATIVE VOTE OF HOLDERS OF OUTSTANDING SHARES OF COMPANY COMMON STOCK REPRESENTING A MAJORITY OF THE VOTES CAST THEREON IS REQUIRED TO APPROVE THE 1994 PLAN PROPOSAL. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY SHAREHOLDER PRESENT AT THE SPECIAL MEETING, INCLUDING ANY ADJOURNMENT OR POSTPONEMENT THEREOF, MAY REVOKE SUCH HOLDER'S PROXY AND VOTE PERSONALLY ON THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND ON THE 1994 PLAN PROPOSAL AT THE SPECIAL MEETING. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

     PLEASE DO NOT SEND YOUR COMPANY COMMON STOCK CERTIFICATES AT THIS TIME.

                             BABY SUPERSTORE, INC.


                                PROXY STATEMENT


                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON FRIDAY, JANUARY 31, 1997


                               TOYS "R" US, INC.

                                   PROSPECTUS


     This Proxy Statement/Prospectus is being furnished to holders of shares (the "Shareholders") of common stock, without par value ("Company Common Stock"), of Baby Superstore, Inc., a South Carolina corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at a special meeting of the holders of Company Common Stock to be held at 10:00 a.m., local time, on Friday, January 31, 1997 at the Carolina Ballroom of the Marriott Hotel, One Parkway East in Greenville, South Carolina, and at any adjournments thereof (the "Special Meeting"). This Proxy Statement/Prospectus and the accompanying Proxy Card are first being mailed to holders of record of Company Common Stock on or about January 2, 1997.



     At the Special Meeting, holders of Company Common Stock will be requested to consider and vote upon the approval and adoption of an Agreement and Plan of Merger, dated as of October 1, 1996, and as amended and restated as of December 26, 1996 (the "Merger Agreement"), among Toys "R" Us, Inc., a Delaware corporation ("Toys "R" Us"), BSST Acquisition Corp., a South Carolina corporation and newly-formed direct wholly owned subsidiary of Toys "R" Us ("Sub"), the Company and Jack P. Tate, the Chairman and Chief Executive Officer of the Company. Pursuant to the Merger Agreement, (i) Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Toys "R" Us (the "Merger"); (ii) each outstanding share of Company Common Stock (other than shares held by Mr. Tate, shares held by the Company, shares held by Toys "R" Us or any direct or indirect wholly owned subsidiary of Toys "R" Us, and shares with respect to which dissenters' rights are properly exercised) will be converted into 0.8121 of a share of common stock, par value $.10 per share, of Toys "R" Us ("Toys "R" Us Common Stock"); (iii) each share of Company Common Stock held by Mr. Tate (the "Tate Shares") will be converted into 0.5150 of a share of Toys "R" Us Common Stock; and (iv) each outstanding share of common stock of Sub will be converted into one share of common stock of the surviving corporation, all as more fully described in this Proxy Statement/Prospectus. Holders of Company Common Stock will have the right, under certain circumstances, to dissent from the Merger and have the "fair value" (as defined herein) of their shares paid to them in cash in accordance with the provisions of Chapter 13 of the South Carolina Business Corporation Act of 1988, as amended (the "SCBCA"), and by following the other procedures described in this Proxy Statement/Prospectus. In addition, at the Special Meeting, holders of Company Common Stock will be requested to consider and vote upon a proposal to ratify and approve an amendment to the 1994 Baby Superstore, Inc. Stock Incentive Plan (the "1994 Plan") to increase the number of shares of Company Common Stock authorized for issuance under the 1994 Plan and a certain grant to an executive officer thereunder (sometimes referred to herein as the "1994 Plan Proposal"). There are no dissenters' rights with respect to the 1994 Plan Proposal.



     This Proxy Statement/Prospectus also constitutes the prospectus of Toys "R" Us with respect to the shares of Toys "R" Us Common Stock that will be issued to holders of outstanding shares of Company Common Stock upon consummation of the Merger and the shares of Toys "R" Us Common Stock issuable upon conversion or exercise of Options and Warrants (as defined herein). See "The Merger
Agreement -- Conversion of Shares," " -- Treatment of Stock Options" and
" -- Treatment of Warrants."


THE SHARES OF TOYS "R" US COMMON STOCK ISSUABLE IN THE MERGER HAVE NOT BEEN
    APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR
       ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
               STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                             CONTRARY IS A CRIMINAL OFFENSE.


       The date of this Proxy Statement/Prospectus is December 30, 1996.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE OFFERING AND SOLICITATION MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN OR IN THE AFFAIRS OF TOYS "R" US OR THE COMPANY SINCE THE DATE HEREOF.

     The information set forth or incorporated by reference herein concerning Toys "R" Us and its subsidiaries has been furnished by Toys "R" Us. The information set forth or incorporated by reference herein concerning the Company and its subsidiaries has been furnished by the Company. Toys "R" Us does not have independent knowledge of the matters set forth herein concerning the Company and its subsidiaries. The Company does not have independent knowledge of the matters set forth or incorporated by reference herein concerning Toys "R" Us and its subsidiaries.

                             AVAILABLE INFORMATION


     Toys "R" Us and the Company are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning Toys "R" Us and the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Office at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained, at prescribed rates, from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a site on the Internet's World Wide Web at http://www.sec.gov. that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including Toys "R" Us and the Company. The Toys "R" Us Common Stock is listed and traded on the New York Stock Exchange, Inc. (the "NYSE") and such reports, proxy statements and other information concerning Toys "R" Us may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Company Common Stock is listed and traded on the Nasdaq National Market and such reports, proxy statements and other information concerning the Company may be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006. If the Merger is consummated, the Company may cease to be subject to the informational or any other requirements of the Exchange Act. See "The Merger -- Certain Consequences of the Merger."



     Toys "R" Us has filed with the Commission a registration statement on Form S-4 (such registration statement, together with all amendments, is referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of Toys "R" Us Common Stock issuable in connection with the Merger and the shares of Toys "R" Us Common Stock issuable upon conversion or exercise of Options and Warrants. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, which is available for inspection and copying as set forth above. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by Toys "R" Us (File No. 1-11609) with the Commission under the Exchange Act, are incorporated herein by reference:

          (i) Toys "R" Us' Annual Report on Form 10-K for the fiscal year ended February 3, 1996 (the "Toys "R" Us 10-K").

          (ii) Toys "R" Us' Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 1996.

          (iii) Toys "R" Us' Quarterly Report on Form 10-Q for the fiscal quarter ended August 3, 1996.

          (iv) Toys "R" Us' Quarterly Report on Form 10-Q for the fiscal quarter ended November 2, 1996.

          (v) Toys "R" Us' Current Reports on Form 8-K dated July 15, 1996 and October 2, 1996.

          (vi) The description of the Toys "R" Us Common Stock contained in Item 1 of its Registration Statement on Forms 8-A, filed with the Commission on June 13, 1979, including any amendment or reports filed for the purpose of updating such description.

     The following documents, which have been filed by the Company (File No. 0-24614) with the Commission under the Exchange Act, are incorporated herein by reference:

          (i) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996, as amended by the Form 10-K/A filed on September 11, 1996 (the "Company 10-K").

          (ii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 1996, as amended by the Form 10-Q/A filed on September 11, 1996.

          (iii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1996.

          (iv) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 30, 1996.

          (v) The Company's Current Report on Form 8-K dated October 2, 1996.

          (vi) The description of the Company's Common Stock contained in its Registration Statement on Form S-1 under the heading "Description of Securities," filed with the Commission on August 1, 1994, including any amendment or reports filed for the purpose of updating such description.

     All documents filed with the Commission by Toys "R" Us or the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, UPON WRITTEN OR ORAL REQUEST, IN THE CASE OF DOCUMENTS RELATING TO TOYS "R" US, TO TOYS "R" US, INC., 461 FROM ROAD, PARAMUS, NEW JERSEY 07652, ATTENTION: EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, TELEPHONE: (201) 262-7800 AND, IN THE CASE OF DOCUMENTS RELATING TO THE COMPANY, TO BABY SUPERSTORE, INC., 1201 WOODS CHAPEL ROAD, DUNCAN, SOUTH CAROLINA 29334, ATTENTION: CHIEF FINANCIAL OFFICER AND SECRETARY,
TELEPHONE: (803) 968-9292. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BEFORE JANUARY 24, 1997.


     Pursuant to the SCBCA, copies of the balance sheets of the Company as of January 25, 1995 and January 31, 1996 and income statements of the Company for the fiscal years ended January 26, 1994, January 25, 1995 and January 31, 1996, and copies of the balance sheets of Toys "R" Us as of January 28, 1995 and February 3, 1996 and income statements of Toys "R" Us for the fiscal years ended January 29, 1994, January 28, 1995 and February 3, 1996, are being mailed to Shareholders along with this Proxy Statement/Prospectus.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Proxy Statement/Prospectus, including the information incorporated by reference herein, contains certain forward-looking statements with respect to the financial condition, results of operations and businesses of the Company and Toys "R" Us. See "The Merger -- The Company's Reasons for the Merger,"
" -- Opinion of the Company's Financial Advisor" and " -- Toys "R" Us' Reasons for the Merger," and "Incorporation of Certain Documents By Reference." These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:
(i) that rates of expansion could be different than currently anticipated, (ii) that pressures on margins would be greater than anticipated, (iii) that increases in higher margin product sales would not be able to be achieved, (iv) that inventory imbalances could occur caused by unanticipated fluctuations in consumer demand, (v) that competition in the infant-through-toddler industry could intensify, (vi) that financial performance and results of operations could be affected by trends in the economy which affect consumer confidence and consumer demand for retail goods, and (vii) that the effects of the Merger could be different than anticipated.

                               TABLE OF CONTENTS


                                                                                                              PAGE
AVAILABLE INFORMATION......................................................................................      i
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................     ii
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS............................................................    iii
SUMMARY....................................................................................................      1
  The Companies............................................................................................      1
  The Special Meeting......................................................................................      1
  The Merger...............................................................................................      3
  Selected Financial Data..................................................................................      7
  Comparative Per Share Data...............................................................................      8
  Comparative Market Price Information.....................................................................      9
THE SPECIAL MEETING........................................................................................     11
  General..................................................................................................     11
  Matters to be Considered at the Special Meeting..........................................................     11
  Record Date; Quorum and Voting at the Special Meeting....................................................     11
  Vote Required; Revocability of Proxies...................................................................     12
  Solicitation of Proxies..................................................................................     13
THE MERGER.................................................................................................     13
  Background of the Merger.................................................................................     13
  The Company's Reasons for the Merger.....................................................................     15
  Recommendation of the Company's Board of Directors.......................................................     16
  Opinion of the Company's Financial Advisor...............................................................     16
  Toys "R" Us' Reasons for the Merger......................................................................     20
  Interests of Certain Persons in the Merger; Potential Conflicts of Interest..............................     20
  Accounting Treatment.....................................................................................     23
  Certain Federal Income Tax Consequences..................................................................     23
  Regulatory Approvals.....................................................................................     24
  Certain Consequences of the Merger.......................................................................     24
  Effect of Merger on Convertible Notes....................................................................     25
  Management of the Company After the Merger...............................................................     25
  Federal Securities Law Consequences......................................................................     26
  Stock Exchange Listing...................................................................................     26
  Dissenters' Rights.......................................................................................     26
THE MERGER AGREEMENT.......................................................................................     29
  The Merger...............................................................................................     30
  Conversion of Shares.....................................................................................     30
  Exchange Procedures......................................................................................     30
  Treatment of Stock Options...............................................................................     31
  Treatment of Warrants....................................................................................     31
  Representations and Warranties...........................................................................     32
  Certain Covenants........................................................................................     32
  Conditions to the Merger.................................................................................     36
  Termination..............................................................................................     37
  Fees and Expenses........................................................................................     38
  Amendment; Waiver........................................................................................     38
CERTAIN RELATED AGREEMENTS.................................................................................     39
  Shareholders Agreement...................................................................................     39
  Registration Rights Agreement............................................................................     39
THE COMPANIES..............................................................................................     40
  Toys "R" Us..............................................................................................     40
  The Company..............................................................................................     40
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                                       iv


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                                                                                                              PAGE
COMPARISON OF SHAREHOLDER RIGHTS...........................................................................     40
  Directors................................................................................................     40
  Action by Shareholders or Stockholders Without Meeting...................................................     41
  Dividends................................................................................................     41
  Certain Voting Rights....................................................................................     41
  Dissenters' or Appraisal Rights..........................................................................     42
  Change in Control and Business Combinations..............................................................     42
  Liability of Directors...................................................................................     42
  Related Party Transactions...............................................................................     42
  Indemnification of Directors and Officers................................................................     44
PROPOSED RATIFICATION AND APPROVAL OF AMENDMENT TO THE 1994 PLAN AND GRANT OF OPTIONS TO EXECUTIVE
  OFFICER..................................................................................................     46
  Proposed Amendment.......................................................................................     46
  The 1994 Plan............................................................................................     46
  Federal Income Tax Considerations........................................................................     50
  Terms of the August 28, 1996 Grants......................................................................     50
  Estimate of Benefits.....................................................................................     51
MANAGEMENT COMPENSATION....................................................................................     52
  Executive Compensation...................................................................................     52
  Option Grants............................................................................................     52
  Option Exercises and Fiscal Year-End Option Values.......................................................     53
  Director Compensation....................................................................................     53
  Change-in-Control Arrangements...........................................................................     53
  Compensation Committee Interlocks and Insider Participations.............................................     53
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............................................     54
SHAREHOLDER PROPOSALS......................................................................................     55
OTHER MATTERS..............................................................................................     55
LEGAL MATTERS..............................................................................................     55
EXPERTS....................................................................................................     55
Annex A  Agreement and Plan of Merger......................................................................    A-1
Annex B  Opinion of CS First Boston Corporation............................................................    B-1
Annex C  Chapter 13 of the South Carolina Business Corporation Act.........................................    C-1
Annex D  Amended and Restated 1994 Stock Incentive Plan....................................................    D-1

                                    SUMMARY

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE, OR INCORPORATED BY REFERENCE, IN THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO. SHAREHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS, THE ANNEXES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE CAREFULLY AND IN THEIR ENTIRETY. UNLESS OTHERWISE DEFINED HEREIN, ALL CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS.

                                 THE COMPANIES


TOYS "R" US.........................  Toys "R" Us is engaged in the operation of 1,296 children's specialty retail stores consisting of 680 United States and 396 international toy stores, including franchise stores, under the name "Toys "R" Us," 212 children's clothing stores under the name "Kids "R" Us," six infant- toddler stores under the name "Babies "R" Us" and two superstores combining all of the " "R" Us" formats mentioned above under the name "Toys "R" Us
                                      KidsWorld." See "The Companies -- Toys "R" Us." Toys "R" Us' executive offices are located at 461 From Road, Paramus, New Jersey 07652, and its telephone number is (201) 262-7800. See "The Companies -- Toys "R" Us."

THE COMPANY.........................  The Company is a leading large format retailer of baby and young children's products in the United States. The Company was incorporated in 1970 and opened its first superstore in March 1971 in Greenville, South Carolina and currently operates 78 stores in 23 states, primarily in the southeast and midwest. Substantially all of the products sold by the Company are directed toward newborns and children up to three years old. The Company's principal offices are located at 1201 Woods Chapel Road, Duncan, South Carolina
                                      29334, and its telephone number is (864) 968-9292. See "The
                                      Companies -- The Company."


                              THE SPECIAL MEETING


TIME, DATE AND PLACE................  The Special Meeting will be held at 10:00 a.m., local time, on Friday,
                                      January 31, 1997, at the Carolina Ballroom of the Marriott Hotel, One
                                      Parkway East in Greenville, South Carolina.

MATTERS TO BE CONSIDERED AT THE
 SPECIAL MEETING....................  At the Special Meeting, Shareholders will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) the 1994 Plan Proposal and
                                      (iii) such procedural matters, including, without limitation, potential adjournments of the Special Meeting, as may properly be brought before the
                                      Special Meeting. See "The Special Meeting -- Matters to be Considered at
                                      the Special Meeting."

RECORD DATE, QUORUM AND VOTING AT
 THE SPECIAL MEETING................  The Board has fixed the close of business on December 17, 1996 as the record date (the "Record Date") for the Special Meeting. At the close of business on the Record Date, there were 19,246,608 shares of Company Common
                                      Stock outstanding and entitled to vote at the Special Meeting, held by approximately 425 holders of record. Each holder of Company Common Stock on the Record Date will be entitled to one vote for each share of Company
                                      Common Stock held of record upon each matter properly submitted at the
                                      Special Meeting. The presence, either in person or by proxy, of a majority of the outstanding shares of Company Common Stock entitled to be voted at the Special Meeting is necessary to constitute a quorum thereat.
                                      Abstentions (including broker non-votes) are included in the calculation of the number of votes represented at the meeting for purposes of determining whether a quorum has been achieved. See "The

                                      Special Meeting -- Record Date; Quorum and Voting at the Special Meeting."

VOTE REQUIRED; REVOCABILITY OF
 PROXIES............................  The affirmative vote of the holders of outstanding shares of Company Common
                                      Stock representing a majority of the votes entitled to be cast thereon is required to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. The 1994 Plan Proposal will be approved if the votes cast at the Special Meeting in person or by proxy in favor of the proposal exceed the votes cast opposing the proposal.

                                      The required vote of the Shareholders on the Merger Agreement and the transactions contemplated thereby, including the Merger, is based upon the total number of outstanding shares of Company Common Stock as of the Record
                                      Date. Therefore, the failure to submit a proxy card (or to vote in person at the Special Meeting) or the abstention from voting by a Shareholder
                                      (including broker non-votes) will have the same effect as an "AGAINST" vote with respect to approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. Proxies may be revoked prior to the proxy being voted by following the procedures described in this Proxy Statement/Prospectus. See "The Special
                                      Meeting -- Vote Required; Revocability of Proxies."

                                      The Company's Chairman of the Board and Chief Executive Officer, Mr. Tate,
                                      and the Company's President and Chief Operating Officer, Linda M.
                                      Robertson, together own over 50% of the Company Common Stock eligible to be voted at the Special Meeting. Pursuant to a Shareholders Agreement, dated
                                      October 1, 1996, by and among Toys "R" Us, Mr. Tate and Ms. Robertson (the
                                      "Shareholders Agreement"), Mr. Tate has agreed to vote, and has granted
                                      Toys "R" Us an irrevocable proxy to vote, the shares of Company Common
                                      Stock votable by him in favor of the approval and adoption of the Merger
                                      Agreement and the transactions contemplated thereby. As of December 17,
                                      1996, Mr. Tate owned of record 8,797,500 shares of Company Common Stock, or approximately 45.71% of the outstanding shares of Company Common Stock on that date. Mr. Tate has also indicated that he intends to vote in favor of the 1994 Plan Proposal. Ms. Robertson has also indicated to the Company that she intends to vote the shares held by her in favor of the approval and adoption of the Merger Agreement and in favor of the 1994 Plan
                                      Proposal. As of December 17, 1996, Ms. Robertson owned of record 832,500 shares, or approximately 4.33%, of the outstanding shares of Company Common
                                      Stock. To the knowledge of the Company, the other directors and executive officers of the Company, who, as of December 17, 1996, held of record a total of approximately 1.0% of the outstanding shares of Company Common
                                      Stock also intend to vote in favor of approval and adoption of the Merger
                                      Agreement and in favor of the 1994 Plan Proposal.

                                      SHAREHOLDERS SHOULD NOT FORWARD ANY CERTIFICATES REPRESENTING COMPANY
                                      COMMON STOCK WITH THEIR PROXY CARDS. IN THE EVENT THE MERGER IS
                                      CONSUMMATED, CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH
                                      INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL, WHICH WILL BE SENT TO
                                      SHAREHOLDERS BY THE EXCHANGE AGENT (AS DEFINED HEREIN) PROMPTLY AFTER THE
                                      EFFECTIVE TIME (AS DEFINED HEREIN). SEE "THE MERGER AGREEMENT -- EXCHANGE
                                      PROCEDURES."

                                   THE MERGER


EFFECTS OF THE MERGER; MERGER
 CONSIDERATION......................  Upon consummation of the Merger, (i) Sub will be merged with and into the
                                      Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Toys "R" Us, (ii) each outstanding share of Company Common Stock (other than the Tate Shares, shares held by the Company, shares held by Toys "R" Us or any direct or indirect wholly owned subsidiary of Toys "R" Us, and shares with respect to which dissenters' rights are properly exercised) will be converted into the right to receive 0.8121 of a share of Toys "R" Us Common Stock, (iii) each Tate
                                      Share will be converted into the right to receive 0.5150 of a share of Toys
                                      "R" Us Common Stock and (iv) each outstanding share of common stock of Sub will be converted into one share of common stock of the surviving corporation. No fractional shares of Toys "R" Us Common Stock will be issued with respect to the Merger and in lieu of fractional shares
                                      Shareholders will be entitled to receive cash pursuant to the procedures described under "The Merger Agreement -- Exchange Procedures."

TREATMENT OF STOCK OPTIONS..........  Upon consummation of the Merger, each outstanding option to purchase shares of Company Common Stock (an "Option"), other than Options held by Mr. Tate and Ms. Robertson, will be assumed by Toys "R" Us and will constitute an option to acquire on substantially the same terms and subject to substantially the same conditions as were previously applicable to such
                                      Option, the number of shares of Toys "R" Us Common Stock, rounded to the nearest whole share, determined by multiplying the number of shares of
                                      Company Common Stock subject to such Option by 0.8121, at an exercise price equal to the exercise price of such Option divided by 0.8121. Upon consummation of the Merger, each outstanding vested Option held by Mr. Tate and Ms. Robertson will be settled by the Company for cash. See "The
                                      Merger -- Interests of Certain Persons in the Merger; Potential Conflicts
                                      of Interest" and "The Merger Agreement -- Treatment of Stock Options."

TREATMENT OF WARRANTS...............  Upon consummation of the Merger, all outstanding warrants to purchase
                                      Company Common Stock ("Warrants") will be assumed by Toys "R" Us and each such Warrant will be deemed to constitute a warrant to acquire the same number of shares of Toys "R" Us Common Stock as the holder of such Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Warrant in full immediately prior to the consummation of the
                                      Merger at a price per share equal to the aggregate exercise price for the shares of Company Common Stock subject to such Warrant divided by the number of shares of Toys "R" Us Common Stock deemed purchasable pursuant to such Warrant. See "The Merger -- Interests of Certain Persons in the
                                      Merger; Potential Conflict of Interest" and "The Merger
                                      Agreement -- Treatment of Warrants."

TREATMENT OF CONVERTIBLE
 NOTES..............................  Upon consummation of the Merger, all of the outstanding 4 7/8% Convertible
                                      Subordinated Notes due October 1, 2000 of the Company (the "Convertible
                                      Notes") will become convertible into shares of Toys "R" Us Common Stock at the rate of 0.8121 of a share of Toys "R" Us Common Stock for each share of
                                      Company Common Stock into which the Convertible Notes were convertible immediately prior to the consummation of the Merger. Consummation of the
                                      Merger will result in a "Change of Control" under the terms of the
                                      Convertible Notes and, as a result, following the consummation of the
                                      Merger, pursuant to the terms of the Convertible Notes, each holder of
                                      Convertible Notes will have the right to require the Company to repurchase such holder's Convertible

                                      Notes at 100% of the principal amount thereof. See "The Merger -- Effect of
                                      Merger on Convertible Notes."

OPINION OF THE COMPANY'S FINANCIAL
 ADVISOR............................  CS First Boston Corporation ("CS First Boston"), financial advisor to the
                                      Company in connection with the Merger, has delivered its opinion (the "CS
                                      First Boston Opinion") to the Board that, as of October 1, 1996, the exchange ratio of 0.8121 of a share of Toys "R" Us Common Stock for each share of Company Common Stock to be offered to the Shareholders, other than
                                      Mr. Tate, in the Merger is fair to such Shareholders from a financial point of view. The full text of the CS First Boston Opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the CS First Boston Opinion, is attached hereto as Annex B and is incorporated herein by reference. Shareholders are urged to, and should, read such opinion in its entirety. See "The
                                      Merger -- Opinion of the Company's Financial Advisor."

RECOMMENDATION OF THE COMPANY'S
 BOARD OF DIRECTORS.................  The Board has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its Shareholders and has approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger. The Board has also determined that the 1994 Plan Proposal is fair to and in the best interests of the Company and its Shareholders and has approved the 1994 Plan Proposal. ACCORDINGLY, THE BOARD RECOMMENDS THAT
                                      SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND
                                      THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER AND "FOR" THE
                                      1994 PLAN PROPOSAL.

                                      In reaching its determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its Shareholders, the Board considered a number of factors, as more fully described under "The
                                      Merger -- Background of the Merger" and " -- The Company's Reasons for the
                                      Merger."

SECURITY OWNERSHIP BY CERTAIN
 BENEFICIAL OWNERS AND MANAGEMENT...  As of December 24, 1996, the directors and executive officers of the
                                      Company beneficially owned, in the aggregate, 10,251,881 shares of Company
                                      Common Stock (including certain shares which could be acquired upon the exercise of Options and Warrants), and 9,816,381 shares of record representing approximately 51.0% of the outstanding shares of Company
                                      Common Stock, of which 8,797,500 shares, or approximately 45.70% of the outstanding shares, are held of record by Mr. Tate. Pursuant to the
                                      Shareholders Agreement, Mr. Tate has agreed to vote, and has granted Toys
                                      "R" Us an irrevocable proxy to vote, the shares held by him in favor of the approval and adoption of the Merger Agreement. As of December 24, 1996, Ms.
                                      Robertson held 832,500 shares of Company Common Stock of record, representing approximately 4.32% of the outstanding shares of Company
                                      Common Stock, and has indicated her current intention to vote such shares in favor of approval and adoption of the Merger Agreement. To the knowledge of the Company, the other directors and executive officers of the Company, who, as of December 24, 1996, held of record 186,381 shares representing approximately 1.0% of the outstanding shares of Company Common Stock, intend to vote their outstanding shares of Company Common Stock in favor of approval and adoption of the Merger Agreement. See "Security Ownership of
                                      Certain Beneficial Owners and Management."

INTERESTS OF CERTAIN PERSONS IN THE
 MERGER; POTENTIAL CONFLICTS OF
 INTEREST...........................  Certain members of the Company's management and of the Board may receive economic benefits as a result of the Merger, including in connection with employment agreements that provide for certain benefits, including the acceleration of options, upon termination of employment under certain circumstances following a change of control, registration rights, indemnification rights and investment banking fees. In addition, directors and executive officers hold Company Common Stock and/or Options and certain directors hold Warrants. Pursuant to the Merger Agreement, vested Options held by Mr. Tate and Ms. Robertson will be settled by the Company for cash.
                                      For additional information concerning such benefits, Options, Warrants and other interests of certain persons in the Merger, see "The
                                      Merger -- Interests of Certain Persons in the Merger; Potential Conflicts
                                      of Interest." Such interests may mean that such persons have personal interests in the Merger which may not be identical to the interests of other Shareholders.

CONDITIONS TO THE MERGER............  The obligations of Toys "R" Us and the Company to consummate the Merger are subject to various conditions, including, among others, the approval of the
                                      Merger Agreement by the Shareholders of the Company, the receipt of certain required regulatory approvals and the receipt of opinions from tax counsel for Toys "R" Us and the Company. The Merger Agreement also provides that the conditions to each of the parties' obligations to consummate the Merger may be waived by such party to the extent permitted by applicable law. See
                                      "The Merger Agreement -- Conditions to the Merger."

TERMINATION; CERTAIN FEES...........  The Merger Agreement will be subject to termination by either Toys "R" Us or the Company if the Merger is not consummated by May 31, 1997 and prior to such time by the mutual consent of Toys "R" Us and the Company. The
                                      Merger Agreement will also be subject to termination by either Toys "R" Us or the Company under certain other circumstances described herein. If the
                                      Merger Agreement is terminated by Toys "R" Us or the Company under certain circumstances described herein, the Company will be obligated to pay to
                                      Toys "R" Us $12 million. In addition, if the Merger Agreement is terminated by the Company under certain circumstances described herein, Toys "R" Us will be obligated to pay to the Company $20 million. See "The Merger
                                      Agreement -- Termination" and " -- Fees and Expenses."

DISSENTERS' RIGHTS..................  Holders of Company Common Stock who do not vote in favor of the approval of the Merger Agreement and who otherwise comply with the applicable statutory procedures summarized herein will be entitled to assert dissenters' rights under Chapter 13 of the SCBCA. Dissenters' rights are not available with respect to the vote upon the 1994 Plan Proposal. See "The
                                      Merger -- Dissenters' Rights."

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES.......................  The Merger is intended to qualify as a reorganization within the meaning of
                                      Section 368(a) of the Internal Revenue Code of 1986, as amended (the
                                      "Code"). It is a condition to Toys "R" Us' obligation to consummate the
                                      Merger that Toys "R" Us shall have received from Weil, Gotshal and Manges
                                      LLP, counsel to Toys "R" Us, an opinion addressed to Toys "R" Us substantially to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section
                                      368(a) of the Code; (ii) each of Toys "R" Us, Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the
                                      Code; and (iii) no gain or loss will be recognized by Toys "R" Us, Sub or the Company as a result of the Merger, and such opinion shall not have been withdrawn or modified in any material respect. Toys "R" Us will not proceed with the Merger if this condition is not satisfied. It is a condition to the Company's obligation to consummate the Merger that the
                                      Company shall have received from Wachtell, Lipton, Rosen & Katz, counsel to the Company, an opinion addressed to the Company substantially to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii)
                                      each of Toys "R" Us, Sub and the Company will be a party to the reorgan-
                                      ization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by a Shareholder of the Company as a result of the Merger except (a) with respect to cash received by such Shareholder in lieu of fractional shares or pursuant to the exercise of dissenters' rights and (b) to the extent a Shareholder receives consideration different in amount from other Shareholders, and such opinion shall not have been withdrawn or modified in any material respect. The Company will not proceed with the Merger if this condition is not satisfied.

ACCOUNTING TREATMENT................  The Merger will be accounted for as a "purchase" in accordance with generally accepted accounting principles. See "The Merger -- Accounting
                                      Treatment."

COMPARISON OF SHAREHOLDER RIGHTS....  As a result of the Merger, holders of Company Common Stock will become shareholders of Toys "R" Us. For a description of the material differences between the rights of holders of Company Common Stock and Toys "R" Us
                                      Common Stock, see "Comparison of Shareholder Rights."

                            SELECTED FINANCIAL DATA

TOYS "R" US

     The following table presents selected historical financial data for Toys "R" Us for the periods indicated. The financial data for each of the five fiscal years in the period ended February 3, 1996 have been derived from the audited consolidated financial statements of Toys "R" Us for such periods. The financial data for the 39 weeks ended November 2, 1996 and October 28, 1995 are unaudited, but in the opinion of Toys "R" Us reflect all adjustments (consisting primarily of normal recurring accruals) necessary for a fair presentation of such data. The data for the 39 weeks ended November 2, 1996 and October 28, 1995 are not indicative of results of operations for the entire fiscal year. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information of Toys "R" Us incorporated by reference in this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference."

                                                                   FISCAL YEAR ENDED                          39 WEEKS ENDED
                                                FEB. 3,     JAN. 28,    JAN. 29,    JAN. 30,    FEB. 1,    NOV. 2,     OCT. 28,
                                                1996 (1)      1995        1994        1993       1992      1996 (2)      1995
                                                                     (IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
Net sales....................................    $9,427      $ 8,746     $ 7,946     $ 7,169    $ 6,124     $5,265      $ 4,822
Net earnings.................................       148          532         483         438        340         45           55
Earnings per share...........................       .53         1.85        1.63        1.47       1.15        .16          .20
BALANCE SHEET DATA
Total assets.................................     6,738        6,571       6,150       5,323      4,583      8,922        8,437
Long-term debt...............................       827          785         724         671        391      1,028          782
Shareholders' equity.........................     3,432        3,429       3,148       2,889      2,426      3,497        3,361

(1) Results include restructuring and other charges of $269.1 million, net of taxes. This is equivalent to $.98 per share.

(2) Results include a non-recurring arbitration award charge of $34.6 million, net of taxes. This is equivalent to $.13 per share.

THE COMPANY

     The following table presents selected historical financial data for the Company for the periods indicated. The financial data for each of the five fiscal years in the period ended January 31, 1996 have been derived from the audited consolidated financial statements of the Company for such periods. The financial data for the 39 weeks ended October 30, 1996 and October 25, 1995 are unaudited, but in the opinion of the Company reflect all adjustments (consisting only of normal recurring adjustments, except as noted in (1) below) necessary for a fair presentation of such data. The data for the 39 weeks ended October 30, 1996 and October 25, 1995 are not indicative of results of operations for the entire fiscal year. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information of the Company incorporated by reference in this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference."


                                                                    FISCAL YEAR ENDED                           39 WEEKS ENDED
                                                 JAN. 31,    JAN. 25,    JAN. 26,    JAN. 27,    JAN. 29,    OCT. 30,    OCT. 25,
                                                   1996        1995        1994        1993        1992      1996 (1)      1995
                                                                       (IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
Net sales.....................................    $  291      $  175      $  104      $   63      $   47      $  321      $  203
Net earnings (loss)...........................        12           7           4           1           1          (9)          9
Earnings (loss) per share.....................       .60         .44         .25         .10         .05        (.49)        .44
BALANCE SHEET DATA
Total assets..................................       272          92          39          22          18         269         259
Long-term debt................................       115           0          12           5           6         115         115
Shareholders' equity..........................        99          58          10           6           5          90          96



(1) Results include a second quarter inventory charge of $7.4 million, net of taxes, and a third quarter non-tax deductible merger-related charge. These charges totaled $8.8 million, net of taxes, and are equivalent to $.46 per share.

                           COMPARATIVE PER SHARE DATA

     Set forth below are historical earnings per share and book value per share data for Toys "R" Us and the Company, pro forma earnings per share and book value per share data for Toys "R" Us, and equivalent pro forma earnings per share and book value per share data for the Company. The data set forth below should be read in conjunction with the consolidated financial statements, including the notes thereto, of Toys "R" Us and the Company, which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference." The Company and Toys "R" Us have never paid cash dividends and have no plans to pay cash dividends in the foreseeable future.

HISTORICAL DATA

                                                   TOYS "R" US                                    THE COMPANY
                                      39 WEEKS ENDED        FISCAL YEAR ENDED         39 WEEKS ENDED       FISCAL YEAR ENDED
                                   NOVEMBER 2, 1996 (1)    FEBRUARY 3, 1996 (2)    OCTOBER 30, 1996 (3)    JANUARY 31, 1996
Net earnings (loss).............          $  .16                  $  .53                  $ (.49)                $ .60
Book value......................          $12.74                  $12.57                  $ 4.66                 $5.14

PRO FORMA DATA

                                      39 WEEKS ENDED        FISCAL YEAR ENDED
                                   NOVEMBER 2, 1996 (4)    FEBRUARY 3, 1996 (5)
Net earnings....................          $  .10                  $  .52
Book value......................          $13.41                  $13.31

EQUIVALENT PRO FORMA DATA

                                           SHARES OF COMPANY COMMON STOCK OTHER
                                                   THAN TATE SHARES (6)                        TATE SHARES (6)
                                            39 WEEKS ENDED     FISCAL YEAR ENDED     39 WEEKS ENDED     FISCAL YEAR ENDED
                                           NOVEMBER 2, 1996    FEBRUARY 3, 1996     NOVEMBER 2, 1996    FEBRUARY 3, 1996
Net earnings............................        $  .08              $   .42              $  .05               $ .27
Book value..............................        $10.89              $ 10.81              $ 6.91               $6.86

(1) Results include a non-recurring arbitration award charge of $34.6 million, net of taxes. This is equivalent to $.13 per share.

(2) Results include restructuring and other charges of $269.1 million, net of taxes. This is equivalent to $.98 per share.

(3) Results include a second quarter inventory charge of $7.4 million, net of taxes, and a third quarter non-tax deductible merger-related charge. These charges total $8.8 million, net of taxes, and are equivalent to $.46 per share.

(4) Results include charges described in (1) and (3) above. This is equivalent to $.14 per share.

(5) Results include restructuring and other charges of $269.1 million, net of taxes. This is equivalent to $.93 per share.

(6) Each share of Company Common Stock other than Tate Shares will be converted into 0.8121 shares of Toys "R" Us Common Stock pursuant to the Merger. Each Tate Share will be converted into 0.5150 shares of Toys "R" Us Common Stock pursuant to the Merger. See "The Merger Agreement -- Conversion of Shares." The Equivalent Pro Forma Data is calculated by prorating the applicable Pro Forma Data amounts by the applicable conversion percentages mentioned above.

                      COMPARATIVE MARKET PRICE INFORMATION

     Toys "R" Us Common Stock is listed and traded on the NYSE under the symbol "TOY" and Company Common Stock is listed and traded on the Nasdaq National Market under the symbol "BSST." The following tables set forth the high and low sales prices per share of Toys "R" Us Common Stock, as reported on the NYSE Composite Tape, and Company Common Stock, as reported by the Nasdaq National Market, for the periods indicated. Prior to September 27, 1994, Company Common Stock was not publicly traded.


TOYS "R" US                                                                                          HIGH              LOW
FISCAL YEAR ENDED JANUARY 28, 1995
  First Quarter...............................................................................   $ 37 3/8         $ 32 3/8
  Second Quarter..............................................................................     36 3/4           32 1/4
  Third Quarter...............................................................................     38 3/4           33
  Fourth Quarter..............................................................................     39               28 1/4
FISCAL YEAR ENDED FEBRUARY 3, 1996
  First Quarter...............................................................................   $ 30 7/8         $ 23 3/4
  Second Quarter..............................................................................     29 1/2           24 1/4
  Third Quarter...............................................................................     28 3/4           21 5/8
  Fourth Quarter..............................................................................     24 3/8           20 1/2
FISCAL YEAR ENDED FEBRUARY 1, 1997
  First Quarter...............................................................................   $ 29 7/8         $ 21 7/8
  Second Quarter..............................................................................     30 7/8           25 1/4
  Third Quarter...............................................................................     34 1/16          25 7/8
  Fourth Quarter (to December 24, 1996).......................................................     37 5/8           31 1/8


THE COMPANY


FISCAL YEAR ENDED JANUARY 25, 1995
  Third Quarter (from September 27, 1994).....................................................   $ 29 43/64       $ 20 53/64
  Fourth Quarter..............................................................................     34 43/64         25 53/64
FISCAL YEAR ENDED JANUARY 31, 1996
  First Quarter...............................................................................   $ 44             $ 31 53/64
  Second Quarter..............................................................................     52 1/4           31
  Third Quarter...............................................................................     53 3/4           38 3/4
  Fourth Quarter..............................................................................     58 1/2           40
FISCAL YEAR ENDED JANUARY 29, 1997
  First Quarter...............................................................................   $ 50             $ 28 1/4
  Second Quarter..............................................................................     43 1/2           12 1/4
  Third Quarter...............................................................................     27 1/8           12 1/2
  Fourth Quarter (to December 24, 1996).......................................................     30 1/8           24 7/8



     On October 1, 1996, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing sales price of the Toys "R" Us Common Stock, as reported on the NYSE Composite Tape, was $28 7/8 per share and the closing sales price of the Company Common Stock, as reported by the Nasdaq National Market, was $19 7/8. On December 24, 1996, the closing sales price of the Toys "R" Us Common Stock, as reported on the NYSE Composite Tape, was $31 3/8 per share and the closing sales price of the Company Common Stock, as reported by the Nasdaq National Market, was $25.

     On October 1, 1996, the last trading day prior to the public announcement of the execution of the Merger Agreement, the equivalent per share price of shares of Company Common Stock other than the Tate Shares would have been $23.45 and the equivalent per share price of the Tate Shares would have been $14.87. On December 24, 1996, the equivalent per share price of shares of Company Common Stock other than the Tate Shares would have been $25.48 and the equivalent per share price of the Tate Shares would have been $16.16. The "equivalent per share price" of shares of Company Common Stock other than the Tate Shares represents the closing sales price of the Toys "R" Us Common Stock at such specified date, as reported on the NYSE Composite Tape, multiplied by 0.8121 (the number of shares of Toys "R" Us Common Stock to be received in the Merger for each such share of Company Common Stock), and the "equivalent per share price" of the Tate Shares represents the closing sales price of the Toys "R" Us Common Stock at such specified date, as reported on the NYSE Composite Tape, multiplied by
0.5150 (the number of shares of Toys "R" Us Common Stock to be received by Mr. Tate in the Merger for each Tate Share).


     SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE TOYS "R" US COMMON STOCK AND THE COMPANY COMMON STOCK PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE MERGER.


     As of December 24, 1996, there were 19,249,308 shares of Company Common Stock and 274,820,183 shares of Toys "R" Us Common Stock outstanding and 426 record holders of Company Common Stock and 31,808 record holders of Toys "R" Us Common Stock.

                              THE SPECIAL MEETING

GENERAL


     This Proxy Statement/Prospectus is being furnished to the holders of Company Common Stock as part of the solicitation of proxies by the Board for use at the Special Meeting to be held at 10:00 a.m. on Friday, January 31, 1997 at the Carolina Ballroom of the Marriott Hotel, One Parkway East in Greenville, South Carolina and at any adjournments or postponements thereof. This Proxy Statement/ Prospectus and the accompanying Proxy Card are first being mailed to holders of record of Company Common Stock on or about January 2, 1997.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, Shareholders will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) a proposal to ratify and approve an amendment to the 1994 Plan to increase the number of shares of Company Common Stock authorized for issuance thereunder and a certain grant to an executive officer thereunder, and (iii) such procedural matters, including, without limitation, potential adjournments of the Special Meeting, as may properly be brought before the Special Meeting.


     Upon consummation of the Merger, Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Toys "R" Us and each outstanding share of Company Common Stock (other than the Tate Shares, shares held by the Company, shares held by Toys "R" Us or direct or indirect wholly owned subsidiaries of Toys "R" Us and other than shares with respect to which dissenters' rights are properly exercised) will be converted into the right to receive 0.8121 of a share of Toys "R" Us Common Stock, and each Tate Share will be converted into the right to receive 0.5150 of a share of Toys "R" Us Common Stock. In addition, as a result of the Merger, each outstanding Option (other than Options held by Mr. Tate and Ms. Robertson) will be assumed by Toys "R" Us and shall constitute an option to acquire the number of shares of Toys "R" Us Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Option immediately prior to the Effective Time by 0.8121, at an exercise price equal to the exercise price of such Option divided by 0.8121.



     Based on the last reported sales price of the Toys "R" Us Common Stock by the NYSE on December 24, 1996, the ratio of 0.8121 would result in a per share purchase price of $25.48 to Shareholders other than Mr. Tate, and the ratio of
0.5150 would result in a per share purchase price of $16.16 for each Tate Share, and aggregate consideration of approximately $266,308,279 million and $142,151,105 million, respectively (not including shares subject to Options).


     The Board has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its Shareholders and has approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger. The Board has also determined that the 1994 Plan Proposal is advisable and in the best interests of the Company and its Shareholders. ACCORDINGLY, THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND "FOR" THE 1994 PLAN PROPOSAL. See "The Merger -- Background of the Merger" and " -- The Company's Reasons for the Merger," and "The Merger Agreement."

     SHAREHOLDERS ARE REQUESTED PROMPTLY TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD TO THE COMPANY IN THE ENCLOSED POSTAGE PAID ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT.

RECORD DATE; QUORUM AND VOTING AT THE SPECIAL MEETING


     The Board has fixed the close of business on December 17, 1996 as the Record Date for the determination of the holders of Company Common Stock entitled to notice of and to vote at the Special Meeting. Only Shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the

Special Meeting. At the close of business on the Record Date, there were 19,246,608 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting, held by approximately 425 Shareholders of record.


     Each holder of Company Common Stock on the Record Date will be entitled to one vote for each share of Company Common Stock held of record upon each matter properly submitted at the Special Meeting. The presence, either in person or by proxy, of a majority of the outstanding shares of Company Common Stock entitled to be voted at the Special Meeting is necessary to constitute a quorum thereat. Abstentions (including broker non-votes) are included in the calculation of the number of votes represented at the meeting for purposes of determining whether a quorum has been achieved.

     If the enclosed Proxy Card is properly executed and received by the Company in time to be voted at the Special Meeting, the shares of Company Common Stock represented thereby will be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, and "FOR" the 1994 Plan Proposal.

     The Board is not aware of any matters other than those set forth in the Notice of Special Meeting of Shareholders that may be brought before the Special Meeting, and under the SCBCA, only business within the purposes described in the Notice of Special Meeting transmitted with this Proxy Statement/Prospectus may be transacted at the Special Meeting. If any other matters properly come before the Special Meeting or any adjournment thereof, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in accordance with their judgment. See " -- Vote Required; Revocability of Proxies" and "Other Matters."

     SHAREHOLDERS SHOULD NOT FORWARD ANY CERTIFICATES REPRESENTING COMPANY COMMON STOCK WITH THEIR PROXY CARDS. IN THE EVENT THE MERGER IS CONSUMMATED, CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL, WHICH WILL BE SENT TO SHAREHOLDERS BY THE EXCHANGE AGENT PROMPTLY AFTER THE EFFECTIVE TIME.

VOTE REQUIRED; REVOCABILITY OF PROXIES

     Pursuant to the SCBCA and the Company's Amended and Restated Articles of Incorporation (the "Company Articles"), the affirmative vote of the holders of outstanding shares of Company Common Stock representing a majority of the votes entitled to be cast thereon is required to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

     The required vote of the Shareholders on the Merger Agreement and the transactions contemplated thereby, including the Merger, is based upon the total number of outstanding shares of Company Common Stock as of the Record Date. Therefore, the failure to submit a proxy card (or to vote in person at the Special Meeting) or the abstention from voting by a Shareholder (including broker non-votes) will have the same effect as an "AGAINST" vote with respect to approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

     The 1994 Plan Proposal will be approved if the votes cast in favor of the proposal exceed the votes opposing the proposal.


     Pursuant to the Shareholders Agreement, Mr. Tate, the Company's Chief Executive Officer, has agreed to vote, and has granted to Toys "R" Us an irrevocable proxy to vote, the shares of Company Common Stock votable by him in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby. Mr. Tate has also indicated to the Company that he intends to vote in favor of the 1994 Plan Proposal. As of December 17, 1996, Mr. Tate owned of record 8,797,500, or approximately 45.71%, of the outstanding shares of Company Common Stock. Ms. Robertson, the Company's President, has also indicated to the Company that she intends to vote the shares held by her in favor of the approval and adoption of the Merger Agreement and in favor of the 1994 Plan Proposal. As of December 17, 1996, Ms. Robertson held of record 832,500, or approximately 4.33%, of the outstanding shares of Company Common Stock. Since the total shares held by Mr. Tate and Ms. Robertson as of December 17, 1996 exceed 50% of the outstanding shares, their affirmative vote is sufficient to approve and adopt the Merger Agreement and the 1994 Plan Proposal. The other directors and executive officers of the Company, who, as of December 17, 1996, held of record a total of approximately 1.0% of the outstanding shares of Company Common Stock, have also indicated their intention to vote in favor of approval and adoption of the Merger Agreement and in favor of ratification and approval of the 1994 Plan Proposal. As of the Record Date, none of Toys "R" Us, its directors or executive officers or their affiliates beneficially own any of the outstanding shares of Company Common Stock.


     Any Shareholder who executes the proxy referred to in this Proxy Statement/Prospectus may revoke it at any time before it is exercised. The proxy may be revoked by either written notice to the Secretary of the Company of such revocation, or by executing and delivering to the Secretary of the Company a proxy bearing a later date. The voting of such proxy will be suspended if the Shareholder executing the proxy attends the Special Meeting and elects to vote in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written instrument revoking a proxy should be sent to: Baby Superstore, Inc., 1201 Woods Chapel Road, Duncan, South Carolina 29344, Attention: Secretary of the Corporation.

     If a quorum is not obtained, or if fewer shares of Company Common Stock than the number required therefor are voted in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, it is expected that the Special Meeting will be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, except for any proxies which have theretofore effectively been revoked or withdrawn. In the absence of a quorum, the Special Meeting may be adjourned from time to time by the holders of a majority of the shares represented at the Special Meeting in person or by proxy.

     No vote of the stockholders of Toys "R" Us is required in connection with the Merger Agreement.

     The obligations of the Company and Toys "R" Us to consummate the Merger are subject to, among other things, the condition that the Shareholders, by the requisite vote thereof, approve and adopt the Merger Agreement and the transactions contemplated thereby. See "The Merger Agreement -- Conditions to the Merger." The approval of the 1994 Plan Proposal is not a condition to consummation of the Merger.

SOLICITATION OF PROXIES

     The Company will bear the costs of soliciting proxies in the accompanying form from Shareholders. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram, or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Company Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                   THE MERGER

BACKGROUND OF THE MERGER

     In June 1996, at the direction of the Company following informal discussions among directors of the Company as to the potential benefits of a strategic combination with Toys "R" Us, representatives of CS First Boston, a financial advisor to the Company, contacted Michael Goldstein, the Chief Executive Officer of Toys "R" Us, to explore the possibility of a transaction between the Company and Toys "R" Us. At the beginning of July, representatives of CS First Boston and of Invemed Associates ("Invemed"), also a financial advisor to the Company, met with Mr. Goldstein and Robert C. Nakasone, the Chief Operating Officer of Toys "R" Us, to discuss the possibility of a transaction between the Company and Toys "R" Us. The representatives of Invemed included Kenneth G. Langone, a director of the Company.

     During the succeeding weeks, there were additional discussions between the Company and Toys "R" Us. On August 12, 1996, the parties executed a confidentiality agreement in connection with their continued exploration of a possible transaction.

     Following execution of the confidentiality agreement, members of management of the Company, and representatives of the Company's financial advisors, Invemed and CS First Boston, engaged in further discussions with members of management of Toys "R" Us and its financial advisor, Goldman Sachs & Co., to discuss the Company and a possible transaction, focusing primarily on the scope of due diligence which Toys "R" Us would propose to undertake in connection with a possible business combination. On September 18, 1996, Toys "R" Us indicated in a letter to the Company that it was very interested in pursuing a negotiated combination transaction with the Company and suggesting that such a transaction might take the form of either a cash transaction or a stock-for-stock transaction, subject to further negotiation between the parties, and expressing its desire to proceed with its due diligence of the non-public information of the Company. Beginning on September 20, 1996, legal and financial advisors to Toys "R" Us and members of Toys "R" Us management conducted an extensive financial, business and legal due diligence review of the Company. During the same period, members of management of both parties, and their legal and financial advisors discussed the possible structure and terms of a transaction.

     On September 29, 1996, the Board convened a special meeting to discuss the status of negotiations with Toys "R" Us. During the meeting, the Board was informed by management and certain of its advisors as to the status of discussions with Toys "R" Us. The Board was further informed that the range of value being considered by Toys "R" Us was roughly in line with the current trading value for the Company Common Stock. There was a consensus among the directors that a transaction which did not provide a meaningful premium to the public Shareholders of the Company was unacceptable, but that negotiations with Toys "R" Us should be continued to determine whether the parties could agree on terms acceptable to the Company. During the course of the meeting, Mr. Tate disclosed that, in the interests of facilitating a transaction that would be in the best interests of, and sufficiently attractive to, the other Shareholders of the Company, he might be willing to accept a lower price for his shares of Company Common Stock than that offered to the public Shareholders. Following the Board meeting, negotiations continued with the management and legal and financial advisors of Toys "R" Us concerning a transaction structure and other terms which might be acceptable to both the Company and Toys "R" Us. Following these negotiations, Toys "R" Us management indicated that they were prepared to proceed, subject to final approval by the Toys "R" Us Board of Directors, with a stock merger transaction at a fixed exchange ratio of 0.68 of a share of Toys "R" Us Common Stock for each share of Company Common Stock.

     The Board met on the evening of September 30, 1996 to consider the Toys "R" Us proposal. Based on the closing market price of the Toys "R" Us Common Stock on September 30, 1996 of $29.125, the value of 0.68 of a share of Toys "R" Us Common Stock was $19.81, compared to the closing price of the Company Common Stock on such date of $20.75. After an extensive discussion of the merits of the proposed combination between the Company and Toys "R" Us and a consideration of the various contractual issues that remained to be fully negotiated, Mr. Tate agreed that he would be willing to accept Toys "R" Us Common Stock on the basis of approximately 0.5150 of a share of Toys "R" Us Common Stock for each of his shares of Company Common Stock, providing a then current value of approximately $15.00 per share based on the closing market price of the Toys "R" Us Common Stock on September 30, 1996, in order to yield an exchange ratio of approximately 0.8121 to the other Shareholders, providing a then current value of approximately $23.65 per share based on the closing market price of the Toys "R" Us Common Stock on September 30, 1996. The Board then authorized management and the legal and financial representatives of the Company to seek to negotiate the definitive terms of a merger based on the two exchange ratios and otherwise on acceptable terms to the Company and Mr. Tate. At the September 30, 1996 Board meeting, the Board considered, among other matters, a presentation by CS First Boston with respect to the Company's business and CS First Boston's valuation analysis, and discussed with management and the Company's advisors the material terms of a draft Merger Agreement.

     On October 1, 1996 the terms of the definitive Merger Agreement were negotiated by the parties and that evening the Board met and gave its approval to the proposed Merger. In reaching its determination, the Board considered, among other matters, a further presentation by CS First Boston, including a review of CS First Boston's due diligence investigation of Toys "R" Us, and the oral opinion of CS First Boston (which was subsequently confirmed in writing) that, as of October 1, 1996, the 0.8121 exchange ratio to be offered to the Shareholders of the Company, other than Mr. Tate, in the Merger, was fair to such Shareholders from a financial point of view, as well as the other considerations set forth under " -- The Company's Reasons for the Merger." The Board also considered the support for the transaction expressed by Mr. Tate, including his stated willingness to support the Merger by entering into the Shareholders Agreement and by accepting an exchange ratio of 0.5150 for the Tate Shares. Following the Board meeting, the Merger Agreement was executed and delivered by the parties and the Company and Toys "R" Us issued a press release announcing the proposed Merger.

     On October 1, 1996, the Board of Directors of Toys "R" Us met to consider the Merger Agreement and the transactions contemplated thereby and unanimously approved the terms of the Merger Agreement presented to them and the transactions contemplated thereby and authorized the execution and delivery thereof. During the course of negotiations with Toys "R" Us, the Company did not engage in any additional process of exploring strategic alternative transactions to the Merger or contacting other parties with respect to any such transaction.


     As originally executed on October 1, 1996, the Merger Agreement provided for the merger of the Company with and into Acquiror. On December 26, 1996, Toys "R" Us, Sub and the Company amended the Merger Agreement to provide for the merger of Sub with and into the Company in lieu of the merger of the Company with and into Acquiror.


THE COMPANY'S REASONS FOR THE MERGER

     The Board has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its Shareholders and has approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger. ACCORDINGLY, THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. See " -- Background of the Merger" and " -- Opinion of the Company's Financial Advisor."

     In reaching its determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its Shareholders, the Board considered a number of factors, which factors taken together supported such determination, including, without limitation, the following, which are believed to include all material factors considered by the Board:

          (i) the Board's knowledge of the business, operations, properties, assets, financial condition and operating results of the Company, including the expansion of the Company since it became a public company in 1994 and the Board's belief that the Company would benefit by a combination with an enterprise which had the resources of Toys "R" Us;

          (ii) information relating to the financial condition, results of operations, and prospects of the Company and Toys "R" Us, including the views and presentations of CS First Boston (see " -- Opinion of the Company's Financial Advisor") which supported the Board's view that Toys "R" Us was an attractive merger partner for the Company;


          (iii) the current and prospective environment in which the Company and Toys "R" Us operate, including national and local economic conditions, the competitive environment for retail businesses generally and the potential advantages in combining the Company's business with the infant-to-toddler retail business of Toys "R" Us, which Toys "R" Us had publicly announced it was intending to expand;


          (iv) the need, should the Company remain independent, for the Company to continue to develop and expand its corporate infrastructure and to expand its management and personnel, including the fact that Mr. Tate had indicated to the Board his desire, in connection with the proposed transaction with Toys "R" Us, to substantially reduce his role in the management of the Company's day-to-day operations;

          (v) the potential need, should the Company remain independent, to raise additional capital to finance continued expansion and to build the distribution, merchandising, and management information systems infrastructure necessary to support such expansion;

          (vi) the size, financial strength and operating leverage of Toys "R" Us and the opportunity that the Merger presented to participate in a larger enterprise with greater resources;

          (vii) the presentations by CS First Boston and its opinion that the exchange ratio of 0.8121 of a share of Toys "R" Us Common Stock per share of Company Common Stock to be offered to the Shareholders, other than Mr. Tate, in the Merger is fair to such Shareholders from a financial point of view (see " -- Opinion of the Company's Financial Advisor");

          (viii) the relationship of the Merger Consideration (as defined herein) to be paid to the Shareholders other than Mr. Tate to the historical and current market prices for the Company Common Stock preceding the announcement of the Merger (see "Summary -- Comparative Market Price Information");

          (ix) Mr. Tate's stated willingness to take a lower price per share for the Tate Shares than was to be received by other Shareholders in order to facilitate a transaction which he believes is in the best interests of all the Shareholders;

          (x) the impact of the Merger on the employees and certain executive officers of the Company, including the non-competition provisions of the Shareholders Agreement and the ability of the Company to retain experienced employees and management both before and after the Merger (see "The
     Merger -- Interests of Certain Persons in the Merger; Potential Conflicts of Interest");

          (xi) the terms of the Merger Agreement and the Shareholders Agreement as reviewed by the Board with its legal advisors, including the conditions to closing, and the agreement of Mr. Tate in the Shareholders Agreement to vote in favor of the Merger, as well as the fact that the terms and conditions of both agreements were the result of arm's-length negotiations (see "The Merger Agreement" and "Certain Related Agreements -- Shareholders Agreement");

          (xii) the fact that the Merger Consideration is Toys "R" Us Common Stock and that the Merger thus affords the Shareholders an opportunity to maintain a continuing equity interest in the business of the Company as a part of Toys "R" Us (see "The Merger Agreement -- The Merger"); and

          (xiii) the tax consequences of the Merger to the Shareholders and to the Company and Toys "R" Us (see "The Merger -- Certain Federal Income Tax Consequences").

     The foregoing discussion of the information and factors considered by the Board is not meant to be exhaustive but is believed to include the material factors considered by the Board. The Board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Shareholders. In reaching its determination, the Board took the various factors into account collectively and the Board did not perform a factor-by-factor analysis, nor did the Board consider whether any individual factor was, on balance, positive or negative.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

     THE BOARD HAS DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND THE SHAREHOLDERS, AND HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

     CS First Boston was retained by the Company to act as one of its two exclusive financial advisors in connection with the Merger. Invemed is the other financial advisor retained by the Company in connection with the Merger. Invemed was not requested to, and did not render an opinion as to the fairness, from a financial point of view, of the exchange ratios to be offered to the Shareholders or Mr. Tate, respectively, in the Merger.

     In connection with CS First Boston's engagement, the Company requested that CS First Boston evaluate the fairness, from a financial point of view, of the exchange ratio to be offered to the Shareholders, other than Mr. Tate, in the Merger. On the evening of October 1, 1996, CS First Boston rendered to the Board its oral opinion, which was confirmed by the CS First Boston Opinion, dated as of October 1, 1996, to the effect that, as of such date and based upon and subject to certain matters stated therein, the 0.8121 exchange ratio to be offered to the Shareholders, other than Mr. Tate, in the Merger was fair to such Shareholders from a financial point of view. CS First Boston was not asked to and did not express any opinion as to whether the exchange ratio to be offered to Mr. Tate is fair to Mr. Tate from a financial point of view.

     The full text of the CS First Boston Opinion, which sets forth the assumptions and qualifications made, matters considered and limitations on the review undertaken, is attached as Annex B to this Proxy Statement/Prospectus and is incorporated herein by reference. SHAREHOLDERS ARE URGED TO READ THE CS FIRST BOSTON OPINION IN ITS ENTIRETY AND CONSIDER IT CAREFULLY. The CS First Boston Opinion has been provided to the Board for its information. It is directed only to the fairness from a financial point of view of the 0.8121 exchange ratio to be offered to the Shareholders, other than Mr. Tate, in the Merger and does not constitute a recommendation to any Shareholder of the Company as to the manner in which such Shareholder should vote at the Special Meeting. The CS First Boston Opinion is based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of the opinion. The summary of the CS First Boston Opinion set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

     In arriving at the CS First Boston Opinion, CS First Boston reviewed certain publicly available business and financial information relating to the Company and Toys "R" Us, as well as the Merger Agreement. CS First Boston also reviewed certain other information, including financial forecasts, provided to it by the Company and Toys "R" Us and met with the managements of the Company and Toys "R" Us to discuss the business and prospects of the Company and Toys "R" Us.

     CS First Boston also considered certain financial and stock market data of the Company and Toys "R" Us and compared that data with similar data for other publicly held companies in businesses similar to those of the Company and Toys "R" Us. In addition, CS First Boston considered the financial terms of certain other business combinations which have recently been effected. CS First Boston also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

     In connection with its review, CS First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied upon such information being complete and accurate in all material respects. With respect to the financial forecasts, CS First Boston assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and Toys "R" Us as to the future financial performance of the Company and Toys "R" Us, respectively. CS First Boston did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Toys "R" Us, nor was CS First Boston furnished with any such evaluations or appraisals. CS First Boston was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. The CS First Boston Opinion is necessarily based on financial, economic, market and other conditions as they existed and could be evaluated on the date of the CS First Boston Opinion.

     The summary set forth below describes the material analyses performed by CS First Boston in connection with the preparation of the CS First Boston Opinion rendered to the Board on the evening of October 1, 1996 and presented to the Board on that date. It does not purport to be a complete description of the analyses underlying the CS First Boston Opinion or the presentation made by CS First Boston to the Board. In preparing the CS First Boston Opinion for the Board, CS First Boston performed a variety of financial and comparative analyses and considered a variety of factors of which the material analyses and factors are described below. In addition, the preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, CS First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying the CS First Boston Opinion.

     DISCOUNTED CASH FLOW ANALYSIS. CS First Boston performed a discounted cash flow analysis of the projected unlevered free cash flows of the Company for the fiscal years 1997 to 2006, based upon financial forecasts for the fiscal years 1997 to 1999 provided to CS First Boston by the management of the Company, as had been previously prepared by management and financial forecasts and assumptions for the fiscal years 2000-2006 developed by CS First Boston in conjunction with management (the "Management Case"). As a result of discussions between CS First Boston and members of management and of the Board concerning the Company's recent history of rapid growth and recent performance trends and increasing competition in the market (including the entry of Toys "R" Us into the market through Babies "R" Us), CS First Boston made certain adjustments to the Management Case in conjunction with and as approved by the Company management to incorporate management's then current views as to the performance outlook for the Company (the "Adjusted Case"). The Adjusted Case incorporated adjustments modifying certain assumptions utilized in the Management Case relating to the rate of new store openings, comparable store sales growth, gross margin percentages for non-private label sales and sales per square foot levels for new stores.

     Under the guidance and approval of management, and as described to the Board in its presentation, CS First Boston also prepared, as a part of its sensitivity analysis, a number of cases modifying certain of the assumptions utilized to prepare the Management Case so as to incorporate potential uncertainties in the operations and financial forecasts of the Company (the "Sensitivity Cases"). The Sensitivity Cases included a reduced store roll-out case, a gross margin erosion case, a constant merchandise mix case, and a decrease in comparable store sales growth case.

     Based upon these various sets of financial forecasts, CS First Boston developed enterprise value reference ranges and equity value reference ranges per share for the Company Common Stock, utilizing terminal value multiples of projected fiscal year 2006 earnings before interest, taxes, depreciation and amortization ("EBITDA") of 6.5x to 7.5x and discount rates reflecting a weighted average cost of capital ranging from 16.0% to 18.0% for the Management Case and 14.0% to 15.0% for all other cases. The enterprise value reference ranges and equity value reference ranges per share which CS First Boston developed for each of the financial forecasts were as follows: for the Management Case, $370 to $490 million in enterprise value and $17.78 to $23.71 in equity value per share; for the Adjusted Case, $290 to $360 million in enterprise value and $13.83 to $17.29 in equity value per share; and for the Sensitivity Cases, $265 to $490 million in enterprise value and $12.60 to $23.71 in equity value per share.

     COMPARABLE COMPANY ANALYSIS. CS First Boston performed a comparable company analysis in which it compared certain publicly available historical, financial and operating data, projections of future financial performance (reflecting a composite of equity research analysts' estimates) and market statistics (calculated based upon closing stock prices as of September 27, 1996) of selected publicly-traded companies in the retailing industry considered by CS First Boston to be reasonably comparable to the Company (the "Public Comparables") with similar historical financial and operating data, projections of future financial performance (also reflecting a composite of equity research analysts' estimates) and market statistics (also calculated based upon closing stock prices as of September 27, 1996) of the Company. Such Public Comparables were: Toys "R" Us; Bed, Bath & Beyond, Inc.; CompUSA Inc.; The Home Depot, Inc.; Just For Feet, Inc.; Office Depot, Inc.; The Pep Boys-Manny, Moe & Jack; PETsMART, Inc.; and The Sports Authority, Inc. For the Public Comparables, CS First Boston calculated common stock prices per share as a multiple of both estimated 1996 and 1997 earnings per share ("EPS") (based on calendarized First Call EPS estimates). CS First Boston also calculated enterprise value as a multiple of the latest 12 months ("LTM") sales, EBITDA and EBIT (I.E., earnings before interest and taxes). For the purposes of the analysis referred to in the preceding sentence, CS First Boston defined enterprise value as equity market value (share price multiplied by fully-diluted shares outstanding less exercisable option proceeds) plus total debt, preferred stock and minority interest, less cash and cash equivalents. The multiples so derived by CS First Boston for the Public Comparables were as follows: (i) enterprise value to LTM sales ranging from 0.6x to 4.6x; (ii) enterprise value to LTM EBITDA ranging from 9.5x to 33.0x; (iii) enterprise value to EBIT ranging from 11.9x to 45.0x;
(iv) equity value per share to estimated calendar year 1996 EPS ranging from 15.7x to 60.8x; and (v) equity value per share to estimated calendar year 1997 EPS ranging from 13.8x to 43.1x. CS First Boston then applied these multiples of LTM and projected 1996 and 1997 financial performance to the appropriate benchmarks of the Company to derive value reference ranges for the Company. The value reference ranges so indicated for the Company were $360 to $440 million in enterprise value and $17.29 to $21.24 in equity value per share.

     COMPARABLE ACQUISITIONS ANALYSIS. CS First Boston reviewed certain publicly available information regarding 13 selected business combinations consummated since September 1992 involving companies in the retailing industry considered by CS First Boston to be reasonably comparable to the acquisition of the Company by Toys "R" Us (the "Acquisition Comparables"). The Acquisition Comparables included: (i) Revco DS Inc.'s proposed acquisition of Big B, Inc.; (ii) Staples Inc.'s acquisition of Office Depot, Inc.; (iii) Sears, Roebuck and Co.'s acquisition of Orchard Supply Hardware, Corp.; (iv) Thrift Drug's (J.C. Penney Company, Inc.) acquisition of Fay's Incorporated; (v) Proffitt's, Inc.'s acquisition of Parisian, Inc.; (vi) Consolidated Stores Corp.'s acquisition of Kay-Bee Toys & Hobby Shops Inc. (Melville Corp.); (vii) The TJX Companies, Inc.'s acquisition of Marshall's (Melville Corp.); (viii) PETsMART, Inc.'s acquisition of Petstuff, Inc.; (ix) Michaels Stores Inc.'s acquisition of LeeWards Creative Crafts Inc.; (x) PETsMART, Inc.'s acquisition of Weisheimer Cos.; (xi) Sam's Wholesale Club's (Wal-Mart Stores, Inc.) acquisition of PACE Membership Warehouse, Inc. (Kmart Corp.); (xii) Costco Inc.'s acquisition of Price, Inc.; and (xiii) Waldenbook Co. Inc.'s (Kmart Corp.) acquisition of Borders, Inc.

     For each of the Acquisition Comparables, CS First Boston calculated the enterprise value reflected in the price paid in each such transaction as a multiple of the publicly available LTM sales, EBITDA and EBIT and number of stores of the acquired company. The multiples so determined for the Acquisition Comparables were as follows: (i) enterprise value to LTM sales ranging from 0.2x to 1.3x; (ii) enterprise value to LTM EBITDA ranging from 3.2x to 21.5x; (iii) enterprise value to LTM EBIT ranging from 4.3x to 137.9x; and (iv) enterprise value to number of stores of the acquired company ranging from $0.3 million to $24.8 million per store. CS First Boston then applied these multiples to the Company's financial results for the 12 months ended July 31, 1996 to derive value reference ranges for the Company. The value reference ranges so indicated for the Company were $350 to $425 million in enterprise value and $16.80 to $20.50 in equity value per share.

     CS FIRST BOSTON REFERENCE RANGE. On the basis of the valuation methodologies employed in the analyses described above, CS First Boston developed an enterprise value reference range for the Company of $325 to $425 million and an equity value reference range per share of $15.56 to $20.50. CS First Boston also noted that, at the proposed exchange ratio of 0.8121 to be offered to the Shareholders other than Mr. Tate and based on the closing price of a share of Toys "R" Us Common Stock on September 30, 1996 of $29.125, the value per fraction of a share of Toys "R" Us Common Stock to be received by the Shareholders of the Company, other than Mr. Tate, for each of their shares of Company Common Stock was $23.65.


     In performing its analyses, CS First Boston made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in the analyses performed by CS First Boston are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, the CS First Boston Opinion and CS First Boston's presentations to the Board were two of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. Consequently, the CS First Boston analyses described above should not be viewed as determinative of the opinion of the Board or the Company's management with respect to the value of the Company. CS First Boston has informed the Company that had the Merger originally been structured as a merger of Sub into the Company, as provided in the amendment as of December 26, 1996, that such fact would not have affected the CS First Boston Opinion.


     Pursuant to a letter agreement, dated September 13, 1996, between CS First Boston and the Company, the Company will pay CS First Boston a transaction fee of 1.5% of the aggregate consideration (equity value plus total debt) to be paid by Toys "R" Us in connection with the Merger, of which $5,000 became payable upon CS First Boston's engagement, $500,000 became payable to CS First Boston upon delivery of the CS First Boston Opinion on October 1, 1996, and the balance will be payable upon consummation of the Merger. Because the consideration in the Merger consists of shares of Toys "R" Us Common Stock, the dollar value of the aggregate consideration for purposes of calculating the fee cannot presently be determined and will vary depending on the market price of Toys "R" Us Common Stock at the Effective Time. However, for illustrative purposes only, assuming the price per share of Toys "R" Us Common Stock at the Effective Time was $33.125 (the closing sales price as reported on the NYSE Composite Tape on December 6, 1996), and assuming approximately 20.1 million shares of Company Common Stock for purposes of calculating the transaction fee and assuming that the total debt of the Company at the Effective Time were $115 million (the approximate amount of debt outstanding as of the date hereof), the aggregate consideration would have been approximately $570 million and the resulting aggregate fee would have been 1.5% of $570 million, or approximately $8.5 million. For Invemed's services as financial advisor to the Company in connection with the Merger, Invemed will be entitled to approximately half of the transaction fees to be received by CS First Boston. Invemed served as an underwriter in connection with the Company's public offering of the Convertible Notes in September 1995, and the Company's public offerings of Company Common Stock in September 1994 and in March 1995 and received customary fees for such services. See "The Merger -- Interests of Certain Persons in the Merger; Potential Conflicts of Interest" for a description of the relationship of Mr. Langone and Thomas L. Teague, directors of the Company, to Invemed and for a description of their interests in the Merger.


     The Company also has agreed to reimburse CS First Boston and Invemed for all out-of-pocket expenses, including the fees and expenses of legal counsel and other advisors. The Company has further agreed to indemnify CS First Boston and certain related persons and entities for certain losses, claims, damages or liabilities (including actions or proceedings in respect thereof) related to or arising out of, among other things, CS First Boston's engagement as financial advisor.

     The Company retained CS First Boston based upon CS First Boston's experience and expertise. An internationally recognized investment banking firm, CS First Boston is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the past, CS First Boston has performed certain investment banking services for the Company, including serving as an underwriter with respect to the Company's offering of the Convertible Notes in September 1995, its initial public offering of Company Common Stock in September 1994 and its public offering of Company Common Stock in March 1995, and has received customary fees for such services. In the ordinary course of its business, CS First Boston and its affiliates and Invemed and its affiliates may actively trade the debt, equity and convertible securities of both the Company and Toys "R" Us for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Invemed also provides services to the Company with respect to the Baby Superstore, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") for which Invemed receives a nominal fee.


TOYS "R" US' REASONS FOR THE MERGER


     The Board of Directors of Toys "R" Us believes that consummation of the Merger is another important step in the long range strategic business plan of Toys "R" Us to become a leading retailer in the infant-through-toddler marketplace. Toys "R" Us has recently entered the infant-through-toddler market through its Babies "R" Us stores with the viewpoint that Babies "R" Us can become a valuable resource for new parents by providing an exciting ambiance, together with a greater selection and everyday low prices. Furthermore, Toys "R" Us believes there are additional benefits to its businesses through the natural evolution of Babies "R" Us customers into Toys "R" Us and Kids "R" Us customers. Consummation of the Merger will enable Toys "R" Us to accelerate its planned expansion of Babies "R" Us. As a result of the Merger, Babies "R" Us will become a leading operator of infant-through-toddler superstores, with 83 stores in 26 states based upon current estimates.

INTERESTS OF CERTAIN PERSONS IN THE MERGER; POTENTIAL CONFLICTS OF INTEREST


     SHAREHOLDERS AGREEMENT. Concurrently with the execution of the original version of the Merger Agreement on October 1, 1996, Toys "R" Us, Mr. Tate and Ms. Robertson entered into the Shareholders Agreement. Pursuant to the Shareholders Agreement, Mr. Tate has agreed to vote, and has granted to Toys "R" Us an irrevocable proxy to vote, the shares of Company Common Stock votable by him, representing approximately 46% of the outstanding Company Common Stock, in favor of the Merger. Pursuant to the Shareholders Agreement, Mr. Tate and Ms. Robertson have, among other things, also agreed not, until the third anniversary of the Effective Time (as defined herein), to engage in any activity in the juvenile retail business, directly or indirectly, whether as an employee, officer, director, agent, consultant, proprietor, partner, principal shareholder or otherwise, anywhere in the United States or where the Company currently has operations. See "Certain Related Agreements -- Shareholders Agreement."



     REGISTRATION RIGHTS AGREEMENT. Concurrently with the execution of the original version of the Merger Agreement on October 1, 1996, Toys "R" Us, Mr. Tate and Ms. Robertson entered into a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which Mr. Tate and Ms. Robertson have certain rights to demand that Toys "R" Us effect the registration with the Commission under the Securities Act of all or part of the Toys "R" Us Common Stock issued to Mr. Tate and Ms. Robertson pursuant to the Merger and also certain rights to participate in underwritten registered offerings by Toys "R" Us. See "Certain Related Agreements -- Registration Rights Agreement."

     CHANGE OF CONTROL EMPLOYMENT AGREEMENT. The Company has entered into a change of control employment agreement dated as of October 1, 1996 with Jodi L. Taylor, its Chief Financial Officer, Secretary and Treasurer (the "Employment Agreement"). The Employment Agreement provides that Ms. Taylor shall receive during the period from the date of a Change of Control (as defined in the Employment Agreement) until the second anniversary of such date (the "Employment Period") an annual base salary equal to $145,000 and also provides that Ms. Taylor shall be eligible for participation in all incentive, savings, welfare benefit, fringe benefit and retirement plans of her employer at a level equal to that of peer executives. Consummation of the Merger will constitute a Change of Control for purposes of the Employment Agreement.

     In the event Ms. Taylor's employment is terminated during the Employment Period by the employer for Cause (as defined in the Employment Agreement), or by Ms. Taylor without Good Reason (as defined in the Employment Agreement) during the 12 month period following a Change of Control, Ms. Taylor shall be eligible to receive payment for accrued obligations such as unpaid salary through the date of termination and any compensation previously deferred by Ms. Taylor ("Accrued Obligations"). Upon termination by the employer during the Employment Period for reason other than Cause, or by Ms. Taylor for Good Reason, or by Ms. Taylor without Good Reason during the period beginning 12 months after a Change of Control and ending upon the second anniversary thereof, Ms. Taylor shall be entitled to receive a lump sum cash payment equal to Accrued Obligations plus an amount equal to twice her base salary. The employer will make an additional payment to Ms. Taylor in an amount such that after the payment of all income and excise taxes, Ms. Taylor will be in the same after-tax position as if no excise tax under Section 4999 of the Code had been imposed, except that such additional payment to Ms. Taylor shall amount to no more than $200,000. In addition, all stock options held by Ms. Taylor will accelerate and become immediately vested upon the date of termination, and Ms. Taylor will be entitled to continued employee welfare benefits for two years.

     In the event that Ms. Taylor remains continuously employed pursuant to the Employment Agreement during the Employment Period, she shall be entitled to receive a retention bonus equal to twice her annual base salary.

     WELFARE BENEFITS AGREEMENT. The Company has entered into a welfare benefits agreement with Ms. Robertson pursuant to which the Company shall provide Ms. Robertson with certain welfare benefits for a period of time after the date of termination for any reason of her employment with the Company.

     INDEMNIFICATION. The Merger Agreement provides that from and after the Effective Time and for a period of six years thereafter, Toys "R" Us shall indemnify each person who is as of the date of the Merger Agreement, or has been at any time prior to the date of the Merger Agreement or who becomes prior to the Effective Time, an officer or director of the Company or any of its subsidiaries against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time including, without limitation, all such liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby, in each case to the fullest extent a corporation is permitted under the SCBCA to indemnify its own directors or officers. See "The Merger Agreement -- Certain Covenants -- Indemnification of Directors and Officers."


     INTERESTS IN COMPANY COMMON STOCK AND OPTIONS. As of December 24, 1996, the executive officers and directors of the Company beneficially owned an aggregate of 10,251,881 shares of Company Common Stock (including 305,000 shares of Company Common Stock subject to Options and Warrants exercisable within 60 days), of which 8,797,500 shares, or 45.70%, of the outstanding shares of Company Common Stock are held of record by Mr. Tate and 202,500 shares subject to Options exercisable within 60 days are beneficially owned by Mr. Tate. Based upon the closing sales price of the Toys "R" Us Common Stock on December 24, 1996 of $31.375, and assuming the exercise of outstanding Options exercisable within 60 days of December 24, 1996 (not including Options held by Mr. Tate and Ms. Robertson), the aggregate dollar value of Toys "R" Us Common Stock to be received in the Merger by the executive officers and directors of the Company would be approximately $172,328,703, of which $142,151,105 would be received by Mr. Tate.


     At the Effective Time, each then outstanding vested Option held by Mr. Tate shall be settled by the Company in exchange for an amount of cash equal to the difference between (i) 0.5150 multiplied by the closing per share sales price of the Toys "R" Us Common Stock on the closing date under the Merger Agreement and (ii) the exercise price per share of such Option. In addition, each then outstanding vested Option held by Ms. Robertson shall be settled by the Company in exchange for an amount of cash equal to the difference between (i) 0.8121 multiplied by the closing per share sales price of the Toys "R" Us Common Stock on the closing date under the Merger Agreement and (ii) the exercise price per share of such Option. Mr. Tate currently holds vested Options to purchase 202,500 shares of Company Common Stock and Ms. Robertson holds vested Options to purchase 67,500 shares of Company Common Stock. Based upon the closing sales price of the Toys "R" Us Common Stock on December 24, 1996 of $31.375, the cash to be received by Mr. Tate and Ms. Robertson with respect to their vested Options upon consummation of the Merger would be approximately $3,116,820 and $1,662,276, respectively. See "The Merger Agreement -- Treatment of Stock Options."



     INTERESTS IN WARRANTS. In consideration of certain financial consulting services provided to the Company in May and June of 1994, the Company, on September 27, 1994, issued to Invemed a Warrant to purchase 168,750 shares of Company Common Stock at an exercise price of $16 per share of Company Common Stock, as adjusted for the Company's two-for-one stock split in February 1995. Mr. Langone is a director of the Company and also the Chairman, Chief Executive Officer and President of Invemed and principal shareholder of its parent. Mr. Teague is a director of the Company and also a shareholder of the parent of Invemed. The Warrant was transferred to certain individuals within Invemed and as of December 24, 1996, Mr. Langone and Mr. Teague each owned a Warrant to purchase 65,250 shares of Company Common Stock. Two other individuals affiliated with Invemed hold the remaining Warrants to purchase a total of 38,250 shares of Company Common Stock originally issued to Invemed. Pursuant to the Merger Agreement, all such Warrants will be assumed by Toys "R" Us and shall be deemed to constitute warrants to acquire the same number of shares of Toys "R" Us Common Stock as the holder of such Warrant would have been entitled to receive in the Merger had such holder exercised the Warrant at the Effective Time. See "The Merger Agreement -- Treatment of Warrants."


     INVESTMENT BANKING FEES. Based on a fee sharing arrangement which Invemed maintains with CS First Boston, Invemed will receive approximately half of the transaction fee paid to CS First Boston in connection with the Merger. See "The Merger -- Opinion of the Company's Financial Advisor."

     DIRECTOR SEVERANCE POLICY. The Board has adopted a Director Severance Policy, effective as of October 1, 1996 (the "Director Severance Policy"), that provides certain Company "directors," who are senior management employees with responsibility for key areas within the Company specified in the Director Severance Policy (each a "Manager") an incentive to remain employed in the Company during the pendency of the Merger as well as certain benefits in the event that the Manager's employment terminates during the one-year period following the Merger (the "Manager Employment Period"). In the event that the Manager remains continuously employed pursuant to the Director Severance Policy during the Manager Employment Period, the Manager shall be entitled to receive a retention bonus equal to the Manager's annual base salary. In the event a Manager's employment is terminated during the Manager Employment Period by the employer for Cause (as defined in the Director Severance Policy), or for any reason after the Manager Employment Period, the Manager shall be eligible to receive payment for accrued obligations such as unpaid salary through the date of termination and compensation previously deferred by the Manager ("Manager Accrued Obligations"). Upon termination by the employer during the Manager Employment Period for reason other than Cause, or by the Manager within 90 days of (i) a reduction of the Manager's monthly salary, (ii) a material adverse diminishment of the Manager's duties and responsibilities, (iii) being required to be based at a location more than 35 miles from where the Manager was based on the date of the Merger, or (iv) a sale or transfer of the division employing the Manager to a purchaser who does not assume the obligations set forth in the Director Severance Policy, the Manager shall be entitled to receive a lump sum cash payment equal to Manager Accrued Obligations plus an amount equal to the Manager's base salary. No member of the Board or executive officer of the Company will receive any benefits pursuant to the Director Severance Policy.

     The foregoing interests of the directors and certain members of management of the Company in the Merger may mean that such persons have personal interests in the Merger which may not be identical to the interests of other Shareholders.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a "purchase" in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by Toys "R" Us in connection with the Merger will be allocated to the Company's assets and liabilities based upon their fair values, with any excess being treated as goodwill. The assets and liabilities and results of operations of the Company will be consolidated into the assets and liabilities and results of operations of Toys "R" Us subsequent to the consummation of the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the material United States federal income tax consequences of the Merger. This discussion is based upon the Code, regulations, proposed or promulgated thereunder, judicial precedent relating thereto, and current rulings and administrative practice of the Internal Revenue Service (the "Service"), in each case as in effect as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect. It is assumed that shares of Company Common Stock are held as "capital assets" within the meaning of Section 1221 of the Code (I.E., property held for investment). This discussion does not address all aspects of federal income taxation that might be relevant to particular holders of Company Common Stock in light of their status or personal investment circumstances; nor does it discuss the consequences to such holders who are subject to special treatment under the federal income tax laws, such as foreign persons, dealers in securities, regulated investment companies, life insurance companies, other financial institutions, tax-exempt organizations, pass-through entities, taxpayers who hold Company Common Stock as part of a "straddle," "hedge" or "conversion transaction" or who have a "functional currency" other than the United States dollar. In addition, this discussion does not address the tax consequences to holders of Options under the Option Plans (as defined herein under "The Merger Agreement -- Treatment of Stock Options") or other persons who have received their Company Common Stock as compensation. Neither Toys "R" Us nor the Company has requested or will receive a ruling from the Service as to the tax consequences of the Merger.

     HOLDERS OF COMPANY COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN INCOME AND OTHER TAX LAWS.


     The Merger is intended to qualify as a reorganization under Section 368(a) of the Code. It is a condition to the obligation of Toys "R" Us to consummate the Merger that Toys "R" Us shall have received an opinion from Weil, Gotshal & Manges LLP to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by Toys "R" Us, Sub or the Company as a result of the Merger. It is a condition to the obligation of the Company to consummate the Merger that the Company shall have received an opinion from Wachtell, Lipton, Rosen & Katz to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that no gain or loss will be recognized by a holder of Company Common Stock as a result of the Merger except
(i) with respect to cash received by such holder in lieu of fractional shares or pursuant to the exercise of dissenters' rights, and (ii) to the extent a holder of Company Common Stock receives consideration different in amount from other Shareholders. In rendering such opinions and the opinions set forth below, counsel to each of Toys "R" Us and the Company (together, "Tax Counsel") will rely upon certain representations made by Toys "R" Us, the Company, Sub and certain Shareholders of the Company. Set forth below is the opinion of Tax Counsel as to the material federal income tax consequences of the Merger.



     Assuming the Merger is treated as a reorganization within the meaning of
Section 368(a) of the Code, no gain or loss will be recognized for federal income tax purposes by Toys "R" Us, Sub or the Company as a result of the Merger. Subject to the discussion below, a holder of Company Common Stock will not recognize gain or loss on the exchange of shares of Company Common Stock for Toys "R" Us Common Stock pursuant to the Merger. The aggregate tax basis of the Toys "R" Us Common Stock received by such holder will be the same as the aggregate tax basis of the Company Common Stock surrendered therefor (reduced by the amount of such tax basis allocable to fractional shares for which cash is received and adjusted as provided for below). Subject to the discussion below, the holding period of the Toys "R" Us Common Stock will include the holding period of the Company Common Stock surrendered therefor.

     Cash received by a holder of Company Common Stock in lieu of a fractional share interest in Toys "R" Us Common Stock will be treated as received in exchange for such fractional share interest, and gain or loss will be recognized for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the basis of the Company Common Stock allocable to such fractional share interest. Such gain or loss will be capital gain or loss and will be long-term if such share of Company Common Stock has been held for more than one year at the Effective Time.

     Cash received by a holder of Company Common Stock pursuant to the exercise of dissenters' rights will result in the recognition of gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the basis of the shares of Company Common Stock surrendered. Such gain or loss will be capital gain or loss and will be long-term if such shares of Company Common Stock have been held for more than one year.

     While not free from doubt, a holder of Company Common Stock who receives more than the blended per share value of the total consideration paid in the Merger (I.E., 0.68 of a share of Toys "R" Us Common Stock) likely will be required to recognize ordinary income equal to the excess of the value of 0.8121 of a share of Toys "R" Us Common Stock at the Effective Time over such blended per share value times the number of shares of Company Common Stock held by such holder. In that event, a holder's tax basis in such excess shares of Toys "R" Us Common Stock would equal the fair market value thereof at the Effective Time and the holding period would begin on the day after the day on which the Effective Time occurs.

     BACKUP WITHHOLDING. Under the Code, a holder of Company Common Stock may be subject, under certain circumstances, to backup withholding at a 31% rate unless such holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holder's federal income tax liability, provided the required information is furnished to the Service.

REGULATORY APPROVALS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger cannot be consummated until requisite pre-merger notifications have been filed and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Toys "R" Us and the Company filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on October 15, 1996. The applicable waiting periods expired on November 14, 1996. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin consummation of the Merger or seeking divestiture of substantial assets of Toys "R" Us or the Company. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin consummation of the Merger or seeking divestiture of businesses of Toys "R" Us or the Company. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

     Toys "R" Us and the Company believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, Toys "R" Us and the Company would prevail or would not be required to accept certain conditions, including certain divestitures, in order to consummate the Merger. Pursuant to the Merger Agreement, Toys "R" Us is not required to agree to certain types of such conditions or divestitures. See "The Merger Agreement -- Certain Covenants -- Certain Efforts."

CERTAIN CONSEQUENCES OF THE MERGER


     As a result of the Merger, Sub will be merged with and into the Company and the Company will become a wholly owned subsidiary of Toys "R" Us. Following the Merger, former holders of Company Common Stock will no longer have any interest in the Company as an independent entity or be able to vote with respect to the future affairs of the Company as an independent entity. Although former holders of Company Common Stock will no longer enjoy the possibility of a separate interest in any future appreciation in their equity interest in the Company, after the Merger such former holders will enjoy the possibility of future appreciation in their equity interest in Toys "R" Us, which will include the Company.



     Registration of the Company Common Stock under the Exchange Act may be terminated upon application of the Company to the Commission if the Company Common Stock is neither listed on a national securities exchange nor held by more than 300 holders of record. Following consummation of the Merger, the Company will be a wholly owned subsidiary of Toys "R" Us and the Company Common Stock will be delisted from the Nasdaq National Market and will no longer be traded publicly. The Company expects that the Company Common Stock will continue to be listed and traded on the Nasdaq National Market until the consummation of the Merger.



     Because the Convertible Notes are registered under the Exchange Act, the Company will continue to be subject to the informational requirements of the Exchange Act following consummation of the Merger so long as the Convertible Notes remain outstanding. Following consummation of the Merger, each holder of Convertible Notes will have the right to require the Company to repurchase all or any part of such holder's Convertible Notes. See " -- Effect of Merger on Convertible Notes." If the holders of the Convertible Notes exercise such rights with respect to all of the outstanding Convertible Notes, the Company will no longer be subject to the informational requirements of the Exchange Act. If the the holders of the Convertible Notes do not exercise such rights with respect to all of the outstanding Convertible Notes and a portion of the Convertible Notes remains outstanding, Toys "R" Us may consider taking certain actions to enable the Company to cease to be subject to the informational requirements of the Exchange Act.


EFFECT OF MERGER ON CONVERTIBLE NOTES


     As of December 17, 1996, there was $115 million aggregate principal amount of the Convertible Notes outstanding. The Convertible Notes were issued under an Indenture, dated as of October 3, 1995, between the Company and Bank of New York Trust Company of Florida, as successor to Nationsbank Georgia, National Association, as trustee (the "Convertible Notes Indenture"). The Convertible Notes are currently convertible at the option of the holder thereof into shares of Company Common Stock at a conversion price of $53.875 per share of Company Common Stock, subject to adjustment upon the occurrence of certain events. Upon consummation of the Merger, the Company, as the surviving corporation in the Merger, and Toys "R" Us will enter into a supplemental indenture to the Convertible Notes Indenture which will provide that, subject to the terms and conditions set forth in the Convertible Notes Indenture, the Convertible Notes will thereafter be convertible into the number of shares of Toys "R" Us Common Stock which a holder of Convertible Notes would have received if such holder had converted such Convertible Notes into Company Common Stock immediately prior to the consummation of the Merger, subject to adjustment thereafter upon the happening of the same events that would currently result in an adjustment pursuant to the Convertible Notes Indenture. Accordingly, assuming no events occur prior to consummation of the Merger that would result in an adjustment to the current conversion price, upon consummation of the Merger, the Convertible Notes will become convertible into shares of Toys "R" Us Common Stock at a conversion price of $66.36 per share of Toys "R" Us Common Stock.


     The Convertible Notes Indenture also provides that, in the event of a "Change in Control" (as defined in the Convertible Notes Indenture), each holder of Convertible Notes will have the right to require the Company to purchase all or any part of such holder's Convertible Notes at a cash purchase price equal to 100% of the principal amount thereof. Consummation of the Merger will result in a "Change in Control" within the meaning of the Convertible Notes Indenture. Accordingly, holders of Convertible Notes will be entitled to exercise such repurchase rights following the consummation of the Merger.

MANAGEMENT OF THE COMPANY AFTER THE MERGER


     All of the officers and directors of Sub immediately prior to the Effective Time will continue as officers and directors of the surviving corporation after the Effective Time, until their successors have been elected or until their resignations or removal.



     Following the Effective Time, it is presently intended that the operations of Toys "R" Us' Babies "R" Us business will be transferred to the Company and substantially all of the employees of the Company will be retained. The office and warehouse facilities of the Company in Duncan, South Carolina are currently being evaluated to determine how they will be utilized following consummation of the Merger.


FEDERAL SECURITIES LAW CONSEQUENCES

     All shares of Toys "R" Us Common Stock received by Shareholders of the Company in the Merger will be freely transferable, except that shares of Toys "R" Us Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of the Company prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 under the Securities Act, in the case of such persons who become affiliates of Toys "R" Us) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of the Company are generally defined as individuals or entities that control, are controlled by, or are under common control with, the Company and include certain executive officers and directors, as well as principal Shareholders, of the Company. The Merger Agreement requires the Company to use its reasonable best efforts to cause to be delivered to Toys "R" Us, prior to the Closing (as defined herein), from each affiliate of the Company a letter agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of Toys "R" Us Common Stock issued to such persons in or pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

STOCK EXCHANGE LISTING

     The Toys "R" Us Common Stock is currently traded on the NYSE under the symbol "TOY." It is a condition to the consummation of the Merger that the shares of Toys "R" Us Common Stock to be issued in connection with the Merger and the other shares of Toys "R" Us Common Stock to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE, subject only to official notice of issuance. The shares of Toys "R" Us Common Stock to be issued in connection with the Merger and the shares of Toys "R" Us Common Stock issuable upon exercise of Options and Warrants to be issued pursuant to the Merger Agreement will be issued from Toys "R" Us' treasury and, accordingly, have already been listed on the NYSE.

DISSENTERS' RIGHTS


     If the Merger is consummated, persons who are Shareholders of the Company at the time of the Special Meeting who follow the procedures specified in Chapter 13 of the SCBCA ("Chapter 13") will be entitled to have the "fair value" (as defined in Chapter 13) of their shares of Company Common Stock determined by the South Carolina Circuit Court of Common Pleas located in Spartanburg, South Carolina and to receive payment of the "fair value" of such shares. The procedures set forth in Chapter 13 must be substantially complied with. Failure to follow any of such procedures may result in a termination or waiver of dissenters' rights under Chapter 13. Shareholders who follow the procedures of Chapter 13 with respect to their shares retain all other rights of Shareholders until such rights are modified by the consummation of the Merger. Shares (i) as to which a written notice of an intent to demand payment is given to the Company (in accordance with Section 33-13-210 of the SCBCA) prior to the vote of the Shareholders on the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, taken at the Special Meeting and not withdrawn at or prior to the time of such vote, (ii) which are not voted by the holder thereof in favor of the approval and adoption of the Merger Agreement at the Special Meeting, and (iii) as to which a written demand for payment of fair value, accompanied by the certificate for such shares, shall have been timely filed (in accordance with Section 33-13-230 of the SCBCA) with the Company are referred to as "Dissenting Shares." All payments with respect to Dissenting Shares shall be paid by the surviving corporation in the Merger with funds of the Company and not with funds provided by Toys "R" Us or any of its subsidiaries.


     The following description summarizes, in general terms, certain material provisions of Chapter 13, is not intended to be a complete statement of the provisions of Chapter 13 and is qualified in its entirety by reference to the full text of Chapter 13, a copy of which is attached as Annex C to this Proxy Statement/Prospectus, and to any amendments thereto after the date of this Proxy Statement/Prospectus.

     Under Chapter 13, a Shareholder electing to exercise dissenters' rights must both:

          (i) give to the Company, before the taking of the vote at the Special Meeting on the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, a written notice of the Shareholder's intent to demand payment for such Shareholder's shares of Company Common Stock if the Merger is consummated. This written notice is in addition to and separate from any proxy or vote against the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. Neither a vote against the proposal to approve and adopt the Merger Agreement and the actions contemplated thereby, including the Merger, nor a proxy directing such vote shall satisfy the requirement that a written notice of intent to demand payment be given to the Company before the vote on the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. Such written notice of intent to demand payment should be given either in person to the Secretary of the Company at the Special Meeting before the vote on the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, or in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to the Secretary of the Company, Baby Superstore, Inc., 1201 Woods Chapel Road, Duncan, South Carolina 29334, prior to the Special Meeting. A notice of intent to demand payment shall be deemed "given" when received or five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage paid and correctly addressed, or on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; and

          (ii) not vote in favor of the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. A failure to vote against, so long as one does not vote in favor of, the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, will not constitute a waiver of dissenters' rights.

     A Shareholder who fails to satisfy the requirements described in clauses
(i) and (ii) above shall not be entitled to payment for his shares of Company Common Stock under Chapter 13.

     A beneficial Shareholder of Company Common Stock may assert dissenters' rights as to shares beneficially owned by him or her only if he or she dissents with respect to all shares of which he or she is the beneficial Shareholder or over which he or she has power to direct the vote. With respect to shares held in nominee name, the beneficial owner of such shares may assert dissenters' rights (i) by giving to the Company the required notice of intent to demand payment together with (in writing) the name and address of the record Shareholder if known to such beneficial owner, or (ii) by causing the nominee to give to the Company the required notice of intent to demand payment together with the name and address of such beneficial owner. If shares registered in the name of a record Shareholder are beneficially owned by more than one person, the record Shareholder may assert dissenters' rights as to less than all of the shares registered in his or her name, provided that (i) such record Shareholder dissents with respect to all shares beneficially owned by each beneficial owner with respect to whose shares such record Shareholder dissents, and (ii) such record Shareholder includes in the notice of intent to demand payment the name and address of each beneficial owner as to whose shares the record Shareholder is dissenting.

     If the shares of Company Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the required notice of intent to demand payment should be made in such capacity, and if the shares of Company Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the notice should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the notice for a Shareholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that in executing the notice he is acting as agent for the record owner or owners.


     No later than 10 days after the Effective Time, the Company is required to, and will, send a written notice to each Shareholder who has satisfied the conditions of Chapter 13. The notice shall (i) state where the payment demand must be sent and where certificates for Dissenting Shares must be deposited,
(ii) supply a form for demanding payment that includes the date of the first announcement to the news media or the Shareholders of the terms of the Merger (October 2, 1996) and requires that the person asserting dissenters' rights certify whether or not he or she or, if he or she is a nominee asserting dissenters' rights on behalf of a beneficial Shareholder, the beneficial Shareholder acquired beneficial ownership of the Dissenting Shares before that date, (iii) set a date by which the Company must receive the payment demand, which date shall not be fewer than 30 nor more than 60 days after the date of delivery of such notice and set a date by which certificates for Dissenting Shares must be deposited, which date shall not be earlier than 20 days after the demand date, and (iv) be accompanied by a copy of Chapter 13.

     A Shareholder who receives such notice must demand payment, certify whether he or she (or the beneficial Shareholder on whose behalf he or she is asserting dissenters' rights) acquired beneficial ownership of the Dissenting Shares before October 2, 1996 (the date of the first announcement to the news media or the Shareholders of the terms of the Merger) and deposit his or her certificates in accordance with the terms of such notice. A Shareholder who does not comply substantially with the requirements that he or she demand payment and deposit his or her Dissenting Share certificates where required, each by the date set in such notice, will not be entitled to payment for his Dissenting Shares under Chapter 13.


     Except as hereinafter described, upon receipt by the Company of a payment demand, the Company shall pay each dissenter who has substantially complied with the foregoing requirements the amount which the Company estimates is the fair value of the dissenter's Dissenting Shares, plus accrued interest. "Fair value," with respect to the Dissenting Shares, means the value of such shares immediately before the Effective Time, excluding any appreciation or depreciation in anticipation of the Merger unless such exclusion would be inequitable. The Company will make such estimate using techniques accepted generally in the financial community, which may include, but shall not be limited to, market valuation, valuation based on prior sales, capitalized earnings valuation and asset valuation. The payment shall be accompanied by: (i) certain financial information with respect to the Company, (ii) a statement of the Company's estimate of the fair value of the Dissenting Shares and an explanation of how the fair value was calculated, (iii) an explanation of how the interest was calculated, (iv) a statement of the dissenter's right to demand additional payment, and (v) a copy of Chapter 13. Instead of making such payment, the Company may offer to make such payment to, but not make payment until acceptance of the offer as full satisfaction of his or her demand by, a dissenter as to any Dissenting Shares of which he or she (or the beneficial owner on whose behalf he or she is asserting dissenters' rights) was not the beneficial owner on October 2, 1996 (the date of the first announcement to the news media or the Shareholders of the terms of the Merger), unless the beneficial ownership of the Dissenting Shares devolved upon him or her by operation of law from a person who was the beneficial owner on the date of such first announcement.



     Within 30 days after the Company has made or offered payment for the dissenter's Dissenting Shares, the dissenter may notify the Company in writing of his or her own estimate of the fair value of his Dissenting Shares and amount of interest due and demand payment of his estimate (less any payment previously made by the Company or reject the Company's offer and demand payment of the fair value of his Dissenting Shares and interest due. The dissenter may make such notification if the dissenter believes that the amount paid or offered to be paid is less than the fair value of his Dissenting Shares or that the interest due is calculated incorrectly. A dissenter waives his or her right to demand additional payment unless he or she notifies the Company of his or her demand in writing within 30 days after the Company has made or offered to make payment for his Dissenting Shares.



     Within 60 days after receiving the demand for additional payment, if the demand remains unsettled, the Company is required to commence a proceeding in the South Carolina Circuit Court of Common Pleas in Spartanburg County, South Carolina seeking a determination by the court of the fair value of the Dissenting Shares and accrued interest. If the Company does not commence the proceeding within such 60 day period, the Company is required to pay each dissenter whose demand remains unsettled the amount demanded. All dissenters whose demands remain unsettled shall be parties to such action. Each dissenter made a party to the proceeding will be entitled to judgment for the amount if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the Company.



     In any such judicial appraisal proceeding, the court shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court is required to assess the costs against the Company, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding additional payment for their Dissenting Shares. The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (i) against the Company and in favor of any or all dissenters if the court finds the Company did not comply substantially with the operative provisions of Chapter 13, or (ii) against either the Company or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Chapter 13. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the Company, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.


     Although the Company believes that the terms of the Merger Agreement and the Merger are fair to all Shareholders, the Company cannot make any representation as to the outcome of any determination of fair value made by the South Carolina Circuit Court of Common Pleas. Shareholders should recognize that such an appraisal could result in a determination of a lower, higher or equivalent value than or to the value reflected in the terms of the Merger.

     Dissenters' rights under the SCBCA are not available with respect to the 1994 Plan Proposal.

                              THE MERGER AGREEMENT

     The following is a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full and complete text of the Merger Agreement. All holders of Company Common Stock are encouraged to read the Merger Agreement carefully and in its entirety.

THE MERGER


     Pursuant to the Merger Agreement and subject to the terms and conditions thereof, Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Toys "R" Us. As a result of the Merger, the separate corporate existence of Sub will cease.



     Subject to the terms and conditions of the Merger Agreement, the closing of the Merger (the "Closing") will take place on the second business day after satisfaction of the conditions set forth in the Merger Agreement (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in the Merger Agreement), unless another date is agreed to by Toys "R" Us and the Company (the "Closing Date"). The Merger will become effective at the time at which Articles of Merger are filed with the Secretary of State of the State of South Carolina, or such time thereafter as is provided in such Articles of Merger. The time at which the Merger becomes effective is referred to herein as the "Effective Time."


CONVERSION OF SHARES


     At the Effective Time, pursuant to the Merger Agreement, (i) each issued and outstanding share of Company Common Stock (other than the Tate Shares, shares owned by the Company, shares owned by Toys "R" Us or by any direct or indirect wholly owned subsidiary of Toys "R" Us and shares with respect to which dissenters' rights are properly exercised), will be converted into 0.8121 of a share of Toys "R" Us Common Stock, (ii) each Tate Share will be converted into
0.5150 of a share of Toys "R" Us Common Stock, (iii) each share of Company Common Stock held by Toys "R" Us, by the Company or by any direct or indirect wholly owned subsidiary of Toys "R" Us will be canceled and (iv) each issued and outstanding share of common stock of Sub will be converted into one share of common stock of the surviving corporation. The shares of Toys "R" Us Common Stock to be received by holders of Company Common Stock pursuant to the Merger Agreement are referred to herein as the "Merger Consideration."


EXCHANGE PROCEDURES

     As soon as reasonably practicable after the Effective Time, American Stock Transfer and Trust Company, in its capacity as Exchange Agent (the "Exchange Agent"), will mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (other than shares owned by the Company, shares owned by Toys "R" Us or by any direct or indirect wholly owned subsidiary of Toys "R" Us and shares with respect to which dissenters' rights are properly exercised) ("Company Certificates") (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

     Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with the letter of transmittal, duly executed, and such other documents as Toys "R" Us or the Exchange Agent reasonably requests, the holder of such Company Certificate will be entitled to receive in exchange therefor (i) certificates representing that number of shares of Toys "R" Us Common Stock that such holder has the right to receive (less the amount of any required withholding taxes, if any) and (ii) any cash that such holder has the right to receive in lieu of fractional shares as described below, and the Company Certificate so surrendered shall forthwith be canceled. Until surrendered, each Company Certificate will, at any time after the Effective Time, represent only the right to receive the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

     HOLDERS OF COMPANY COMMON STOCK SHOULD NOT SEND COMPANY CERTIFICATES WITH THE ENCLOSED PROXY CARD. SHAREHOLDERS SHOULD SEND COMPANY CERTIFICATES TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING, THE LETTER OF TRANSMITTAL.

     No fractional shares of Toys "R" Us Common Stock will be issued upon the surrender of Company Certificates, and such fractional shares will not entitle the owner thereof to vote or to any rights of a stockholder of Toys "R" Us. In lieu of any such fractional shares, the Exchange Agent will, on behalf of all holders of fractional shares of Toys "R" Us Stock, as soon as practicable after the Effective Time, aggregate all such fractional shares

(collectively, the "Fractional Shares") and, at the option of Toys "R" Us, such Fractional Shares will be purchased by Toys "R" Us or otherwise sold by the Exchange Agent as agent for the holders of such Fractional Shares, in either case at the then prevailing price on the NYSE. The Exchange Agent will determine the portion, if any, of the net proceeds of such sale to which each holder of Fractional Shares is entitled by multiplying the amount of the aggregate net proceeds of the sale of the Fractional Shares by a fraction, the numerator of which is the amount of Fractional Shares to which such holder is entitled and the denominator of which is the aggregate amount of Fractional Shares to which all holders of Fractional Shares are entitled.

     No dividends or other distributions declared after the Effective Time on Toys "R" Us Common Stock will be paid with respect to any shares of Company Stock represented by a Company Certificate until such Company Certificate is surrendered for exchange in accordance with the procedures described above.

TREATMENT OF STOCK OPTIONS

     At the Effective Time, each outstanding Option (other than Options held by Ms. Robertson or Mr. Tate) issued pursuant to the 1988 non-qualified stock option plan and the 1988 qualified stock option plan of the Company (the "1988 Plans"), the 1994 Plan and the 1995 Stock Option Plan for Outside Directors of the Company (the "Outside Director Plan" and, together with the 1988 Plans and the 1994 Plan, the "Option Plans") whether vested or unvested, will be assumed by Toys "R" Us and will constitute an option to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under the assumed Option (including, without limitation, with respect to the term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, acceleration and termination provisions), the same number of shares of Toys "R" Us Common Stock rounded down to the nearest whole share, determined by multiplying the number of shares of Company Common Stock subject to such Option immediately prior to the Effective Time by 0.8121, at an exercise price per share of Toys "R" Us Common Stock (increased to the nearest whole cent) equal to the exercise price per share of such Option immediately prior to the Effective Time divided by 0.8121; provided, however, that, in the case of any Option to which Section 421 of the Code applies by reason of its qualification as an "incentive stock option" under Section 422 of the Code, the conversion formula will be adjusted if necessary to comply with
Section 424(a) of the Code.


     At the Effective Time, (i) each outstanding vested Option held by Mr. Tate will be settled by the Company in exchange for an amount of cash equal to the difference between (a) 0.5150 multiplied by the closing per share sales price of the Toys "R" Us Common Stock on the NYSE Composite Tape on the Closing Date and
(b) the exercise price per share of such Option, subject to any required withholding of taxes and (ii) each outstanding vested Option held by Ms. Robertson will be settled by the Company in exchange for an amount of cash equal to the difference between (a) 0.8121 multiplied by the closing sales price of the Toys "R" Us Common Stock on the NYSE Composite Tape on the Closing Date and
(b) the exercise price per share of such Option, subject to any required withholding of taxes. As of December 24, 1996, Mr. Tate is the holder of 202,500 Options and Ms. Robertson is the holder of 67,500 Options. Based upon the closing sales price of the Toys "R" Us Common Stock on December 24, 1996 of $31.375, the cash to be received by Mr. Tate and Ms. Robertson with respect to their vested Options upon consummation of the Merger would be approximately $3,116,820 and $1,662,276, respectively and any such amounts will be reflected, when incurred upon consummation of the Merger, as a cost to the Company.


     Subject to certain exceptions, none of the Options that are unvested at the Effective Time will become vested as a result of the execution and delivery of the Merger Agreement or the consummation of the Merger.


     Prior to the Effective Time, the Employee Stock Purchase Plan will be amended to the extent necessary to provide that the current "Purchase Period" under such plan will terminate and that purchases thereunder be consummated at or prior to the Effective Time.


TREATMENT OF WARRANTS


     At the Effective Time, each outstanding warrant to purchase shares of Company Common Stock (the "Warrants") will be assumed by Toys "R" Us and will be deemed to constitute a warrant to acquire, on the terms and conditions as were applicable under such Warrant, the same number of shares of Toys "R" Us Common Stock as the holder of such Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Warrant in full immediately prior to the Effective Time (not taking into account whether such Warrant was in fact exercisable at such time), at a price per share equal to (i) the aggregate exercise price for the Company Common Stock subject to such Warrant divided by
(ii) the number of shares of Toys "R" Us Common Stock deemed purchasable pursuant to such Warrant; provided, however, that the number of shares of Toys "R" Us Common Stock that may be purchased upon exercise of such Warrant will not include any fractional shares and, upon exercise of the Warrant, a cash payment will be made for any fractional shares based upon the closing price of shares of Toys "R" Us Common Stock on the NYSE on the trading day immediately preceding the date of exercise.

REPRESENTATIONS AND WARRANTIES


     The Merger Agreement contains certain customary representations and warranties by the Company and/or Toys "R" Us and Sub relating to, among other things: (i) each of the Company's, Toys "R" Us' and Sub's organization and similar corporate matters; (ii) each of the Company's, Toys "R" Us' and Sub's capital structure; (iii) the authorization, execution, delivery, performance and enforceability of, the Merger Agreement with respect to the Company, Toys "R" Us and Sub; (iv) documents filed by the Company and Toys "R" Us with the Commission and the accuracy of the information contained therein; (v) the absence of undisclosed material litigation and other undisclosed liabilities relating to the Company and Toys "R" Us; (vi) the absence of material changes with respect to the business of the Company and Toys "R" Us; (vii) certain tax and employee benefit matters with respect to the Company and its subsidiaries; (viii) the inventories, receivables and payables of the Company and its subsidiaries; and
(ix) certain environmental matters with respect to the Company and its subsidiaries.


     The Merger Agreement also contains representations by Mr. Tate relating to
(i) the authorization, execution, delivery, performance and enforceability of the Merger Agreement with respect to Mr. Tate; (ii) the ownership by Mr. Tate of the Tate Shares; and (iii) an acknowledgment by Mr. Tate that he is an informed and sophisticated investor and, together with his advisors, has undertaken such investigation as he has deemed necessary, including the review of the Merger Agreement and the Shareholders Agreement, to enable him to make an informed and intelligent decision with respect to the Merger Agreement and the Shareholders Agreement and the transactions contemplated thereby, and an acknowledgement by Mr. Tate that pursuant to the Merger he will receive less consideration per share of Company Common Stock than will other holders of Company Common Stock.

CERTAIN COVENANTS

     The Merger Agreement contains certain customary covenants and agreements, including, without limitation, the following:

     CONDUCT OF BUSINESS OF THE COMPANY. The Company has agreed that, except as contemplated by the Merger Agreement, during the period from October 1, 1996 to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of the Merger Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses will be unimpaired at the Effective Time.

     Without limiting the generality of the foregoing, and except as otherwise expressly provided in the Merger Agreement, prior to the Effective Time, the Company has agreed that it will not, and will cause its subsidiaries not to, without the prior written consent of Toys "R" Us (which consent may not be unreasonably withheld): (i) (a) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent, (b) split, combine or reclassify any of its capital stock or, except pursuant to the exercise of options, warrants, conversion rights, exchange rights and other contractual rights existing on October 1, 1996, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests or (c) purchase, redeem or otherwise acquire or amend any shares of capital stock or other equity interests of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares, interests or other securities; (ii) issue, deliver, sell, pledge or otherwise encumber or amend any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, interests, voting securities or convertible securities, including pursuant to the Option Plans, other than (a) the issuance of shares of Company Common Stock upon the conversion of Convertible Notes outstanding on October 1, 1996 in accordance with their present terms, (b) the issuance of shares of Company Common Stock upon the exercise of Options outstanding on October 1, 1996 in accordance with their present terms and (c) the issuance of shares of Company Common Stock upon the exercise of the Warrants outstanding on October 1, 1996 in accordance with their present terms; (iii) amend its certificate or articles of incorporation or bylaws (or other similar governing instrument); (iv) acquire or agree to acquire
(a) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (b) any asset requiring or involving an expenditure or purchase price in excess of $100,000, except (1) mergers and consolidations between or among one or more wholly owned subsidiaries of the Company that will not create adverse tax consequences to the Company or its subsidiaries, and (2) purchases of inventory in the ordinary course of business consistent with past practice; (v) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice; (vi) (a) other than incurrences of indebtedness (which term shall be deemed not to include trade payables incurred in the ordinary course of business) in the ordinary course of business which, in the aggregate, do not exceed $50,000, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (b) make any loans, advances or capital contributions to, or investments in, any other person other than to the Company or any direct or indirect wholly owned subsidiary of the Company; (vii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in accordance with their terms of liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in reports filed by the Company with the Commission under the Exchange Act and publicly available prior to October 1, 1996 or incurred in the ordinary course of business consistent with past practice since the date of such financial statements, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party; (viii) (a) adopt, enter into, terminate or amend any benefit plan or other arrangement for the benefit or welfare of any director, officer or current or former employee of the Company or any of its subsidiaries, (b) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any such director, officer or employee (except for normal increases or bonuses as contractually required pursuant to agreements disclosed in the reports filed by the Company with the Commission under the Exchange Act and publicly available prior to October 1, 1996 or in the ordinary course of business consistent with past practice to employees other than directors and executive officers of the Company and that, in the aggregate, do not result in any material increase in benefits or compensation expense to the Company and its subsidiaries relative to the level in effect prior to such action (but in no event may the aggregate amount of the increases granted to any such director, officer or employee exceed 5% of the aggregate annualized compensation of such director, officer or employee and in no event may the aggregate amount of all such increases exceed 1% of the aggregate annualized compensation expense of the Company and its subsidiaries reported in the most recent consolidated financial statements of the Company included in the reports filed by the Company with the Commission under the Exchange Act and publicly available prior to October 1,
1996) and except as contractually required pursuant to agreements included as part of a report filed by the Company with the Commission under the Exchange Act and publicly available prior to October 1, 1996), (c) pay any benefit not provided for under any benefit plan, (d) except for payments or awards in cash permitted by clause (b), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder) or (e) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan; (ix) make or agree to make any capital expenditure or expenditures other than for maintenance purposes; (x) modify, amend or terminate any contract or agreement set forth in the reports filed by the Company with the Commission under the Exchange Act or any real property lease to which the Company or any of its subsidiaries is a party, or waive, release or assign any material rights or claims thereunder; (xi) take or agree to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a)(1) of the Code;
(xii) conduct its business in a manner or take, or cause to be taken, any other action that would or might reasonably be expected to prevent or materially delay the Company, Sub or Toys "R" Us from consummating the transactions contemplated by the Merger Agreement in accordance with the terms thereof including, without limitation, any action which may materially limit the ability of the Company, Sub or Toys "R" Us to consummate the transactions contemplated by the Merger Agreement as a result of antitrust or other regulatory concerns; or (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.



     CONDUCT OF BUSINESS OF TOYS "R" US AND SUB. Toys "R" Us has agreed that, during the period from October 1, 1996 to the Effective Time, Toys "R" Us will not, and will cause its subsidiaries not to, without the prior written consent of the Company (which consent may not be unreasonably withheld): (i) take or agree to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a)(1) of the Code; (ii) conduct its business in a manner or take, or cause to be taken, any other action that would or might reasonably be expected to prevent or materially delay Toys "R" Us, Sub or the Company from consummating the transactions contemplated by the Merger Agreement, including, without limitation, any action which may materially limit the ability of Toys "R" Us, Sub or the Company to consummate the transactions contemplated by the Merger Agreement as a result of antitrust or other regulatory concerns; or (iii) authorize any of, or commit or agree to take any of, the foregoing actions.



     Sub has agreed that, during the period from December 26, 1996 to the Effective Time, Sub will not engage in any activities of any nature, except as provided in or contemplated by the Merger Agreement.



     NO SOLICITATION. The Company has agreed that from October 1, 1996 it will, and that it will cause its subsidiaries and their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries) (collectively, the "Company Representatives") to, immediately cease any discussions or negotiations with any party that may be ongoing with respect to a Competing Transaction (as defined herein). In addition, from October 1, 1996 until the termination of the Merger Agreement, the Company has agreed that it will not, that it will cause its subsidiaries not to, and that it will not authorize or permit any of the Company Representatives to, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or participate in any discussions or negotiations regarding any Competing Transaction or agree to or endorse any Competing Transaction, and the Company has agreed to notify Toys "R" Us orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its subsidiaries or any Company Representative may receive relating to any of such matters and, if such inquiry or proposal is in writing, the Company will deliver to Toys "R" Us a copy of such inquiry or proposal promptly; provided, however, that nothing contained in the Merger Agreement will prohibit the Company or the Board from (i) taking and disclosing to its Shareholders a position contemplated by Exchange Act Rule 14e-2 or (ii) making any disclosure to its Shareholders that, in the good faith judgment of the Board, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), is required under applicable law; and provided further, that nothing contained in the Merger Agreement will prohibit the Company from furnishing information to, or entering into discussions or negotiations with, any person or entity that after the date hereof states in an unsolicited writing that it has a BONA FIDE serious interest to make a Superior Proposal (as defined herein) if (i) (a) the Board, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that such action is necessary for the Board to comply with its fiduciary duties to Shareholders under applicable law and (b) after consultation with and based upon the advice of an independent financial advisor (who may be the Company's regularly engaged independent financial advisor) determines in good faith that such person or entity is capable of making, financing and consummating a Superior Proposal and (ii) prior to taking such action, the Company (a) provides at least two business days' notice to Toys "R" Us to the effect that it is taking such action and (b) receives from such person or entity an executed confidentiality agreement on terms no less restrictive than the existing confidentiality agreement between the Company and Toys "R" Us. "Competing Transaction" means any of the following (other than the transactions between the Company, Sub and Toys "R" Us contemplated by the Merger Agreement) involving the
Company: (i) any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or a substantial portion of the assets of the Company and its subsidiaries, taken as a whole, or of more than 25% of the equity securities of the Company or any of its subsidiaries, in any case in a single transaction or series of transactions;
(iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.


     Except as set forth in the Merger Agreement, the Company has agreed that the Board will not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Toys "R" Us, the approval or recommendation by it of the Merger Agreement or the Merger, or (ii) approve or recommend, or cause the Company to enter into any agreement with respect to, any Competing Transaction. Notwithstanding the foregoing, if the Board, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that it is necessary to do so in order to comply with its fiduciary duties to stockholders under applicable law, the Board is permitted by the Merger

Agreement to modify or withdraw its approval or recommendation of the Merger Agreement and the Merger, approve or recommend a Superior Proposal or cause the Company to enter into an agreement with respect to a Superior Proposal, but in each case only after providing at least two business days' written notice to Toys "R" Us advising Toys "R" Us that the Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In addition, if the Company proposes to enter into an agreement with respect to any Competing Transaction, it is required by the Merger Agreement to, concurrently with entering into such an agreement, pay, or cause to be paid, to Toys "R" Us the fee described in the second paragraph under " -- Fees and Expenses." A "Superior Proposal" means any BONA FIDE proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all or substantially all the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's Shareholders than the Merger.

     INDEMNIFICATION OF DIRECTORS AND OFFICERS. Toys "R" Us has agreed that it will, from and after the Effective Time and for a period of six years thereafter, defend and hold harmless each person who is now, or has been or who becomes prior to the Effective Time, an officer or director of the Company or any of its subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including, without limitation, all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby, in each case to the fullest extent a corporation is permitted under the SCBCA to indemnify its own directors or officers, as the case may be; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the disposition of such claim.

     In the event of an Indemnified Liability, (i) Toys "R" Us will pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel must be reasonably satisfactory to Toys "R" Us, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the SCBCA and upon receipt of any affirmation and undertaking required by the SCBCA, (ii) Toys "R" Us will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the SCBCA will be made by independent counsel mutually acceptable to Toys "R" Us and the Indemnified Party; provided, however, that Toys "R" Us will not be liable for any settlement effected without its written consent (which consent may not be unreasonably withheld).

     CERTAIN EFFORTS. Each of the Company and Toys "R" Us has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all applicable governmental and regulatory authorities and the making of all necessary registrations and filings (including filings with governmental and regulatory authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental and regulatory authority, (ii) the obtaining of all necessary consents, approvals or waivers, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of any of the transactions contemplated by the Merger Agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental or regulatory authority vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Merger Agreement. In addition, the Company and Toys "R" Us have agreed to use their reasonable best efforts to obtain any clearance required under the HSR Act for the completion of the Merger, which efforts will not require Toys "R" Us to agree to any prohibition, limitation or other requirement of the type set forth in clause (iii) of the first paragraph under " -- Conditions to the Merger."

     CERTAIN OTHER COVENANTS. Toys "R" Us, Sub and the Company have also agreed, among other things: (i) to promptly make all required filings under the HSR Act;
(ii) to consult with each other prior to issuing any press release or public statement; (iii) that Toys "R" Us and its representatives be granted reasonable access to the properties, books and records of the Company; (iv) that Toys "R" Us will use its best efforts to cause the shares of Toys "R" Us Common Stock to be issued in the Merger to be listed on the NYSE; and (v) that the Company will use its reasonable best efforts to cause to be delivered to Toys "R" Us, prior to the Closing, a letter from each person who may be deemed to be an "affiliate" of the Company for purposes of Rule 145 under the Securities Act in the form attached to the Merger Agreement; (vi) that Toys "R" Us will take certain required actions with respect to the Convertible Notes at the Effective Time; and (vii) Toys "R" Us will indemnify the shareholders of the Company for certain tax liabilities.


CONDITIONS TO THE MERGER


     The obligations of Toys "R" Us and Sub to consummate the Merger are subject to the satisfaction of the following conditions: (i) the representations and warranties of the Company and Mr. Tate set forth in the Merger Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though the same had been made on and as of the Effective Time (except to the extent they relate to a particular date), the Company and Tate shall have performed in all material respects all of their material obligations under the Merger Agreement theretofore to be performed, and Toys "R" Us and Sub shall have received at the Effective Time a certificate to that effect dated the Effective Time and executed by the Chief Executive Officer or President of the Company; provided, however, that no representation or warranty of the Company contained in the Merger Agreement shall be deemed untrue or incorrect as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts circumstances or events inconsistent with any paragraph of the Merger Agreement has had or is expected to have a material adverse effect with respect to the Company and its subsidiaries; (ii) the Merger Agreement shall have been duly approved by the holders of a majority of the votes entitled to be cast by the holders of shares of Company Common Stock at the Special Meeting, in accordance with applicable law and the Company Articles and the bylaws of the Company (the "Company Bylaws"); (iii) there shall not be pending or threatened by any governmental authority or regulatory agency, any suit, action or proceeding, (a) challenging or seeking to restrain or prohibit the Merger or any of the other transactions contemplated by the Merger Agreement or seeking to obtain from Toys "R" Us or the Company or any of their respective subsidiaries in connection with the Merger any material damages, (b) seeking to prohibit or limit the ownership or operation by Toys "R" Us or the Company or any of their respective subsidiaries of any material portion of the business or assets of Toys "R" Us or the Company or any of their respective subsidiaries, or to compel Toys "R" Us, the Company or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of Toys "R" Us, the Company or any of their respective subsidiaries in each case as a result of the Merger or any of the other transactions contemplated by the Merger Agreement, (c) seeking to impose limitations on the ability of Toys "R" Us to acquire or hold, or exercise full rights of ownership of, the shares of Company Common Stock, including the right to vote the shares of Company Common Stock on all matters properly presented to the Shareholders of the Company, (d) seeking to prohibit Toys "R" Us or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or any of its subsidiaries, or (e) which otherwise is reasonably likely to have a material adverse effect with respect to the Company and its subsidiaries or Toys "R" Us and its subsidiaries; (iv) there shall not be in effect a preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated by the Merger Agreement not be consummated; (v) the Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been initiated and be continuing or threatened by the Commission; (vi) the Toys "R" Us Common Stock to be issued pursuant to the Merger and the other such shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE, subject to notice of official issuance; (vii) subject to the condition described in clause (iii) above, all governmental filings required to be made prior to the Effective Time by the Company with, and all governmental consents required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, except where the failure to make such filing or obtain such consent would not reasonably be expected to have a material adverse effect with respect to Toys "R" Us (assuming the Merger had taken place) and the waiting periods under the HSR Act shall have expired or been terminated; (viii) all required authorizations, consents and approvals of any person (other than a governmental authority), the failure to obtain which would have a material adverse effect with respect to Toys "R" Us (assuming the Merger had taken place), shall have been obtained; (ix) Deloitte & Touche LLP shall have delivered to the Company, for delivery by it to Toys "R" Us, one or more letters with respect to the financial information contained in this Proxy Statement/Prospectus as contemplated by the Merger Agreement; (x) Toys "R" Us shall have used its reasonable best efforts to obtain from each affiliate of the Company an executed copy of a letter in the form attached to the Merger Agreement; and (xi) Toys "R" Us shall have received from Weil, Gotshal & Manges LLP, counsel to Toys "R" Us, an opinion addressed to Toys "R" Us, substantially to the effect that (a) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (b) each of Toys "R" Us, Sub and the Company will be a party to the reorganization within the meaning of
Section 368(b) of the Code; and (c) no gain or loss will be recognized by Toys "R" Us, Sub or the Company as a result of the Merger, dated the Closing Date, and such opinion shall not have been withdrawn or modified in any material respect.



     The obligation of the Company to consummate the Merger is subject to the satisfaction of the following conditions: (i) the representations and warranties of Toys "R" Us and Sub set forth in the Merger Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though the same had been made on and as of the Effective Time (except to the extent they relate to a particular date), Toys "R" Us and Sub shall have performed in all material respects all of their respective material obligations under the Merger Agreement theretofore to be performed, and the Company shall have received at the Effective Time certificates to that effect dated the Effective Time and executed by the Chief Executive Officer or President of each of Toys "R" Us and Sub; provided, however, that no representation or warranty of Toys "R" Us contained in the Merger Agreement shall be deemed untrue or incorrect as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts circumstances or events inconsistent with any paragraph of the Merger Agreement has had or is expected to have a material adverse effect with respect to Toys "R" Us and its subsidiaries; (ii) the Merger Agreement shall have been duly approved by the holders of a majority of the votes entitled to be cast by the holders of shares of Company Common Stock at the Special Meeting, in accordance with applicable law and the Company Articles and Company Bylaws; (iii) there shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated by the Merger Agreement not be consummated; provided, however, that prior to invoking this condition the Company shall use its best efforts to have such injunction or order vacated; (iv) the Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been initiated and be continuing or threatened by the Commission; (v) the Toys "R" Us Common Stock to be issued pursuant to the Merger and the other such shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE, subject to notice of official issuance; (vi) the waiting periods under the HSR Act shall have expired or been terminated; and (vii) the Company shall have received from Wachtell, Lipton, Rosen & Katz, counsel to the Company, an opinion addressed to the Company substantially to the effect that (a) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (b) each of Toys "R" Us, Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (c) no gain or loss will be recognized by a Shareholder of the Company as a result of the Merger except (1) with respect to cash received by such Shareholder in lieu of fractional shares or pursuant to the exercise of appraisal rights and
(2) except to the extent a Shareholder receives consideration different in amount from other Shareholders, dated the Closing Date, and such opinion shall not have been withdrawn or modified in any material respect.


TERMINATION

     TERMINATION EVENTS. The Merger Agreement may be terminated and the Merger abandoned by action of the Board of Directors of either Toys "R" Us or the Company if: (i) the Merger is not consummated by May 31, 1997 (provided that such right to terminate the Merger Agreement will not be available to any party whose failure to fulfill any obligation under the Merger Agreement is the cause of or resulted in the failure of the Merger to occur on or before such date);
(ii) any court of competent jurisdiction in the United States or some other governmental body or regulatory authority issues an order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action becomes final and nonappealable; or (iii) the Merger Agreement is not approved by Shareholders of the Company at the Special Meeting.

     The Merger Agreement may also be terminated and the Merger abandoned at any time prior to the Effective Time by action of the Board of Directors of Toys "R" Us if: (i) the Company fails to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement to be complied with or performed or fulfilled by the Company at or prior to such date of termination, which failure to comply has not been cured within 15 business days following receipt by the Company of notice of such failure to comply; (ii) any representation or warranty of the Company contained in the Merger Agreement is not true in all material respects when made (provided such breach has not been cured within 15 business days following receipt by the Company of notice of the breach) or (except to the extent they relate to a particular date) on and as of the Effective Time as if made on and as of the Effective Time (in each case subject to the standard set forth in the proviso of clause (i) of the first paragraph under the heading " -- Conditions to the Merger"); or (iii) (a) the Board withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner adverse to Toys "R" Us or Sub, or approves or recommends to the Shareholders of the Company any Competing Transaction or (b) the Company enters into any agreement with respect to any Competing Transaction or (c) the Board resolves to do any of the foregoing.



     The Merger Agreement may also be terminated and the Merger abandoned at any time prior to the Effective Time by action of the Board if: (i) Toys "R" Us or Sub fails to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement to be complied with or performed or fulfilled by Toys "R" Us or Sub at or prior to such date of termination, which failure to comply has not been cured within fifteen business days following receipt by Toys "R" Us of notice of such failure to comply; (ii) any representation or warranty of Toys "R" Us or Sub contained in the Merger Agreement is not true in all material respects when made (provided such breach has not been cured within 15 business days following receipt by Toys "R" Us of notice of the breach) or (except to the extent they relate to a particular date) on and as of the Effective Time as if made on and as of the Effective Time (in each case subject to the standard set forth in the proviso of clause (i) of the second paragraph under " -- Conditions to the Merger"); or (iii) the Company enters into a definitive agreement relating to a Superior Proposal, provided it has complied with all of the provisions described under " -- Certain
Covenants -- No Solicitation" and has made payment of the fees described in the second paragraph under
" -- Fees and Expenses."



     EFFECT OF TERMINATION. In the event of termination of the Agreement by either the Company or Toys "R" Us, the Merger Agreement will forthwith become void and there will be no liability or obligation on the part of Toys "R" Us, Sub the Company or Tate or their respective affiliates, officers, directors or stockholders except (i) with respect to fees and expenses and (ii) to the extent that such termination results from the breach of a party hereto or any of its representations or warranties, or any of its covenants or agreements, in each case, as set forth in the Merger Agreement.


FEES AND EXPENSES


     Except as described below, each of Toys "R" Us, Sub and the Company has agreed to bear its own expenses in connection with the Merger, except that the cost of printing this Proxy Statement/Prospectus will be borne equally by Toys "R" Us and the Company.


     If the Merger Agreement is terminated (i) by either the Company or Toys "R" Us in the circumstances described in clause (iii) of the first paragraph under " -- Termination -- Termination Events," and such termination occurs at or prior to the time of the Special Meeting and at such time a Competing Transaction is commenced, publicly proposed or publicly disclosed and the Company has not yet rejected such Competing Transaction, (ii) by Toys "R" Us in the circumstances described in clause (iii) of the second paragraph under " --
Termination -- Termination Events" or (iii) by the Company in the circumstances described in clause (iii) of the third paragraph under " -- Termination -- Termination Events," then the Company is required to pay to Toys "R" Us an amount equal to $12 million.

     If the Merger Agreement is terminated by the Company in the circumstances described in clause (i) or (ii) of the third paragraph under " -- Termination -- Termination Events," then Toys "R" Us is required to pay to the Company an amount equal to $20 million.

AMENDMENT; WAIVER


     Subject to the applicable provisions of the SCBCA, at any time prior to the Effective Time, Toys "R" Us, Sub and the Company may modify or amend the Merger Agreement, by written agreement executed and delivered by duly authorized officers of Toys "R" Us, Sub and the Company; provided, however, that after approval of the Merger Agreement by the Shareholders, no amendment may be made which changes the consideration payable in the Merger or adversely affects the rights of the Shareholders under the Merger Agreement without the approval of such Shareholders.

     The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

                           CERTAIN RELATED AGREEMENTS

SHAREHOLDERS AGREEMENT


     Concurrently with the execution and delivery of the original version of the Merger Agreement on October 1, 1996, Toys "R" Us, Mr. Tate and Ms. Robertson entered into the Shareholders Agreement. Set forth below is a summary of certain provisions of the Shareholders Agreement, a copy of which has been filed as an exhibit to the Registration Statement. This summary is qualified in its entirety by reference to the full and complete text of the Shareholders Agreement.


     Pursuant to the Shareholders Agreement, Mr. Tate has agreed that until the earlier to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms, at any meeting of the Shareholders, however called, or in connection with any written consent of the Shareholders, he will vote or cause to be voted the shares of Company Common Stock held of record or beneficially by him (and has granted to Toys "R" Us his proxy to vote all such shares): (i) in favor of approval of the Merger Agreement and any actions required in furtherance thereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement (after giving effect to any materiality or similar qualifications contained therein); and (iii) except as otherwise agreed to in writing in advance by Toys "R" Us, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (a) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (b) a sale, lease or transfer of a material amount of assets of the Company, or a reorganization, recapitalization, dissolution or liquidation of the Company, and (c) any change in a majority of the persons who constitute the Board, any change in the present capitalization of the Company or any amendment of the Company Articles or Company Bylaws, any other material change in the Company's corporate structure or business, or any other action which in the case of each of the matters referred to in this clause
(c), is intended to, or reasonably could be expected to, impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by the Merger Agreement and the Shareholders Agreement. In addition, Mr. Tate has agreed not to enter into any agreement or understanding with any person or entity the effect of which would be inconsistent with or violative of the foregoing provisions. The foregoing provisions will terminate
(i) in the event the Merger Agreement is terminated pursuant to the provisions described under "The Merger Agreement -- Termination," upon such termination, and (ii) in the event the Merger is consummated, upon the Effective Time.

     In addition, Mr. Tate and Ms. Robertson have agreed in the Shareholders Agreement that they will not, until the third anniversary of the Effective Time,
(i) engage in any activity in the juvenile retail business, directly or indirectly (whether as an employee, officer, director, agent, consultant, proprietor, partner, principal shareholder of otherwise), anywhere where the Company currently has operations; or (ii) engage in any action, activity or course of conduct which is detrimental to the business or business reputation of the Company or any of its subsidiaries, including (a) recruiting any employees of the Company (or the Surviving Corporation) or any of its subsidiaries; (b) soliciting or encouraging any employee of the Company (or the Surviving Corporation) or any of its subsidiaries to leave the employment of the Company or any of its subsidiaries; and (c) disclosing or furnishing to anyone any confidential information relating to the Company or any of its subsidiaries or otherwise using such confidential information for its own benefit or the benefit of any other person.

REGISTRATION RIGHTS AGREEMENT


     Concurrently with the execution and delivery of the original version of the Merger Agreement on October 1, 1996, Toys "R" Us, Mr. Tate and Ms. Robertson entered into the Registration Rights Agreement pursuant to which, subject to certain limitations, Mr. Tate and Ms. Robertson will collectively be entitled to one "demand" registration right and unlimited "piggy back" registration rights to register under the Securities Act the shares of Toys "R" Us Common Stock received by Mr. Tate and Ms. Robertson in connection with the Merger. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement and this summary is qualified in its entirety by reference to the full text of the Registration Rights Agreement.

                                 THE COMPANIES

TOYS "R" US

     Toys "R" Us is engaged in the operation of 1,296 children's specialty retail stores consisting of 680 United States and 396 international toy stores, including franchise locations, under the name "Toys "R" Us," 212 children's clothing stores under the name "Kids "R" Us" and six infant-toddler stores under the name "Babies "R" Us." In addition, Toys "R" Us has opened its first superstore format under the name "Toys "R" Us KidsWorld" in two locations this year, featuring all of the "R" Us concepts under one roof. Toys "R" Us operates in 49 states, Puerto Rico, and 23 international countries. The overall merchandising philosophy of Toys "R" Us is the development of strong consumer recognition and acceptance of its name by the use of mass media advertising that promotes its broad selection and everyday low prices. Toys "R" Us' principal offices are located at 461 From Road, Paramus, New Jersey 07652, and its telephone number is (201) 262-7800.

     For a more detailed description of the business and properties of Toys "R" Us, see the descriptions thereof set forth in the Toys "R" Us 10-K, which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

THE COMPANY


     The Company is a leading large format retailer of baby and young children's products in the United States. The Company was incorporated in 1970 and opened its first superstore in March 1971 in Greenville, South Carolina, and currently operates 78 stores in 23 states, primarily in the southeast and midwest. Substantially all of the products sold by the Company are directed toward newborns and children up to three years old. The Company's business strategy is to offer the broadest assortment of high quality baby merchandise at everyday low prices, maintain low operating costs and provide excellent customer service. Although the Company's superstores currently average approximately 36,000 square feet in size, its newest superstores range from approximately 35,000 to 45,000 square feet in size. Substantially all of the Company's superstores are anchor tenants in strip shopping centers near major regional malls and other destination stores. The Company's principal offices are located at 1201 Woods Chapel Road, Duncan, South Carolina 29334, and its telephone number is (864) 968-9292.


     For a more detailed description of the business and properties of the Company, see the descriptions thereof set forth in the Company 10-K, which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                        COMPARISON OF SHAREHOLDER RIGHTS

     Toys "R" Us is incorporated in the State of Delaware and the Company is incorporated in the State of South Carolina. Shareholders of the Company, whose rights as shareholders currently are governed by South Carolina law, will, upon consummation of the Merger, become stockholders of Toys "R" Us and their rights as such will be governed by Delaware law. Certain significant differences between the rights of stockholders under the Delaware General Corporation Law (the "DGCL") and those of shareholders under the SCBCA are summarized below. This summary does not purport to be a complete discussion of the differences between the statutory rights of shareholders of a South Carolina corporation and stockholders of a Delaware corporation. Such differences can be determined in full by reference to the SCBCA and the DGCL.

DIRECTORS

     Under Delaware law, the certificate of incorporation may provide that directors elected by the holders of a class or series of stock shall have terms of office longer or shorter than those of other directors and more or less than one vote per director on any matter. The terms and voting powers of a director or class of directors may therefore be greater or less than those of any other director or class of directors. The Certificate of Incorporation of Toys "R" Us does not provide for unequal terms or voting powers for any directors. South Carolina law does not provide for unequal terms or voting powers for directors depending on the class or series of stock electing them, although staggered terms are permitted.

     Under South Carolina law, the number of directors shall be specified in or fixed in accordance with the articles of incorporation or bylaws of a corporation. If, under the articles of incorporation or bylaws of a corporation, the board of directors has power to fix or change the number of directors, the board of directors may increase or decrease the number of directors by up to 30% without a shareholder vote. If the articles of incorporation or bylaws of a corporation establish a range of size of the board of directors, the number of directors may be fixed or changed within the minimum and maximum by the shareholders or the board of directors. After shares are issued, only the shareholders may change the range for the size of the board of directors or change from a fixed to a variable-range size board of directors or VICE VERSA. The Company Bylaws provide for the number of directors to be determined by action of the Board within a range of three to 15 directors. Under Delaware law, the number of directors may be altered in the manner provided in the bylaws of a corporation unless the number of directors is fixed in the certificate of incorporation, in which case the number of directors can be altered only by an amendment of the certificate of incorporation, which requires stockholder approval. The Certificate of Incorporation of Toys "R" Us does not fix the number of directors and the bylaws of Toys "R" Us provide that the number may be changed by the board of directors.

     Under South Carolina and Delaware law, a corporation may provide for cumulative voting by its shareholders with respect to the election of directors. The Company prohibits cumulative voting in the Company Articles. The Certificate of Incorporation of Toys "R" Us permits cumulative voting with respect to the election of directors.

ACTION BY SHAREHOLDERS OR STOCKHOLDERS WITHOUT MEETING

     Under Delaware law, any action that is required to be or that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, by the written consent of holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action if a meeting of stockholders were held at which all shares entitled to vote thereon were present and voted, unless otherwise provided in the certificate of incorporation. The Certificate of Incorporation of Toys "R" Us does not so provide. South Carolina law also permits action by shareholders without a meeting but requires the written consent of all shareholders entitled to vote on the matter.

DIVIDENDS

     Under South Carolina law, the board of directors may authorize and the corporation may make distributions of cash or property to its shareholders, subject to any restriction in the articles of incorporation and subject further to the restriction that no distribution may be made if, after giving it effect,
(i) the corporation would not be able to pay its debts as they become due in the usual course of business, or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a determination that a distribution is not so prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

     Under Delaware law, a corporation may, unless otherwise restricted by its certificate of incorporation, pay dividends out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared or preceding fiscal year (provided that such payment will not reduce capital below the amount of capital represented by all classes of stock having a preference upon the distribution of assets). Under Delaware law, surplus is the excess of the net assets of the corporation over the amount determined to be capital. The amount of capital may be fixed by the board of directors, but shall not be less than the aggregate par value of all shares having par value, plus the stated value of any shares not having par value, which have been issued from time to time. Under Delaware law, a corporation may purchase or redeem its own shares only out of surplus and only if it does not impair capital. However, a corporation may redeem preferred stock, irrespective of whether capital is thereby impaired, if such shares will be retired upon their redemption, and the capital of the corporation is reduced in accordance with Delaware law.

CERTAIN VOTING RIGHTS

     Under South Carolina law, a plan of merger must generally be approved by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast on the plan regardless of the class or voting group to which the shares belong, and two-thirds of the votes entitled to be cast on the plan within each voting group entitled to vote as a separate voting group on the plan. The articles of incorporation of a corporation may require a lower or higher vote for approval, but the required vote must be at least a majority of the votes entitled to be cast on the plan by each voting group entitled to vote separately on the plan. The Company Articles reduce the voting requirement described in this paragraph from two-thirds of the votes entitled to be cast on such plan to a majority of the votes entitled to be cast on such plan. Any class of shares of any such corporation is entitled to vote as a class if the plan of merger contains any provision that, if contained in a proposed amendment to the articles of incorporation, would entitle such class of shares to vote as a class. Under Delaware law, an agreement of merger or consolidation must be adopted by the affirmative vote of a majority of the outstanding stock entitled to vote thereon, but does not require the separate vote of any class of such stock unless the merger involves a charter amendment which would adversely affect such class.

     To authorize the sale, lease, exchange or other disposition of all or substantially all of the property of a corporation, other than in the usual and regular course of business, or to voluntarily dissolve the corporation, South Carolina law requires the affirmative vote of at least two-thirds of all the votes entitled to be cast on the transaction. The articles of incorporation of a corporation may require a lower or higher vote for approval, but the required vote must be least a majority of all the votes entitled to be cast on the transaction. The Company Articles reduce the voting requirement described in this paragraph from two-thirds of the votes entitled to be cast on such matters to a majority of the votes entitled to be cast on such matters. In contrast to South Carolina law, Delaware law requires only an affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon to authorize a sale, lease or exchange of all or substantially all the property and assets of the corporation, or to authorize the voluntary dissolution of the corporation. Delaware law permits the voluntary dissolution of a corporation without the approval of the board of directors pursuant to the written consent of all the stockholders.

DISSENTERS' OR APPRAISAL RIGHTS

     Under South Carolina law, a shareholder of a corporation who objects to (i) an amendment of the articles of incorporation that materially and adversely affects certain of the shareholder's rights, (ii) consummation of a plan of merger to which the corporation is a party (a) if shareholder approval is required and the shareholder is entitled to vote on the merger or (b) if the corporation is a subsidiary that is merged with its parent without shareholder approval or if the corporation is a parent that causes its subsidiary to be merged into it without shareholder approval, (iii) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan,
(iv) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange (excluding, among other matters, a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale), is entitled to payment of the fair value as determined under South Carolina law of such shareholder's shares by perfecting dissenters' rights pursuant to the SCBCA.

     Under Delaware law, appraisal or dissenters' rights arise only in connection with statutory mergers or consolidations, and the holders of shares of a class listed on a national securities exchange or held of record by more than 2,000 stockholders are not entitled to appraisal rights in the event of a merger or consolidation, unless such stockholders are required by the terms of the merger to accept anything other than shares of stock of the surviving corporation, shares of stock of another corporation which are so listed or held by such number of record holders, cash in lieu of fractional shares of such stock, or a combination of the shares of stock, depository receipts and cash in lieu of fractional shares of such stock. If the shares are not so listed or held by such number of record holders, a stockholder who did not vote in favor of such action, and who complies with certain statutory procedures, is entitled to receive the fair value as determined under Delaware law of such stockholder's shares from the corporation. For a discussion of the dissenters' rights of the shareholders of the Company in connection with the Merger, see "The
Merger -- Dissenters' Rights."

CHANGE IN CONTROL AND BUSINESS COMBINATIONS

     Both South Carolina and Delaware have in place legislation respecting takeovers. The Company has opted out of the South Carolina legislation.

     South Carolina's legislation respecting Control Share Acquisitions (as defined in the SCBCA) and Business Combinations (as defined herein) was enacted in 1988. The South Carolina Control Share Acquisition law applies to several categories of South Carolina corporations, including any South Carolina corporation, such as the Company, that has a class of voting shares registered with the Commission under Section 12 of the Exchange Act, has a principal place of business, its principal office or substantial assets in South Carolina and has a specified shareholder presence in South Carolina. Unless a corporation has opted out of the provisions of the South Carolina statute before the "control share acquisition" in question through an amendment to its articles of incorporation or bylaws, "control shares" of the corporation acquired in a "control share acquisition" have no voting rights unless and until granted by resolution approved by a majority of the shares of each voting group, excluding all "interested shares." If authorized by such a corporation's articles of incorporation or bylaws before a "control share acquisition" has occurred, "control shares" acquired in a "control share acquisition" may under certain circumstances be subject to redemption by the corporation at the fair value thereof. Unless otherwise provided in such a corporation's articles of incorporation or bylaws before a "control share acquisition" has occurred, if "control shares" acquired in a "control share acquisition" are accorded full voting rights which will constitute a majority or more of all voting power, all shareholders of the corporation have dissenters' rights to receive fair value for their shares. For purposes of the Control Share Acquisition law, "control shares" are shares that, except for such law, would have voting power that, when added to all other shares of the corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power, would entitle that person, directly or indirectly, alone or as part of a group, to exercise or direct the exercise of the voting power of the corporation in the election of directors within any of the following ranges of voting power: (i) one-fifth or more but less than one-third of all voting power, (ii) one-third or more but less than a majority of all voting power or (iii) a majority or more of all voting power. For purposes of the law, a "control share acquisition" means the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding "control shares". Among certain other circumstances, a "control share acquisition" is deemed not to occur when it is pursuant to a merger or plan of share exchange where the corporation is a party to the agreement of merger or plan of share exchange. Accordingly, the statute would not, by its terms, apply to the Merger. "Interested shares" are shares of the corporation voted by an acquiring person or a member of a group with respect to a "control share acquisition," any officer of the corporation or any employee of the corporation who is also a director of the corporation.

     The South Carolina Business Combination law applies to certain South Carolina corporations, such as the Company, and certain non-South Carolina corporations that have a significant presence in South Carolina. The law prohibits specified "business combinations" with "interested shareholders" unless certain conditions are satisfied. The act defines an "interested shareholder" as any person (other than the corporation or any of its subsidiaries) that (i) beneficially owns 10% or more of the corporation's outstanding voting shares or (ii) at any time within the preceding two-year period beneficially owned 10% of the voting power of the corporation's outstanding shares and is an affiliate or associate of the corporation. Excluded from the statute's coverage is any "business combination" with any person that beneficially owned in excess of 10% of the corporation's voting shares prior to April 23, 1988.

     Section 203 of the DGCL prohibits certain transactions between a Delaware corporation, the shares of which are listed on a national securities exchange, and an "interested stockholder," unless the certificate of incorporation of the corporation contains a provision expressly electing not to be governed by
Section 203 of the DGCL. The Certificate of Incorporation of Toys "R" Us does not contain such an election. An "interested stockholder" includes a person that is directly or indirectly a beneficial owner of fifteen percent or more of the voting power of the outstanding voting stock of the corporation and such person's affiliates and associates. The provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder became an interested stockholder, unless (i) the business combination is approved by the corporation's board of directors prior to the date such stockholder became an interested stockholder, (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which such stockholder became an interested stockholder or (iii) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the outstanding stock that is not owned by the interested stockholder.

LIABILITY OF DIRECTORS

     Subject to certain exceptions, both South Carolina and Delaware permit the articles of incorporation or certificate of incorporation, respectively, of a corporation to contain provisions limiting or eliminating the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Both Delaware and South Carolina do not permit any such provision to eliminate or limit the liability of a director
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (iii) for an improper distribution of corporate assets to one or more stockholders, or (iv) for any transaction from which the director derived an improper personal benefit. Unlike Delaware law, South Carolina also does not permit any such provision to eliminate or limit the liability of a director for acts or omissions that involve gross negligence. Both the Company Articles and the Certificate of Incorporation of Toys "R" Us contain provisions eliminating the liability of the respective companies' directors to the fullest extent permitted by South Carolina and Delaware law, respectively.

RELATED PARTY TRANSACTIONS

     Under South Carolina law, a corporation may not directly or indirectly lend money to, or guarantee the obligation of, any director unless (i) the particular loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, except the votes of shares owned by or voted under the control of the benefited director, or (ii) the corporation's board of directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees. Under Delaware law, any corporation may lend money to, or guarantee any obligation of, any officer or other employee, including any officer or employee who is a director, whenever, in the judgment of the directors, such loan or guaranty may reasonably be expected to benefit the corporation.

     Under South Carolina law, a transaction with a corporation in which a director of the corporation has a direct or indirect interest is not voidable by the corporation solely because of the director's interest in the transaction if any one of the following is true: (i) the material facts of the transaction and the director's interest were disclosed or known to the board of directors or a committee of the board of directors and the board or such committee authorizes, approves or ratifies the transaction by a majority (consisting of more than one) of the directors on the board or the committee who have no direct or indirect interest in the transaction; or (ii) the material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction by the affirmative vote of a majority of the shares entitled to vote other than shares owned by or voted under the control of the director who has a direct or indirect interest in the transaction and other than shares owned by or voted under the control of certain related entities; or (iii) the transaction was fair to the corporation. Under Delaware law, contracts or transactions between a corporation and one or more of its directors or officers, or between a corporation and another corporation or entity in which a director or officer has a financial interest or is a director or officer, may be effected if (i) approved in good faith by either (a) a majority of the disinterested directors of the board or a committee thereof or (b) a majority of the stockholders, in each case after disclosure or with knowledge of the material facts respecting the relationship or interest and the contract or transaction or (ii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under South Carolina law, a corporation may indemnify a past or present director against liability incurred in a proceeding if (i) the director conducted himself in good faith, (ii) the director reasonably believed (a) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interest, and (b) in all other cases, that his or her conduct was at least not opposed to its best interest, and (iii) in the case of any criminal proceedings, the director had no reasonable cause to believe his or her conduct was unlawful; provided, however, that a corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation, or (b) in connection with any other proceeding charging improper personal benefit to him or her in which he or she is adjudged liable on the basis that personal benefit was improperly received by him or her. Under South Carolina law, unless limited by the articles of incorporation, a corporation shall indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she is party because he or she is or was a director against reasonable expenses incurred by him or her in connection with the proceeding. Under South Carolina law, a corporation may pay in advance for the reasonable litigation expenses of a director if (i) the director furnishes the corporation a written affirmation of his good faith belief that he or she has met the applicable standard of conduct, (ii) the director furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification. Such determination, as well as any determination that indemnification shall be paid, must be made in one of the following ways: (i) by a majority vote of a quorum of the board of directors consisting of directors not at the time parties to the proceeding, (ii) if a quorum cannot be obtained, by majority vote of a committee designated by the board of directors, consisting solely of two or more directors not at the time parties to the proceeding, (iii) by special legal counsel (a) selected by the board of directors or its committee in the manner prescribed above, or (b) if a quorum of the board of directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full board of directors, or (iv) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. Under South Carolina law, an officer is entitled to the benefit of the same indemnification provisions as apply to directors, but in addition a corporation may indemnify and advance expenses to an officer who is not a director to the extent, consistent with public policy, provided by the corporation's articles of incorporation, the corporation's bylaws, general or specific action of the board of directors, or contract. Unless the corporation's articles of incorporation provide otherwise, South Carolina law permits a court in certain circumstances to order the payment of indemnification to a director, whether or not he met the applicable standard of conduct, if the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

     Under Delaware law, a corporation has the power to indemnify a director or officer against (i) expenses, judgments, fines and amounts paid in settlement reasonably incurred in any proceeding (other than a proceeding by or in the right of the corporation) if the director or officer acted in good faith and in a manner such officer or director reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful and (ii) expenses reasonably incurred in any proceeding by or in the right of the corporation if the director or officer acted in good faith and in a manner such officer or director reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification of such expenses shall be made in any such proceeding in which such person shall be adjudged to be liable to the corporation unless and only to the extent that the court shall determine that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Under Delaware law, any indemnification permitted by the rules described in the foregoing sentence may be made only as authorized in the specific case upon a determination that the individual has met the applicable standard of conduct, which determination must be made (i) by a majority vote of directors, who are not parties, even though less than a quorum, (ii) if there are no directors, or if a quorum of disinterested directors so directs, by independent legal counsel, or (iii) by the stockholders. Delaware law requires that a director or officer be indemnified against expenses reasonably incurred in connection with any proceeding in which he has been successful on the merits or otherwise in defense of the proceeding, or in defense of any claim, issue or matter therein. Expenses of any officer or director in connection with any proceeding may be paid by the corporation in advance upon receipt of an undertaking to repay such amount if it shall ultimately be determined that such officer or director is not entitled to be indemnified.

     Both South Carolina and Delaware law permit a corporation to purchase and maintain insurance on behalf of any officer or director against any liability, whether or not the corporation would have the power to indemnify such officer or director against such liability.

                PROPOSED RATIFICATION AND APPROVAL OF AMENDMENT
           TO THE 1994 PLAN AND GRANT OF OPTIONS TO EXECUTIVE OFFICER

     The 1994 Plan was adopted by the Company on July 20, 1994. 450,000 shares of Common Stock were initially approved for issuance under the 1994 Plan, adjusted for the Company's three-for-two stock split in February 1995. For the purposes of this summary all capitalized terms not defined herein are as defined in the 1994 Plan.

PROPOSED AMENDMENT

     On August 27, 1996, the Board approved, subject to Shareholder approval, the amendment of the 1994 Plan to increase the number of shares of Company Common Stock reserved for issuance thereunder from 450,000 shares to 1,000,000 shares, and, further, authorized the annual grant for 1996 of Options under the 1994 Plan to purchase up to 500,000 shares of Company Common Stock. Pursuant to this authorization, and subject to Shareholder approval of the increase in shares authorized under the 1994 Plan, Options to purchase a total of 394,250 shares were granted on August 28, 1996 (the "1996 Annual Grants"), including the grant of an Option to purchase 25,000 shares to Ms. Taylor, the Chief Financial Officer of the Company (the "CFO Grant"). On September 30, 1996, the Board further amended the 1994 Plan to provide, as described under " -- The 1994
Plan -- Change of Control Provisions" (the "Change of Control Provisions"), for the acceleration of vesting of Options granted under the 1994 Plan upon termination of the Optionee's (as defined herein) employment under certain circumstances following a Change of Control (as defined below). At the Special Meeting, the Shareholders are being requested to ratify and approve the amendment to increase the number of shares of Company Common Stock authorized for issuance under the 1994 Plan from 450,000 to 1,000,000 shares and the CFO Grant. The Board believes that it is in the Company's best interests to increase the number of shares of Company Common Stock authorized for issuance under the 1994 Plan so that the Company may continue to provide incentives to its employees through the opportunity to purchase Company Common Stock under the 1994 Plan. Pursuant to the Merger Agreement, at the Effective Time, each outstanding Option, other than Options held by Mr. Tate and Ms. Robertson, will be assumed by Toys "R" Us and will constitute an option to acquire shares of Toys "R" Us Common Stock on substantially the same terms and subject to substantially the same conditions as were applicable to the Option prior to the Effective Time. See "The Merger Agreement -- Treatment of Stock Options."

     The Board believes that in order to retain the continued services of its key employees, consultants and advisors, including executive officers, and to provide incentives for such persons to exert maximum efforts for the success of the Company, it is necessary and advisable to grant the Options to such persons. The Board therefore recommends that the Shareholders vote "FOR" the 1994 Plan Proposal. The 1994 Plan Proposal will be approved if the votes cast either in person or by proxy to approve the proposal exceed the votes cast opposing the proposal.

THE 1994 PLAN

     The following description of the 1994 Plan and the option agreements pursuant to which the 1996 Annual Grants were made (the "Option Agreements") is a summary only, and is qualified in its entirety by reference to the 1994 Plan, as amended, a copy of which is attached as Annex D to this Proxy Statement/Prospectus. Capitalized terms used in this description and not otherwise defined in this description have the meanings ascribed to them in the 1994 Plan.

     PURPOSE. The purposes of the 1994 Plan are to (i) provide an incentive and reward to key employees of the Company, and consultants and advisors to the Company, who are and have been in a position to contribute materially to improving the Company's profits, (ii) aid in the growth of the Company, and
(iii) encourage ownership of shares of Company Common Stock by employees.

     GRANTS. On August 28, 1996, grants of Options covering 394,250 shares of Company Common Stock were made to the participants in the 1994 Plan (each, a "Participant") at a purchase price of $16.00 per share, subject to Shareholder approval of the amendment to increase the number of shares available under the 1994 Plan.

     ADMINISTRATION. The 1994 Plan is administered by a Committee appointed by the Board. The Committee in its discretion may designate any individual who performs services as a common law employee for the Company, a Parent or Subsidiary, and is included on the regular payroll of the Company, Parent or Subsidiary (individually, an "Employee" and collectively, the "Employees") and Consultants who shall be Participants, determine all the terms and conditions as set forth in the 1994 Plan, including whether the Participant is awarded an Option, a Stock Appreciation Right ("SAR") or Restricted Stock (individually, an "Award" and collectively, the "Awards"), the exercise period, expiration date and other applicable time periods for each Award, the number of Shares subject to each Award, with respect to each Option whether it is an Incentive Stock Option ("ISO") or Nonqualified Stock Option ("NQO") and, if applicable, the Option Price or SAR Price and the general terms of the Award.

     ELIGIBILITY. Each Participant shall be an Employee who is a key employee or a Consultant of the Company, a Parent or a Subsidiary as selected by the Committee in its sole discretion from time to time. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the 1994 Plan. The approximate number of persons eligible to be Participants under the 1994 Plan is 400.

     SHARES SUBJECT TO AWARD. The securities subject to the Awards shall, subject to the Shareholder approval sought hereunder, be 1,000,000 shares of Company Common Stock. In the event that any outstanding Award under the 1994 Plan expires or is terminated for any reason, the Awarded Shares subject to that Award may again be the subject of an Award under the 1994 Plan.

     TERM OF THE 1994 PLAN. The 1994 Plan became effective on July 20, 1994. No Award may be made after the tenth anniversary of the effective date of the 1994 Plan.

     INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS. The Committee in its sole discretion may designate whether an Award to an Employee is to be considered an ISO or a NQO. An Award to a Consultant may be only a NQO. The Committee may grant both an ISO and a NQO to the same Employee. Any Award to an Employee designated by the Committee as an ISO will be subject to the general provisions applicable to all Awards granted under the 1994 Plan. In addition, the aggregate Fair Market Value of Shares (determined at the Effective Date of Grant) with respect to which ISO granted under all ISOs of the Company, a Parent or Subsidiary, are exercisable by the Employee for the first time during any calendar year shall not exceed $100,000. The Option Price shall be established by the Committee in its sole discretion. With respect to an ISO, the Option Price shall not be less than 100% of the Fair Market Value of a Share on the Effective Date of Grant. With respect to a NQO, the Option Price shall not be less than 50% of the Fair Market Value of a Share on the Effective Date of Grant. Any Award to an Employee will be considered to be a NQO to the extent that any or all of the grant is in conflict with any other provision of the 1994 Plan or with any requirement for ISOs pursuant to Code Section 422A and the regulations issued thereunder.

     An Option may be terminated, subject to the Change of Control Provisions, as follows: (i) during the period of continuous employment with the Company, Parent or Subsidiary, an Option will be terminated only if it has been fully exercised or it has expired by its terms; (ii) upon termination of employment, the Option will terminate upon the earliest of (a) the full exercise of the Option, (b) the expiration of the Option by its terms, and (c) not more than three months following the date of employment termination; provided, however, should termination of employment (1) result from the death or Permanent and Total Disability of the Participant, such period shall be one year or (2) be for Cause, the Option will terminate on the date of employment termination. For purposes of the 1994 Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment except with respect to an ISO as required to comply with Code Section 422A and the regulations issued thereunder;
(iii) subject to the terms of the agreement with the Participant with respect to an Award (an "Agreement"), if a Participant shall die or becomes subject to a Permanent and Total Disability prior to the termination of employment with the Company, Parent or Subsidiary and prior to the termination of an Option, such Option may be exercised to the extent that the Participant shall have been entitled to exercise it at the time of death or disability, as the case may be, by the Participant, the estate of the Participant or the person or persons to whom the Option may have been transferred by will or by the laws of descent and distribution. Except as otherwise expressly provided in the Agreement with the Participant, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the Participant, or his beneficiaries or heirs, to accrue additional rights under the 1994 Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment was terminated.

     STOCK APPRECIATION RIGHTS. The Committee, in its sole discretion, may grant to a Participant an SAR. The SAR Price shall be established by the Committee in its sole discretion. The SAR Price shall not be less than 100% of Fair Market Value of a share of Company Common Stock on the Effective Date of Grant for an SAR issued in tandem with an Incentive Stock Option and for other SARs, shall not be less than 50% of Fair Market

Value of a share of Company Common Stock on the Effective Date of Grant. Upon exercise of an SAR, the Participant shall be entitled, subject to the terms and conditions of the 1994 Plan and the Agreement, to receive the excess of each share being exercised under the SAR (i) the Fair Market Value of a share of Company Common Stock on the date of exercise over (ii) the SAR Price for such share. At the sole discretion of the Committee, the payment of such excess shall be made in (i) cash, (ii) shares of Company Common Stock, or (iii) a combination of cash and shares of Company Common Stock. Shares used for this payment shall be valued at their Fair Market Value on the date of exercise of the applicable SAR. An Award of an SAR shall be considered an Award for purposes of the number of shares of Company Common Stock subject to an Award unless the Agreement making the Award of the SAR provides that the exercise of an SAR results in the termination of an unexercised Option for the same number of shares of Company Common Stock.

     An SAR may be terminated, subject to the Change of Control Provisions, as follows: (i) during the period of continuous employment with the Company, Parent or Subsidiary, an SAR will be terminated only if it has been fully exercised or it has expired by its terms; (ii) upon termination of employment, the SAR will terminate upon the earliest of (a) the full exercise of the SAR, (b) the expiration of the SAR by its terms, and (c) not more than three months following the date of employment termination; provided, however, should termination of employment (1) result from the death or Permanent and Total Disability of the Participant, such three month period shall be one year or (2) be for Cause, the SAR will terminate on the date of employment termination. For purposes of the 1994 Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment unless otherwise provided in the Agreement or by the Company on the date of the leave of absence; (iii) subject to the terms of the Agreement with the Participant if a Participant shall die or becomes subject to a Permanent and Total Disability prior to the termination of employment with the Company, Parent or Subsidiary and prior to the termination of an SAR, such SAR may be exercised to the extent that the Participant shall have been entitled to exercise it at the time of death or disability, as the case may be, by the Participant, the estate of the Participant or the person or persons to whom the SAR may have been transferred by will or by the laws of descent and distribution. Except as otherwise expressly provided in the Agreement with the Participant, in no event will the continuation of the term of an SAR beyond the date of termination of employment allow the Employee, or his beneficiaries or heirs, to accrue additional rights under the 1994 Plan, have additional SARs available for exercise or to receive a higher benefit than the benefit payable as if the SAR was exercised on the date of employment termination. No SARs were granted pursuant to the 1996 Annual Grants.

     RESTRICTED STOCK. The Committee may award to a Participant Restricted Stock under such terms or conditions as the Committee, in its sole discretion, shall determine and as otherwise provided in the 1994 Plan. Restricted Stock shall be shares of Company Common Stock which are subject to a Restriction Period. Should the Participant terminate employment for any reason, all Restricted Stock which is still subject to the Restriction Period shall be forfeited and returned to the Company for no payment. Upon such forfeiture, shares representing such forfeited Restricted Stock shall become available for Award under the 1994 Plan. No Restricted Stock was granted pursuant to the 1996 Annual Grants.

     METHOD AND TIME OF PAYMENT. With respect to an Award, or portion thereof, which requires payment of an Option Price, the Option Price shall be payable on the exercise of the Award and shall be paid in (i) cash, (ii) shares of Company Common Stock, including shares acquired pursuant to the 1994 Plan, or (iii) part in cash and part in shares. Shares transferred in payment of the Option Price shall be valued as of date of transfer based on their Fair Market Value.

     EXERCISABILITY AND NON-TRANSFERABILITY OF AWARDS. Each Award shall be for a term of up to ten years from the Effective Date of Grant as determined in the sole discretion of the Committee. The vesting requirements of each Award shall be determined in the sole discretion of the Committee. No Award, Option, SAR, or Restricted Stock (prior to the expiration of the Restriction Period) shall be transferable by the Participant, except by will or the laws of descent and distribution upon the Participant's death and subject to any other limitations of the 1994 Plan. In addition to any other restriction thereunder or otherwise provided in the Agreement, no shares acquired pursuant to an Award of any type may be sold, transferred or otherwise disposed of prior to the end of the six month period which begins on the Effective Date of Grant of such Award. During the Participant's lifetime, an Option or SAR may be exercised only by the Participant, or on the Participant's behalf by the Participant's legal guardian.

     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The Committee shall make appropriate adjustments in the number of Awarded Shares or in the Option Price or SAR Price in order to give effect to changes made in the number of outstanding Shares as a result of a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other relevant change.

     CHANGE OF CONTROL PROVISIONS. Notwithstanding any provision in the 1994 Plan to the contrary, in the event of a Change of Control, any Option held by any employee of the Company (the "Optionee") shall vest at the earlier of (i) the date or dates for vesting of shares provided in the Agreement or Agreements to which the Optionee is a signatory and (ii) the date of termination of the Optionee's employment with the Company or any successor thereto, provided that the Optionee receives notice of termination during the period commencing on the date on which a Change of Control occurs (the "Effective Date") and ending on the fourth anniversary of such date, and that either the Optionee's employment is terminated by the Company other than for Cause, Disability, Death, or Retirement (as defined herein), or the Optionee terminates employment for Good Reason. For purposes of the 1994 Plan, a "Change of Control" shall mean: (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of Company Common Stock (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change of Control: (a) any acquisition directly from the Company,
(b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (d) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this paragraph; or (ii) individuals who, as of the date of the approval by the Board of the Change of Control Provisions, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of the approval by the Board of the Change of Control Provisions whose election, or nomination for election by the Company's Shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (iv) approval by the Shareholders of the Company of a complete liquidation or dissolution of the Company.

     For purposes of the Change of Control Provisions, "Disability" shall mean the absence of the Optionee from the Optionee's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Optionee or the Optionee's legal representative; "Retirement" shall mean the termination of employment by the Optionee due to his voluntary normal or early retirement under a pension plan sponsored by his Employer or its affiliates, as defined in such plan; and "Good Reason" shall have the meaning ascribed to it in the Company's Director Severance Policy.

     ADDITIONAL PROVISIONS. Awards authorized under the 1994 Plan may contain any other provisions or restrictions as the Committee in its sole and absolute discretion shall deem advisable including, but not limited to: (i) offering Options in tandem with or reduced by other Options, SARs or other employee benefits and reducing one Award by the exercise of another option, SAR or benefit; or (ii) providing for the issuance to the Participant upon exercise of an Option and payment of the exercise price thereof with previously owned shares of Company Common Stock, of an additional Award for the number of shares so delivered, having such other terms and conditions not inconsistent with the 1994 Plan as the Committee shall determine.

     AMENDMENT AND TERMINATION OF THE 1994 PLAN. The Board may at any time amend, suspend, or discontinue the 1994 Plan; provided, however, that without further approval of the Shareholders of the Company no amendments by the Board shall change the class of Employees eligible to participate or increase the number of shares which may be subject to Options granted under the 1994 Plan. No amendment to the 1994 Plan shall alter or impair any Award granted under the 1994 Plan, as amended, without the consent of the holders thereof.

FEDERAL INCOME TAX CONSIDERATIONS

     The following brief summary of the United States federal income tax rules currently applicable to NQOs, ISOs, SARS, and Restricted Stock is not intended to be specific tax advice to Participants under the 1994 Plan.

     Two types of stock options may be granted under the 1994 Incentive Plan:
NQOs, and ISOs. SARs and Restricted Stock may also be granted under the Plan. The grant of an Award generally has no immediate tax consequences to the Participant or the Company. Generally, participants will recognize ordinary income upon: (i) the exercise of NQOs or SARs; (ii) the vesting of shares of Restricted Stock; and (iii) the actual receipt of cash or stock pursuant to performance awards. In the case of NQOs and SARs, the amount of income recognized is measured by the difference between the exercise price and the fair market value of Company Common Stock on the date of exercise. In the case of Restricted Stock, the amount of income is equal to the fair market value of the stock received. The exercise of an ISO for cash generally has no immediate tax consequences to a Participant or to the Company. Participants may in certain circumstances recognize ordinary income upon the disposition of shares of Company Common Stock acquired by exercise of an ISO, depending upon how long such shares of Company Common Stock were held prior to disposition. Special rules apply to shares of Company Common Stock acquired by exercise of ISOs for previously held shares of Company Common Stock. In addition, special tax rules may result in the imposition of a 20% excise tax on any "excess parachute payments" that result from the acceleration of the vesting or exercisability of Awards upon a Change of Control.

     The Company is generally required to withhold applicable income and Social Security taxes ("employment taxes") from ordinary income which a Participant recognized on the exercise or receipt of an Award. The Company thus may either require Participants to pay to the Company an amount equal to the employment taxes the Company is required to withhold or retain or sell without notice a sufficient number of the shares to cover the amount required to be withheld.

     The Company will generally be entitled to a deduction for the amount includible in a Participant's gross income for federal income tax purposes upon the exercise or actual receipt of an Award. However, such deduction generally is available only if the Company timely complies with applicable information reporting requirements under Section 6041 and 6041A of the Code. Furthermore,
Section 162(m) of the Code and the regulations thereunder may in some circumstance limit deductibility with respect to "covered employees" whose total annual compensation exceeds $1 million, and Section 280G of the Code and the regulations thereunder may render nondeductible amounts includible in income by employees that are contingent upon a Change of Control and that are characterized as "excess parachute payments."

TERMS OF THE AUGUST 28, 1996 GRANTS

     In addition to the terms described in the 1994 Plan, the Option Agreements pursuant to which the Options granted on August 28, 1996 were awarded, including the CFO Grant, provide that such Options shall expire (the "Expiration Date") on the earlier of (i) 10 years from the date of the grant; (ii) three months after the Optionee ceases to be an Employee of the Company, a Parent or a Subsidiary (12 months if termination of employment is due to the Optionee's death or the Optionee having incurred a Permanent and total Disability or the date of termination of employment, if termination of employment is due to Cause); (iii) the date the Option is fully exercised; or
(iv) the date mutually agreed to by the Committee and the Optionee. The Option Agreements also provide that the Options shall vest one-third on the second anniversary date of the Option Agreement; one-third on the third anniversary date of the Option Agreement and the balance (one-third) on the fourth anniversary date of the Option Agreement. The foregoing provisions are qualified by the terms of the Change of Control Provisions. The Option Agreements also provide that the Options shall be Incentive Stock Options.

ESTIMATE OF BENEFITS

     The grant of future Awards under the 1994 Plan is subject to the discretion of the Committee. As of the date of this Proxy Statement/Prospectus, other than as indicated below, there has been no determination with respect to future Awards under the 1994 Plan. Under the Merger Agreement, the Company is not permitted to grant additional Awards under the 1994 Plan without the prior written consent of Toys "R" Us, which consent shall not be unreasonably withheld, until the Effective Time, unless the Merger Agreement is terminated in accordance with the terms thereof. See "The Merger Agreement -- Certain Covenants -- Conduct of Business of the Company." The amounts that were awarded by the Committee on August 28, 1996, subject to the approval of the Shareholders of the amendment to increase the number of shares of Company Common Stock available under the 1994 Plan, are as follows:

                                             NUMBER OF SHARES
                                                SUBJECT TO
      NAME AND POSITION                      OPTIONS GRANTED
Jodi L. Taylor                                     25,000
  Chief Financial Officer,
  Treasurer and Secretary
All Other Employees                               369,250
  (170 persons)

                            MANAGEMENT COMPENSATION

EXECUTIVE COMPENSATION

     The following table summarizes the compensation earned for services provided during the fiscal year ended January 31, 1996 and during each of the preceding two fiscal years, by the Company's Chief Executive Officer and by each of the other named executive officers of the Company during the fiscal year ended January 31, 1996 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG-TERM
                                                                                                    COMPENSATION
                                                                                                 ANNUAL COMPENSATION
                                                                                                       AWARDS
                                                                                             SECURITIES
NAME AND                                 FISCAL                              OTHER ANNUAL    UNDERLYING      ALL OTHER
PRINCIPAL POSITION                        YEAR     SALARY (1)     BONUS      COMPENSATION    OPTIONS (2)    COMPENSATION
Jack P. Tate                               1995     $ 250,000    $    -0-       $  -0-             -0-        $    -0-
  Chairman of the                          1994       254,000         -0-        4,530             -0-           6,860
  Board and Chief                          1993       254,000     192,500          -0-             -0-          76,860
  Executive Officer
Linda M. Robertson                         1995       196,500         -0-          -0-             -0-             -0-
  President and Chief                      1994       154,000      46,500        4,530             -0-             -0-
  Operating Officer                        1993       114,000      86,500          -0-             -0-             -0-
Jodi L. Taylor                             1995       141,250         -0-          -0-          10,000             -0-
  Chief Financial                          1994        88,615      10,000          -0-          71,250             -0-
  Officer, Treasurer                       1993        61,231      15,000          -0-             -0-             -0-
  and Secretary

(1) Amounts include $4,000 of directors' fees for each of the Named Executive Officers in fiscal 1994 and for each of Mr. Tate and Ms. Robertson in fiscal 1993. Amount for Ms. Taylor in fiscal 1993 includes directors' fees of $2,000. Beginning in fiscal 1995, directors' fees were no longer paid to Company employees.

(2) Securities represent shares of Company Common Stock underlying Options granted during the indicated fiscal year. Included in the amount reflected for Ms. Taylor in fiscal 1994 are Options for the purchase of 33,750 shares of Company Common Stock that were exercised in fiscal 1994.

OPTION GRANTS

     The following table sets forth information with respect to Options granted during the fiscal year ended January 31, 1996 to the Company's Chief Financial Officer. No Options were granted during such year to any of the other Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE
                                                          PERCENT OF                                  VALUE AT ASSUMED
                                           NUMBER OF     TOTAL OPTIONS                                ANNUAL RATES OF
                                           SECURITIES     GRANTED TO                                    STOCK PRICE
                                           UNDERLYING    EMPLOYEES IN                                 APPRECIATION FOR
                                            OPTIONS       LAST FISCAL     EXERCISE    EXPIRATION        OPTION TERM
                  NAME                      GRANTED          YEAR          PRICE         DATE          5%         10%
Jodi L. Taylor..........................     10,000           5.7%         $41.50      10/26/05     $261,000    $661,400

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the Named Executive Officers relating to Option exercises during the fiscal year ended January 31, 1996, and the number and value of unexercised Options held at year end.

            OPTION EXERCISES AND FISCAL 1995 YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-THE-
                                   SHARES                          UNDERLYING UNEXERCISED         MONEY OPTIONS AT FISCAL
                                 ACQUIRED ON       VALUE         OPTIONS AT FISCAL YEAR-END             YEAR-END (2)
             NAME                 EXERCISE      REALIZED (1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
Jack P. Tate..................        -0-         $    -0-        202,500               -0-     $ 9,666,050     $       -0-
Linda M. Robertson............        -0-              -0-         67,500               -0-       3,216,150             -0-
Jodi L. Taylor................      6,750          311,530            -0-            47,500             -0-       1,438,750

(1) Amount represents the difference between the aggregate price paid for the Company Common Stock upon exercise of the Option and the aggregate market value of such shares based on the last sale price per share of the Company Common Stock as reported on the Nasdaq National Market on the date of exercise.


(2) Calculated on the basis of a per share price of $48.50, the last sale price per share of the Company Common Stock as reported on the Nasdaq National Market on January 31, 1996. Based on $25.00, the last sale price per share of Company Common Stock on December 24, 1996, the value of the exercisable Options held by Mr. Tate is $4,907,300, the value of the exercisable Options held by Ms. Robertson is $1,629,900, and the value of the unexercisable Options held by Ms. Taylor is $487,500. For the treatment of these Options in the Merger, see "The Merger Agreement -- Treatment of Stock Options."


DIRECTOR COMPENSATION

     Currently, non-employee directors of the Company are paid a fee of $1,000 for attendance at each meeting of the Board. Pursuant to the Outside Director Plan, each non-employee director of the Company who has been elected by the Company's Shareholders receives an automatic annual grant of NQOs to purchase 5,000 shares of Company Common Stock. The exercise price of all Options is the fair market value of the Company Common Stock on the date of the grant. An Option may be exercised in whole or in part at any time during its term, but no Option may be exercised after the expiration of five years from the date the Option is granted or prior to the date six months from the date it is granted, and only during the period in which the Option holder remains a director of the Company and for one year thereafter, unless the director's membership on the Board is terminated for Cause (as defined in the Outside Director Plan), in which case all Options granted to such director will expire upon such termination. Options are not transferrable by Option holders and must be paid in full upon exercise. The Company has reserved 120,000 shares of Company Common Stock for issuance under the Outside Director Plan. Pursuant to the Merger Agreement, at the Effective Time, each outstanding Option issued pursuant to the Outside Director Plan will be assumed by Toys "R" Us and will constitute an option to acquire shares of Toys "R" Us Common Stock on substantially the same terms and subject to substantially the same conditions as were applicable to such Options prior to the Effective Time. See "The Merger Agreement -- Treatment of Stock Options."

CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into the Employment Agreement, which provides for payments, under certain circumstances, following a change in control. See "The Merger -- Interests of Certain Persons in the Merger; Potential Conflicts of Interest -- Change of Control Employment Agreement."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1995, the Compensation Committee of the Board was composed of Messrs. Langone and Teague, neither of whom has served at any time as an officer of the Company. Mr. Langone is Chairman, Chief Executive Officer and President of Invemed and principal shareholder of its corporate parent. Invemed served as an underwriter in connection with the Company's public offering of the Convertible Notes in September 1995 and the Company's public offerings of Company Common Stock in September 1994 and in March 1995 and has acted as a financial advisor with respect to the Merger. See "The
Merger -- Opinion of the Company's Financial Advisor" and " -- Interests of Certain Persons in the Merger; Potential Conflicts of Interest."

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


     The following table sets forth information regarding beneficial ownership as of December 24, 1996 of Company Common Stock by certain beneficial owners of five percent or more of the outstanding shares of Company Common Stock, directors of the Company, nondirector executive officers of the Company and directors and executive officers of the Company as a group:



                                                                                               SHARES BENEFICIALLY
                                                                                                    OWNED (1)
NAME                                                                                            NUMBER      PERCENT
Toys "R" Us, Inc. (2)......................................................................    9,000,000      46.3%
  461 From Road
  Paramus, New Jersey 07652
FMR Corp. (3)..............................................................................    2,018,600      10.5%
  82 Devonshire Street
  Boston, Massachusetts 02109
Jack P. Tate (4)...........................................................................    9,000,000      46.3%
  1201 Woods Chapel Road
  Duncan, South Carolina 29334
Linda M. Robertson (5).....................................................................      900,000       4.7
Kenneth G. Langone (6).....................................................................      110,000      *
Thomas L. Teague (7).......................................................................       85,020      *
Robert E. Howard (8).......................................................................       84,385      *
Jodi L. Taylor.............................................................................       67,229      *
Roger G. Owens (9).........................................................................        5,247      *
All directors and executive officers as a group (7 persons)................................   10,251,881      52.4


* Amount represents less than 1.0%.

(1) Except as otherwise indicated, the Company believes that the beneficial owners of the shares of Company Common Stock listed in the table, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

(2) According to the Schedule 13D, dated as of October 1, 1996, of Toys "R" Us, Toys "R" Us, due to the voting agreements with respect to the Tate Shares set forth in the Shareholders Agreement, may be deemed to beneficially own, for purposes of Section 13(d) of the Exchange Act, the 9,000,000 shares of Company Common Stock, over which Toys "R" Us has shared power to vote, but does not have sole power to vote or the sole power or shared power to dispose or to direct the disposition of any such shares of Company Common Stock.

(3) According to the Schedule 13G, dated as of November 30, 1996, of FMR Corp. ("FMR"), FMR has sole disposition power with respect to all shares reflected as beneficially owned, and sole voting power with respect to 9,400 shares.

(4) Shares reflected as beneficially owned include 202,500 shares of Company Common Stock issuable pursuant to currently exercisable Options.

(5) Shares reflected as beneficially owned include 67,500 shares of Company Common Stock issuable pursuant to currently exercisable Options.

(6) Shares reflected as beneficially owned include 65,250 shares issuable pursuant to currently exercisable Warrants and 10,000 shares issuable pursuant to currently exercisable Options.


(7) Shares reflected as beneficially owned include 65,250 shares issuable pursuant to currently exercisable Warrants, 10,000 shares issuable pursuant to currently exercisable Options and 20 shares held by family members.


(8) Shares reflected as beneficially owned include 10,000 shares issuable pursuant to currently exercisable Options.

(9) Shares reflected as beneficially owned include 5,000 shares issuable pursuant to currently exercisable Options.

                             SHAREHOLDER PROPOSALS


     The Company will hold a 1997 Annual Meeting of Shareholders only if the Merger is not consummated prior thereto. In the event of such a meeting, any Shareholder who desires to present a proposal at the 1997 Annual Meeting of Shareholders for inclusion in the proxy statement and form of proxy relating to that meeting must have submitted such proposal to the Company at its principal executive offices on or before December 28, 1996.


                                 OTHER MATTERS

     Under South Carolina law, only business within the purposes described in the Notice of Special Meeting transmitted with this Proxy Statement/Prospectus may be transacted at the Special Meeting.

                                 LEGAL MATTERS


     The validity of the shares of Toys "R" Us Common Stock to be issued in connection with the Merger will be passed upon for Toys "R" Us by Weil, Gotshal & Manges LLP, New York, New York.


     Certain federal income tax matters in connection with the transaction will be passed upon for the Company by Wachtell, Lipton, Rosen & Katz, New York, New York and for Toys "R" Us by Weil, Gotshal & Manges LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Toys "R" Us and its subsidiaries at February 3, 1996 and for each of the three years in the period then ended incorporated by reference in the Toys "R" Us Annual Report (Form 10-K) for the year ended February 3, 1996 and incorporated by reference in this Proxy Statement/Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference in the Toys "R" Us Annual Report (Form 10-K) for the year ended February 3, 1996 and incorporated herein by reference and are incorporated by reference in this Proxy Statement/Prospectus in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements incorporated in this Proxy Statement/Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended January 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon such report of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended May 1, 1996, July 31, 1996 and October 30, 1996 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended May 1, 1996, July 31, 1996 and October 30, 1996 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                               TOYS "R" US, INC.,


                            BSST ACQUISITION CORP.,


                             BABY SUPERSTORE, INC.

                                      AND

                                  JACK P. TATE


                          DATED AS OF OCTOBER 1, 1996



              AND AS AMENDED AND RESTATED AS OF DECEMBER 26, 1996

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                    ARTICLE I
                                       The Merger; Effective Time; Closing
1.1.     The Merger........................................................................................    A-1
1.2.     Effective Time....................................................................................    A-1
1.3.     Closing...........................................................................................    A-1
1.4.     Effects of the Merger.............................................................................    A-2


                                                    ARTICLE II
                                      Articles of Incorporation and By-Laws
                                           of the Surviving Corporation
2.1.     Certificate of Incorporation......................................................................    A-2
2.2.     The By-Laws.......................................................................................    A-2

                                                   ARTICLE III
                                              Directors and Officers
                                           of the Surviving Corporation
3.1.     Directors.........................................................................................    A-2
3.2.     Officers..........................................................................................    A-2

                                                    ARTICLE IV
                                         Merger Consideration; Conversion
                                     or Cancellation of Shares in the Merger
4.1.     Share Consideration for the Merger; Conversion or Cancellation of Shares in the Merger............    A-2
4.2.     Exchange Procedures...............................................................................    A-4
4.3.     Dividends, Fractional Shares, Etc.................................................................    A-4
4.4.     Dissenting Shares.................................................................................    A-6

                                                    ARTICLE V
                                          Representations and Warranties
5.1.     Representations and Warranties of the Company.....................................................    A-6
         (a)   Corporate Organization and Qualification....................................................    A-6
         (b)   Capitalization..............................................................................    A-6
         (c)   Approvals; Fairness Opinion.................................................................    A-7
         (d)   Authority Relative to This Agreement........................................................    A-7
         (e)   Consents and Approvals; No Violation........................................................    A-7
         (f)   Litigation; Compliance with Laws............................................................    A-8
         (g)   SEC Reports; Financial Statements...........................................................    A-8
         (h)   Undisclosed Liabilities; Absence of Certain Changes or Events...............................    A-9
         (i)   Employment Agreements.......................................................................    A-9
         (j)   Brokers and Finders.........................................................................    A-9
         (k)   S-4 Registration Statement and Proxy Statement/Prospectus...................................    A-9
         (l)   Taxes.......................................................................................   A-10
         (m)   Employee Benefits...........................................................................   A-11
         (n)   Title to Properties; Assets Other Than Real Property Interests..............................   A-12
         (o)   Intangible Property.........................................................................   A-13
         (p)   Certain Contracts...........................................................................   A-13
         (q)   Insurance...................................................................................   A-14
         (r)   Unlawful Payments and Contributions.........................................................   A-14
         (s)   Listings....................................................................................   A-14
         (t)   Environmental Matters.......................................................................   A-14
         (u)   State Takeover Statutes.....................................................................   A-15
         (v)   Inventories; Receivables; Payables..........................................................   A-15
         (w)   Transactions With Affiliates................................................................   A-15
         (x)   Disclosure..................................................................................   A-15

                                                                                                              PAGE
5.2.     Representations and Warranties of Acquiror and Merger Sub.........................................   A-15
         (a)   Corporate Organization and Qualification....................................................   A-15
         (b)   Capitalization..............................................................................   A-16
         (c)   Authorization for Acquiror Common Shares....................................................   A-16
         (d)   Authority Relative to This Agreement........................................................   A-16
         (e)   Consents and Approvals; No Violation........................................................   A-16
         (f)   SEC Reports; Financial Statements...........................................................   A-17
         (g)   Undisclosed Liabilities; Absence of Certain Changes or Events...............................   A-17
         (h)   Litigation..................................................................................   A-17
         (i)   S-4 Registration Statement and Proxy Statement/Prospectus...................................   A-18
         (j)   Brokers and Finders.........................................................................   A-18
         (k)   Ownership of Shares.........................................................................   A-18
         (l)   Disclosure..................................................................................   A-18
         (m)   Operations of Merger Sub....................................................................   A-18
5.3.     Representations and Warranties of Tate............................................................   A-18
         (a)   Authority Relative to This Agreement and Shareholders' Agreement............................   A-18
         (b)   The Tate Shares.............................................................................   A-18
         (c)   Consents and Approvals; No Violation........................................................   A-18
         (d)   Certain Acknowledgements....................................................................   A-19

                                                    ARTICLE VI
                                       Additional Covenants and Agreements
6.1.     Conduct of Business...............................................................................   A-19
6.2.     No Solicitation...................................................................................   A-21
6.3.     Meeting of Shareholders...........................................................................   A-22
6.4.     S-4 Registration Statement; Proxy Statement.......................................................   A-22
6.5.     Access to Information.............................................................................   A-22
6.6.     Publicity.........................................................................................   A-22
6.7.     Indemnification of Directors and Officers.........................................................   A-22
6.8.     Affiliates of the Company.........................................................................   A-23
6.9.     Taxes.............................................................................................   A-24
6.10.    Maintenance of Insurance..........................................................................   A-24
6.11.    Representations and Warranties....................................................................   A-24
6.12.    Antitrust Notification............................................................................   A-24
6.13.    Reasonable Best Efforts; Other Action.............................................................   A-24
6.14.    Notification of Certain Matters...................................................................   A-25
6.15.    Blue Sky Permits..................................................................................   A-25
6.16.    NYSE Listing......................................................................................   A-25
6.17.    Comfort Letter....................................................................................   A-25
6.18.    Benefit Matters...................................................................................   A-25
6.19.    Convertible Notes.................................................................................   A-25

                                                   ARTICLE VII
                                                    Conditions
7.1.     Conditions to the Obligations of Acquiror.........................................................   A-26
         (a)   Certificate.................................................................................   A-26
         (b)   Company Shareholder Approval................................................................   A-26
         (c)   No Litigation...............................................................................   A-26
         (d)   S-4 Registration Statement..................................................................   A-26
         (e)   Listing of Acquiror Common Shares...........................................................   A-26
         (f)   Governmental Filings and Consents; HSR Act..................................................   A-26
         (g)   Third-Party Consents........................................................................   A-27
         (h)   Delivery of Comfort Letter..................................................................   A-27
         (i)   Affiliate Letters...........................................................................   A-27
         (j)   Delivery of Tax Opinion.....................................................................   A-27

                                                                                                              PAGE
7.2.     Conditions to the Obligations of the Company......................................................   A-27
         (a)   Certificate.................................................................................   A-27
         (b)   Company Shareholder Approval................................................................   A-27
         (c)   Injunction..................................................................................   A-27
         (d)   S-4 Registration Statement..................................................................   A-27
         (e)   Listing of Acquiror Common Shares...........................................................   A-27
         (f)   HSR Act.....................................................................................   A-27
         (g)   Delivery of Tax Opinion.....................................................................   A-27

                                                   ARTICLE VIII
                                                   Termination
8.1.     Termination by Mutual Consent.....................................................................   A-28
8.2.     Termination by Either Acquiror or the Company.....................................................   A-28
8.3.     Termination by Acquiror...........................................................................   A-28
8.4.     Termination by the Company........................................................................   A-28
8.5.     Effect of Termination and Abandonment.............................................................   A-29

                                                    ARTICLE IX
                                            Miscellaneous and General
9.1.     Payment of Expenses...............................................................................   A-29
9.2.     Survival of Representations and Warranties........................................................   A-29
9.3.     Modification or Amendment.........................................................................   A-29
9.4.     Waiver of Conditions..............................................................................   A-29
9.5.     Counterparts......................................................................................   A-29
9.6.     Governing Law.....................................................................................   A-30
9.7.     Notices...........................................................................................   A-30
9.8.     Entire Agreement; Assignment......................................................................   A-30
9.9.     Parties in Interest...............................................................................   A-31
9.10.    Certain Definitions...............................................................................   A-31
         (a)   "Affiliate".................................................................................   A-31
         (b)   "subsidiary"................................................................................   A-31
         (c)   "Material Adverse Effect"...................................................................   A-31
         (d)   "Person"....................................................................................   A-31
9.11.    Severability......................................................................................   A-31
9.12.    Specific Performance..............................................................................   A-31
9.13.    Captions..........................................................................................   A-31

                                                     EXHIBITS
Shareholders Agreement...................................................................................Exhibit A
Registration Rights Agreement............................................................................Exhibit B
Affiliate Letter.........................................................................................Exhibit C
Tax Certificates.........................................................................................Exhibit D

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 1, 1996, and as amended and restated as of December 27, 1996, among Toys "R" Us, Inc., a Delaware corporation ("Acquiror"), BSST Acquisition Corp., a South Carolina corporation and direct wholly owned subsidiary of Acquiror ("Merger Sub"), Baby Superstore, Inc., a South Carolina corporation (the "Company"), and Jack P. Tate ("Tate").


                              W I T N E S S E T H:


     WHEREAS, Acquiror and the Company have entered into an Agreement and Plan of Merger, dated as of October 1, 1996 (the "Original Agreement"), providing for the merger of the Company with and into Acquiror;



     WHEREAS, Acquiror and the Company desire to amend and restate the Original Agreement in its entirety to provide for the merger of Merger Sub with and into the Company in lieu of the merger of the Company with and into Acquiror, and Merger Sub desires to become a party thereto;



     WHEREAS, the Boards of Directors of Acquiror, Merger Sub and the Company each have determined that it is in the best interests of their respective stockholders for Merger Sub to merge with and into the Company upon the terms and subject to the conditions of this Agreement;


     WHEREAS, for federal income tax purposes, it is intended that the Merger (as defined in Section 1.1) shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");


     WHEREAS, Tate is the beneficial owner and holder of record of 9,000,000 shares of Common Stock, no par value, of the Company (collectively, the "Tate Shares");



     WHEREAS, concurrently with the execution of the Original Agreement, certain holders (each, a "Shareholder" and, collectively, the "Shareholders") of Shares (as defined in Section 4.1(b)), including Tate, entered into the Shareholders Agreement, a copy of which is attached as Exhibit A hereto (the "Shareholders Agreement") and the Registration Rights Agreement, a copy of which is attached as Exhibit B hereto (the "Registration Rights Agreement"); and



     WHEREAS, Acquiror, Merger Sub, the Company and Tate desire to make certain representations, warranties, covenants and agreements in connection with the Merger.



     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, Acquiror, Merger Sub the Company and Tate hereby agree as follows:


                                   ARTICLE I
                      THE MERGER; EFFECTIVE TIME; CLOSING


     1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Business Corporation Act of the State of South Carolina (the "BCA"), at the Effective Time (as defined in Section 1.2 below), the Company and Merger Sub shall consummate a merger (the "Merger") in which (a) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, and (b) the Company shall continue as the surviving corporation in the Merger ("Surviving Corporation") and shall succeed to and assume all of the rights, properties, liabilities and obligations of Merger Sub.



     1.2. EFFECTIVE TIME. Subject to the provisions of this Agreement, Acquiror, Merger Sub and the Company shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Secretary of State of the State of South Carolina, in such form as required by, and executed in accordance with, the relevant provisions of the BCA as soon as practicable on or after the Closing Date (as defined in Section 1.3). The Merger shall become effective upon such filing or at such time thereafter as is provided in the Articles of Merger (the "Effective Time").


     1.3. CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in
Article VII, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., New York City time, on the second business day after satisfaction of the conditions set forth in
Article VII (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Article VII) (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another date, time or place is agreed to in writing by the parties hereto.

     1.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DGCL and the BCA.


                                   ARTICLE II
                     ARTICLES OF INCORPORATION AND BY-LAWS
                          OF THE SURVIVING CORPORATION



     2.1. ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation.



     2.2. THE BY-LAWS. At the Effective Time, the Restated By-Laws of Merger Sub as in effect immediately prior to the Effective Time shall become the By-Laws of the Surviving Corporation.


                                  ARTICLE III
                             DIRECTORS AND OFFICERS
                          OF THE SURVIVING CORPORATION


     3.1. DIRECTORS. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-Laws.



     3.2. OFFICERS. The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-Laws.


                                   ARTICLE IV
                        MERGER CONSIDERATION; CONVERSION
                    OR CANCELLATION OF SHARES IN THE MERGER


     4.1. SHARE CONSIDERATION FOR THE MERGER; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER. The manner of converting or canceling shares of the Company and Merger Sub in the Merger shall be as follows:


     (a) Subject to Section 4.4, at the Effective Time, each share of common stock, no par value, of the Company (the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror (collectively, "Acquiror Companies") or by the Company) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into: (i) for each Share other than the Tate Shares, the right to receive 0.8121 of a Share of Common Stock, par value $0.10 per share, of Acquiror ("Acquiror Common Shares") and (ii) for each Tate Share, the right to receive 0.5150 of an Acquiror Common Share (as applicable, the "Merger Consideration"). If, prior to the Effective Time, Acquiror should split or combine the Acquiror Common Shares, or pay a stock dividend or other stock distribution in Acquiror Common Shares, then the Merger Consideration will be appropriately adjusted to reflect such split, combination, dividend or other distribution.

     (b) Each Share that is directly owned by any of the Acquiror Companies and each Share that is directly owned by the Company shall be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

     (c) All Shares to be converted pursuant to this Section 4.1 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate representing any such Shares (a "Company Certificate") shall thereafter cease to have any rights with respect to such Shares, except the right to receive for each of the Shares, upon the surrender of such certificate in accordance with Section 4.2, the Merger Consideration and cash in lieu of fractional Acquiror Common Shares as contemplated by Section 4.4(c).


     (d) At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the same number of shares of common stock of the Surviving Corporation.


     (e) Subject to Section 4.1(f), at the Effective Time, each outstanding option to purchase Shares (each, an "Option") issued pursuant to the 1988 non-qualified stock option plan and the 1988 qualified stock option plan of the Company (collectively, the "1988 Plans"), the 1994 Baby Superstore, Inc. Stock Incentive Plan (the "1994 Plan"), the 1995 Stock Option Plan for Outside Directors of the Company (the "1995 Plan") (collectively, the 1988 Plans, the 1994 Plan and the 1995 Plan are referred to herein as the "Option Plans") whether vested or unvested, shall be assumed by Acquiror and shall constitute an option to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Option, including, without limitation, term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, acceleration and termination provisions, the same number of Acquiror Common Shares, rounded down to the nearest whole share, determined by multiplying the number of Shares subject to such Option immediately prior to the Effective Time by 0.8121, at an exercise price per share of Acquiror Common Shares (increased to the nearest whole cent) equal to the exercise price per share of Shares immediately prior to the Effective Time divided by 0.8121; PROVIDED, HOWEVER, that in the case of any Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under Section 422 of the Code, the conversion formula shall be adjusted if necessary to comply with Section 424(a) of the Code. Employment with the Company shall be credited to the optionees for purposes of determining the number of vested Acquiror Common Shares subject to exercise under converted Options after the Effective Time. Except as set forth in Section 5.1(m) of the Company Disclosure Schedule (as defined in Section 5.1), none of the Options that are unvested at the Effective Time shall become vested as a result of the execution and delivery of this Agreement or the consummation of the Merger. As soon as practicable after the Effective Time, but no later than 30 days thereafter, Acquiror shall deliver to the holders of Options appropriate notices informing such holders that such Options have been assumed by Acquiror and will constitute options to purchase Acquiror Common Shares on substantially the same terms and conditions as their Options (subject to the adjustments required by this Section 4.1 after giving effect to the Merger).

     (f) On the date hereof, Tate is the holder of 202,500 Options and Linda M. Robertson ("Robertson") is the holder of 67,500 Options. At the Effective Time,
(i) each then outstanding vested Option held by Tate shall be settled by the Company in exchange for an amount of cash equal to the difference between (A)
0.5150 multiplied by the closing per share sales price of the Acquiror Common Shares on the NYSE composite tape on the Closing Date (the "Closing Price") and
(B) the exercise price per share of such Option, subject to any required withholding of taxes and (ii) each then outstanding vested Option held by Robertson shall be settled by the Company in exchange for an amount of cash equal to the difference between (A) 0.8121 multiplied by the Closing Price and
(B) the exercise price per share of such Option, subject to any required withholding of taxes (each such amount being hereinafter referred to as, the "Option Consideration"). From and after the Effective Time, such Options shall represent only the right of Tate and Robertson to receive the Option Consideration upon the surrender thereof. Upon receipt of the Option Consideration, the corresponding Option shall be canceled. The surrender by Tate and Robertson of such Options to the Company in exchange for the Option Consideration shall be deemed a release of any and all rights which Tate and Robertson had or may have had in respect of such Options.

     (g) Acquiror shall use its best efforts to cause there to be effective as of a date as soon as practicable after the Effective Time a registration statement on Form S-8 (or any successor form) or another appropriate form, with respect to the Acquiror Common Shares subject to such Options, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Options remain outstanding.


     (h) At the Effective Time, each of the warrants to purchase Shares listed in Section 5.1(b)(2.) of the Company Disclosure Schedule (each, a "Warrant" and, collectively, the "Warrants") shall be assumed by Acquiror and shall be deemed to constitute a warrant to acquire, on the terms and conditions as were applicable under such Warrant, the same number of Acquiror Common Shares as the holder of such Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Warrant in full immediately prior to the Effective Time (not taking into account whether such Warrant was in fact exercisable at such time), at a price per share equal to (x) the aggregate exercise price for the Shares subject to such Warrant divided by (y) the number of Acquiror Common Shares deemed purchasable pursuant to such Warrant; PROVIDED, HOWEVER, that the number of Acquiror Common Shares that may be purchased upon exercise of such Warrant shall not include any fractional share and, upon exercise of the Warrant, a cash payment shall be made for any fractional share based upon the closing price of an Acquiror Common Share on the NYSE on the trading day immediately preceding the date of exercise. Acquiror expressly agrees to assume the obligations of the Company pursuant to
Section 7 of the Warrants and to enter into an assumption agreement, effective as of the Effective Time, with the holders of the Warrants.


     4.2. EXCHANGE PROCEDURES. (a) Prior to the Effective Time, Acquiror shall designate a bank or trust company to act as exchange agent in the Merger (the "Exchange Agent"), and Acquiror shall deposit with the Exchange Agent as of the Effective Time (or otherwise when requested by the Exchange Agent from time to time in order to effect any exchange pursuant to this Section 4.2) for the benefit of the holders of the Shares for exchange in accordance with this
Article IV, through the Exchange Agent, certificates evidencing the Acquiror Common Shares issuable pursuant to Section 4.1 in exchange for outstanding Shares. Such Acquiror Common Shares, together with any dividends or distributions with respect thereto with a record date after the Effective Time, shall hereinafter be referred to as the "Exchange Fund." The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Acquiror Common Shares pursuant to Section 4.1 out of the Exchange Fund.

     (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Shares immediately prior to the Effective Time (excluding any Shares which will be canceled pursuant to Section 4.1(b) or which are subject to Section 4.4) (i) a letter of transmittal (the "Letter of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of such Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as Acquiror shall specify) and
(ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration with respect to the Shares formerly represented thereby.

     (c) Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with the Letter of Transmittal, duly executed, and such other documents as Acquiror or the Exchange Agent shall reasonably request, the holder of such Company Certificate shall be entitled to receive in exchange therefor (i) Acquiror Certificates representing that number of Acquiror Common Shares, if any, which such holder has the right to receive pursuant to this
Article IV and (ii) a certified or bank cashier's check in the amount equal to any cash in lieu of fractional shares which such holder is entitled to receive pursuant to Section 4.3(c) (in each case less the amount of any required withholding taxes, if any, determined in accordance with Section 4.4(g)), and the Company Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 4.2, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the Shares formerly represented thereby.

     4.3. DIVIDENDS, FRACTIONAL SHARES, ETC.

     (a) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Acquiror Common Shares shall be paid with respect to any whole Acquiror Common Shares represented by a Company Certificate until such Company Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Company Certificate, there shall be paid to the holder of the Acquiror Certificates issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Acquiror Common Shares and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Acquiror Common Shares, less the amount of any withholding taxes which may be required thereon.

     (b) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates representing any such shares are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article IV. Company Certificates surrendered for exchange by any Person constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act shall not be exchanged until Acquiror has received a written agreement from such Person as provided in Section 6.8.

    (c) (i) No certificates or scrip evidencing fractional Acquiror Common Shares shall be issued upon the surrender for exchange of Company Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror. In lieu of any such fractional shares, the Exchange Agent shall, on behalf of all holders of fractional Acquiror Common Shares, as soon as practicable after the Effective Time, aggregate all such fractional interests (collectively, the "Fractional Shares") and, at Acquiror's option, such Fractional Shares shall be purchased by Acquiror or otherwise sold by the Exchange Agent as agent for the holders of such Fractional Shares, in either case at the then prevailing price on the NYSE, all in the manner provided hereinafter. Until the net proceeds of such sale or sales have been distributed to the holders of Fractional Shares, the Exchange Agent shall retain such proceeds in trust for the benefit of such holders. Acquiror shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Fractional Shares.

          (ii) To the extent not purchased by Acquiror, the sale of the Fractional Shares by the Exchange Agent shall be executed on the NYSE or through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. In either case, the Exchange Agent will determine the portion, if any, of the net proceeds of such sale to which each holder of Fractional Shares is entitled, by multiplying the amount of the aggregate net proceeds of the sale of the Fractional Shares by a fraction, the numerator of which is the amount of Fractional Shares to which such holder is entitled and the denominator of which is the aggregate amount of Fractional Shares to which all holders of Fractional Shares are entitled.

          (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Fractional Shares in lieu of such Fractional Shares, the Exchange Agent shall mail such amounts, without interest, to such holders; PROVIDED, HOWEVER, that no such amount will be paid to any holder of such Fractional Shares prior to the surrender by such holder of the Company Certificates formerly representing such holder's Shares.

     (d) Any portion of the Exchange Fund that remains undistributed to the holders of Shares for six months after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of Shares who have not theretofore complied with this Article IV shall thereafter look only to Acquiror for the Merger Consideration, net cash proceeds from the sale of Fractional Shares and unpaid dividends and distributions on the Acquiror Common Shares to which they are entitled. All interest accrued in respect of the Exchange Fund shall inure to the benefit of and be paid to Acquiror.


     (e) None of Acquiror, Merger Sub, the Company or the Exchange Agent shall be liable to any holder of Shares for any Acquiror Common Shares, net cash proceeds from the sale of Fractional Shares or unpaid dividends or distributions with respect to Acquiror Common Shares from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Company Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Acquiror Common Shares, net cash proceeds from the sale of Fractional Shares or unpaid dividends or distributions with respect to Acquiror Common Shares in respect of such Company Certificates would otherwise escheat to or become the property of any governmental authority), any such Acquiror Common Shares, cash or unpaid dividends or distributions in respect of such Company Certificates shall, to the extent permitted by applicable laws, become the property of Acquiror.


     (f) In the event that any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Acquiror, the posting by such Person of a bond in such reasonable amount as Acquiror may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent (or Acquiror, as the case may be) will issue in exchange for such lost, stolen or destroyed Company Certificate the Merger Consideration, cash in lieu of fractional shares, and unpaid dividends and distributions on Acquiror Common Shares deliverable in respect thereof pursuant to this Agreement.

     (g) Acquiror shall be entitled to, or shall be entitled to cause the Exchange Agent to, deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Acquiror or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Acquiror or the Exchange Agent.


     4.4. DISSENTING SHARES. Notwithstanding any other provisions of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by shareholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Article XIII of the BCA (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders instead shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of Article III of the BCA, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under Article III of the BCA shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 4.1, of the Company Certificate or Certificates that, immediately prior to the Effective Time, evidenced such Shares. All payments with respect to Dissenting Shares shall be paid by the Surviving Corporation with funds of the Company and not with funds provided by any of the Acquiror Companies.


                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES


     5.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Acquiror and Merger Sub that (except to the extent set forth on the Disclosure Schedule previously delivered by the Company to Acquiror (the "Company Disclosure Schedule")):


     (a) CORPORATE ORGANIZATION AND QUALIFICATION. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to so qualify or be in good standing would not have a Material Adverse Effect (as defined in Section 9.10) with respect to the Company and its subsidiaries. Each of the Company and its subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted. All of the subsidiaries of the Company, together with an organizational chart, are set forth in Section 5.1(a) of the Company Disclosure Schedule. The Company has heretofore made available to Acquiror complete and correct copies of its Amended and Restated Articles of Incorporation and By-Laws.

     (b) CAPITALIZATION. The authorized capital stock of the Company consists of
(i) 50,000,000 Shares, of which, as of October 1, 1996, 19,235,533 Shares were issued and outstanding and no Shares were held in treasury, and (ii) 10,000,000 shares of preferred stock, none of which are issued or outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Company has no outstanding stock appreciation rights. Except as set forth in Section 5.1(b) of the Company Disclosure Schedule, no Shares are owned by any subsidiary of the Company. Except as set forth in Section 5.1(b) of the Company Disclosure Schedule, all outstanding shares of capital stock or other equity interests of the subsidiaries of the Company are owned by the Company or a direct or indirect wholly owned subsidiary of the Company, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except for (i) options outstanding on the date hereof to purchase 1,125,625 Shares under the Option Plans, (ii) 146,357 Shares issuable under the Baby Superstore, Inc. Employee Stock Purchase Plan, a true, complete and correct copy of which the Company has delivered to Acquiror prior to the date hereof, (iii) the Warrants, true, complete and correct copies of which have been delivered to Acquiror prior to the date hereof, (iv) $115,000,000 aggregate outstanding principal amount of the Company's 4 7/8% Convertible Subordinated Notes due October 1, 2000 (the "Convertible Notes") which are convertible into Shares at a conversion price of $53.875 per share, and (iv) as set forth in Section 5.1(b) of the Company Disclosure Schedule, there are not as of the date hereof and there will not be at the Effective Time any outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character to which the Company or any of its subsidiaries is a party, or by which it may be bound, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or any of its subsidiaries. There are not as of the date hereof and there will not be at the Effective Time any shareholder agreements (other than the Shareholders Agreement), voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting of any shares of the capital stock of the Company.

     (c) APPROVALS; FAIRNESS OPINION.

          (i) The Board of Directors at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger are fair to and in the best interests of the shareholders of the Company and has approved the same, and (ii) resolved to recommend that the holders of the Shares approve this Agreement and the transactions contemplated hereby, including the Merger. Except for the approval of the holders of a majority of the outstanding Shares required by the BCA and the Company's Articles of Incorporation, no other approval of the stockholders of the Company is required in order to consummate the transactions contemplated by this Agreement.

          (ii) The Board of Directors of the Company has received an opinion from CS First Boston Corporation to the effect that the exchange ratio to be offered to the holders of Shares (other than Tate) in the Merger is fair to such holders from a financial point of view. As of the date hereof, such opinion has not been withdrawn, revoked or modified.

     (d) AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby (subject to the approval of the Merger by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of Shares in accordance with the BCA and the Company's Articles of Incorporation). This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of the Merger by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of Shares in accordance with the BCA and the Company's Articles of Incorporation). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Acquiror, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.


     (e) CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Articles of Incorporation (or other similar documents) or By-Laws (or other similar documents) of the Company or any of its subsidiaries; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or any other Person, except (A) in connection with the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) pursuant to the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, (C) the filing of the Articles of Merger pursuant to the BCA and appropriate documents with the relevant authorities of other states in which the Company is authorized to do business, (D) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, as set forth in Section 5.1(e) of the Company Disclosure Schedule, (E) the consents, approvals, orders, authorizations, registrations, declarations and filings required under the laws of foreign countries, as set forth in Section 5.1(e) of the Company Disclosure Schedule, (F) the approval of the holders of a majority of the outstanding Shares required by the BCA and the Company's Articles of Incorporation, (G) such filings as may be required with the NASDAQ National Market or (H) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect with respect to the Company and its subsidiaries or adversely affect the ability of the Company to consummate the transactions contemplated hereby; (iii) except as set forth in Section 5.1(e) of the Company Disclosure Schedule, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien or other charge or encumbrance) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Company or any of its subsidiaries or any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or creations of lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect with respect to the Company and its subsidiaries or adversely affect the ability of the Company to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this
Section 5.1(e) are duly and timely obtained or made and the approval of the Merger and the approval of this Agreement by the Company's stockholders has been obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries or to any of their respective assets, except for violations which would not in the aggregate have a Material Adverse Effect with respect to the Company and its subsidiaries or adversely affect the ability of the Company to consummate the transactions contemplated hereby. Except as set forth in Section 5.1(e) of the Company Disclosure Schedule, the Company does not know of any pending or proposed legislation, regulation or order (other than those affecting businesses such as the Company's generally) applicable to the Company or any of its subsidiaries or to the conduct of the business or operations of the Company or any of its subsidiaries which, if enacted or adopted, could have a Material Adverse Effect with respect to the Company and its subsidiaries.

     (f) LITIGATION; COMPLIANCE WITH LAWS. Except as disclosed in the Company SEC Reports (as defined in Section 5.1(g)) filed and publicly available prior to the date of this Agreement or as disclosed in Section 5.1(f) of the Company Disclosure Schedule, there are no actions, suits, or proceedings pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries which could, individually or in the aggregate, if adversely determined, reasonably be expected to have a Material Adverse Effect with respect to the Company and its subsidiaries, nor is there any judgment, decree, injunction, rule or order of any governmental or regulatory authority or arbitrator outstanding against the Company or any of its subsidiaries, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company and its subsidiaries. Except as set forth in Section 5.1(f) of the Company Disclosure Schedule, as of the date of this Agreement, no investigation or review by any governmental or regulatory authority with respect to the Company or any of its subsidiaries is to the knowledge of the Company, pending or threatened, nor has the Company received any notice from any governmental or regulatory authority indicating an intention to conduct the same. Neither the Company nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any governmental authority or regulatory agency applicable to its business or operations, except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to the Company and its subsidiaries.

     (g) SEC REPORTS; FINANCIAL STATEMENTS.

          (i) Since September 27, 1994, the Company has filed all forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (collectively, the "Company SEC Reports"). None of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (ii) The consolidated balance sheets and the related consolidated statements of income, stockholders' equity (deficit) and cash flows (including the related notes thereto) of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Except as set forth in Section 5.1(g) of the Company Disclosure Schedule, since January 1, 1993, there has not been any material change, or any application or request for any material change, by the Company or any of its subsidiaries in accounting principles, methods or policies for financial accounting purposes that have affected or will affect the Company's consolidated financial statements included in the Company SEC Reports or for tax purposes, except as required by concurrent changes in GAAP.

     (h) UNDISCLOSED LIABILITIES; ABSENCE OF CERTAIN CHANGES OR EVENTS. Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), and, to the best knowledge of the Company, there is no basis for the assertion of any claim or liability of any nature against the Company or any of its subsidiaries, which is not fully reflected in, reserved against or otherwise described in the financial statements included in the Company SEC Reports filed and publicly available prior to the date of this Agreement. Except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement or in Section 5.1(h) of the Company Disclosure Schedule, or as contemplated by this Agreement, since January 1, 1996, the business of the Company and its subsidiaries has been carried on only in the ordinary and usual course and there has not been (i) any damage, destruction or loss, whether covered by insurance or not, which has, or insofar as reasonably can be foreseen in the future is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company and its subsidiaries; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Shares or any redemption, purchase or other acquisition of the Shares; (iii) any change, occurrence or circumstance in the business, results of operations, properties, assets, liabilities, prospects or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which, individually or in the aggregate, has had or is reasonably likely to have, a Material Adverse Effect with respect to the Company and its subsidiaries; or
(iv) other than in the ordinary course of business consistent with past practice, any increase in the benefits payable under or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any of its subsidiaries.

     (i) EMPLOYMENT AGREEMENTS. Except as set forth in Section 5.1(i) of the Company Disclosure Schedule, the Company is not a party to any employment, consulting, non-competition, severance, golden parachute, indemnification agreement or any other agreement providing for payments or benefits or the acceleration of payments or benefits upon the change of control of the Company (including, without limitation, any contract to which the Company is a party involving employees of the Company).

     (j) BROKERS AND FINDERS. Except for the fees and expenses payable to CS First Boston Corporation and Invemed Associates, Inc., which fees and expenses are reflected in its agreement with the Company, a true and complete copy of which (including all amendments) has been furnished to Acquiror, the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

     (k) S-4 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement (as such terms are defined in Section 6.4) will (i) in the case of the S-4 Registration Statement, at the time it becomes effective or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Shareholder Meeting (as such term is defined in Section 6.3), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its subsidiaries should occur which is required to be described in a supplement to the S-4 Registration Statement or the Proxy Statement such event shall be so described, and such supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Proxy Statement will (only with respect to the Company) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

    (l) TAXES. (i) The Company and each of its subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which the Company or any of its subsidiaries is or has ever been a member, has timely filed all Federal income Tax Returns (as defined below) and all other material Tax Returns and reports required to be filed by it. All such Tax Returns are complete and correct in all material respects. The Company and each of its subsidiaries has paid (or the Company has paid on its subsidiaries' behalf) all Taxes (as defined below) shown due on such Tax Returns. The most recent consolidated financial statements contained in the SEC Reports reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

          (ii) Except as disclosed on Section 5.1(l)of the Company Disclosure Schedule, no material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and its subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority. No material issues relating to Taxes have been raised in writing by the relevant taxing authority during any presently pending audit or examination.

          (iii) No material liens for Taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory liens for Taxes not yet due.

          (iv) Except as disclosed on Section 5.1(l) of the Company Disclosure Schedule and other than with respect to contractual tax indemnity obligations of the Company and its subsidiaries involving claims for state and local Taxes which are not material in amount, none of the Company or any of its subsidiaries is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

          (v) None of the Company or any of its subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a)(1) of the Code.

          (vi) The Company and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

          (vii) Except as disclosed in Section 5.1(l) of the Company Disclosure Schedule, no Federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Federal income or material state, local or foreign Taxes or Tax Returns of the Company or its subsidiaries and neither the Company nor any of its subsidiaries has received a written notice of any pending audit or proceeding.

          (viii) Neither the Company nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code.

          (ix) Neither the Company nor any of its subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

          (x) No property owned by the Company or any of its subsidiaries (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; or (iii) is tax exempt bond financed property within the meaning of Section 168(g) of the Code. The Company and each of its subsidiaries are not currently, have not been within the past five years, and do not anticipate becoming a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

          (xi) For purpose of the Agreement, (A) the terms "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies, gaming or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes, any liability in respect of Taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement and (B) the term "Tax Return" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

     (m) EMPLOYEE BENEFITS. Section 5.1(m) of the Company Disclosure Schedule contains an accurate and complete list of all Company Benefit Plans (as defined below). None of the Company Benefit Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA or a multiple employer plan covered by Section 4063 or 4064 of ERISA.

          (i) Except as disclosed in Section 5.1(m) of the Company Disclosure Schedule, each Company Benefit Plan intended to qualify under Section 401 of the Code does so qualify and the trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code. Nothing has occurred with respect to the operation of such plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty, or tax under ERISA or the Code.

          (ii) True and correct copies of the following documents with respect to each Company Benefit Plans have been made available or delivered to Acquiror by the Company: (A) any plans, and amendments thereto, (B) the most recent forms 5500 and any financial statements attached thereto, (C) the last Internal Revenue Service determination letter (if any), (D) summary plan descriptions, (E) the two most recent actuarial reports, including any such reports for purposes of FASB 87, 106 and 112, and (F) written descriptions of all materials, non-written agreements relating to the Company Benefit Plans.

          (iii) The Company Benefit Plans have been maintained in accordance with their terms and with all provisions of ERISA and other applicable law. Neither the Company nor any of its subsidiaries has any liability with respect to a non-exempt prohibited transaction within the meaning of
     Section 4975 of the Code or Section 406 of ERISA.

          (iv) Neither the Company nor any ERISA Affiliate maintains any Company Benefit Plan subject to Title IV of ERISA has unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          (v) Except as disclosed in Section 5.1(m) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries maintains retiree life insurance or retiree health plans which are "welfare benefit plans" within the meaning of Section 3(1) of ERISA and which provide for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment where such participant was an employee of the Company or any subsidiary of the Company, other than as required by Part 6 of Title I of ERISA.

          (vi) Except as disclosed in Section 5.1(m) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including, without limitation, bonus or other compensation severance, unemployment compensation, golden parachute or otherwise) becoming due to any employee of the Company under any Company Benefit Plan, any individual agreement or otherwise, (B) increase any benefits otherwise payable under any Company Benefit Plan, or (C) result in the acceleration of the time of payment or vesting of any such benefits.

          (vii) (A) None of the employees of the Company or any of its subsidiaries is represented in his or her capacity as an employee of such company by any labor organization; (B) neither the Company nor any of its subsidiaries has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of their employees, nor has the Company or any of its subsidiaries signed any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any of their employees; and (C) to the best knowledge of the Company, there is no active or current union organization activity involving the employees of the Company or any subsidiary of the Company, nor has there ever been union representation involving employees of the Company and/or its subsidiaries.

          (viii) For the purposes of this Agreement: (A) the term "Company Benefit Plan" shall include all employee benefit plans (as defined in Section 3(3) of ERISA) and all other employee benefit plans, arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, scholarship programs, deferred compensation, incentive compensation, stock option or restricted stock plans maintained by the Company or any ERISA Affiliate of the Company (whether formal or informal, whether for the benefit of a single individual or for more than one individual and whether for the benefit of current or former employees or their beneficiaries) on behalf of the Company or any of the employees of the Company or any of its subsidiaries or to which or under which or pursuant to which the Company or any ERISA Affiliate of the Company has contributed or is obligated to make contributions on behalf of the Company or any employees of the Company or any of its subsidiaries; (B) the term "ERISA" shall refer to the Employee Retirement Income Security Act of 1974, as amended; and (C) the term "ERISA Affiliate" shall refer to any trade or business (whether or not incorporated) under common control or treated as a single employer with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code.

     (n) TITLE TO PROPERTIES; ASSETS OTHER THAN REAL PROPERTY INTERESTS. (i)
     Section 5.1(n) of the Company Disclosure Schedule sets forth a complete list of all real property and interests in real property owned or leased by the Company or any of its subsidiaries, and indicates whether such property is owned or leased (each such owned property, an "Owned Property" and each such leased property, a "Leased Property", and collectively "Real Property"). Except as set forth in Section 5.1(n) of the Company Disclosure Schedule, each of the Company or one of its subsidiaries has good and marketable title to each Owned Property, or a valid leasehold interest in each Leased Property, in each case free and clear of all liens and except for easements, restrictive covenants and similar encumbrances of record that, individually or in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted. Except as set forth in Section 5.1(n) of the Company Disclosure Schedule, each of the Company and each of its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party, and all such leases are in full force and effect. Each of the Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

          (ii) The Company or one of its subsidiaries has good and valid title to all its properties and assets, in each case free and clear of all liens, except (A) such as are set forth in Section 5.1(n) of the Company Disclosure Schedule, (B) mechanics', carriers', workmen's, repairmen's or other similar liens arising or incurred in the ordinary course of business,
     (C) liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (D) liens for Taxes which are not due and payable or which may thereafter be paid without penalty, (E) liens which secure debt that is reflected as a liability on the most recent financial statement included in the Company SEC Reports filed and publicly available prior to the date of this Agreement and the existence of which is indicated in the notes thereto and
     (F) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company and its subsidiaries. This paragraph (ii) does not relate to Real Property or interests in Real Property, such items being the subject of paragraph
     (i) above.

          (iii) The occupancies and uses of the Real Property, as well as the development, construction, management, maintenance, servicing and operation of the Real Property, comply in all material respects with all applicable laws, ordinances, rules, regulations, orders and requirements of all governmental authorities having jurisdiction and are not in material violation of any thereof; and the certificate(s) of occupancy and all other licenses and permits required by law for the proper use and operation of the Real Property are in full force and effect. All approvals, consents, permits, utility installations and connections, curb cuts and street openings required for the development, construction, maintenance, operation and servicing of the Real Property have been granted, effected, or performed and completed (as the case may be), and all fees and charges therefor have been fully paid. The Company has not received written notice of, and does not otherwise have knowledge of, any material violations, suits, orders, decrees or judgments relating to zoning, building use and occupancy, traffic, fire, health, sanitation, air pollution, ecological, environmental or other laws or regulations, against, or with respect to, the Real Property.

          (iv) There is adequate access between each Owned Property or Leased Property and public roads and there are no pending or threatened proceedings that could have the effect of impairing or restricting such access. There are sufficient parking spaces on material Owned Property or Leased Property to comply with all applicable provisions of any agreements to which such Real Property is subject, local zoning requirements and all other applicable laws and governmental requirements. The material improvements upon the Real Property contain no asbestos and there are no material defects in the roof, foundation, sprinkler mains, structural, mechanical and HVAC systems and masonry walls in any of the material improvements upon the Real Property and no significant repairs thereof are required, and all periodic maintenance has been done and is being done which is consistent with first class maintenance standard for Real Property of similar size and age in the vicinity of such Real Property.

     (o) INTANGIBLE PROPERTY. (i) Section 5.1(o) of the Company Disclosure Statement sets forth a list of each patent, trademark, trade name, service mark, brand mark, brand name, industrial design and copyright owned or used in business by the Company and its subsidiaries, as well as all registrations thereof and pending applications therefor, and each license or other contract relating thereto (collectively with any other intellectual property owned or used in the business by the Company and its subsidiaries, and all of the goodwill associated therewith, the "Intangible Property") and indicates, with respect to each item of Intangible Property listed thereon, the owner thereof and, if applicable, the name of the licensor and licensee thereof and the terms of such license or other contract relating thereto. Except as set forth in Section 5.1(o) of the Company Disclosure Schedule, each of the foregoing is owned free and clear of any and all liens, mortgages, pledges, security interests, levies, charges, options or any other encumbrances, restrictions or limitations of any kind whatsoever and none of the Company or any of its subsidiaries has received any notice to the effect that any other entity has any claim of ownership with respect thereto. To the best knowledge of the Company, the use of the foregoing by the Company and its subsidiaries does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, patent, trademark, trade name, service mark, brand mark, brand name, computer program, industrial design, copyright or any pending application therefor of any other entity. Except as set forth in Section 5.1(o) of the Company Disclosure Schedule, no claims have been made, and none of the Company or any of its subsidiaries has received any notice, that any of the foregoing is invalid, conflicts with the asserted rights of other entities, or has not been used or enforced (or has failed to be used or enforced) in a manner that would result in the abandonment, cancellation or unenforceability of any item of the Intangible Property.

          (ii) The Company and its subsidiaries possess all Intangible Property, including, without limitation, all know-how, formulae and other proprietary and trade rights necessary for the conduct of their businesses as now conducted. None of the Company or any of its subsidiaries has taken or failed to take any action that would result in the forfeiture or relinquishment of any such Intangible Property used in the conduct of their respective businesses as now conducted.

     (p) CERTAIN CONTRACTS. Section 5.1(p) of the Company Disclosure Schedule lists all of the following contracts to which the Company or a subsidiary is a party or by which any one of them or any of their properties or assets may be bound ("Listed Agreements"): (i) all employment or other contracts with any employee, consultant, officer or director of the Company or any subsidiary of the Company (or any company which is controlled by any such individual) whose total rate of annual remuneration is estimated to exceed $100,000 in 1996; (ii) union, guild or collective bargaining contracts relating to employees of the Company or any subsidiary; (iii) instruments for money borrowed (including, without limitation, any indentures, guarantees, loan agreements, sale and leaseback agreements, or purchase money obligations incurred in connection with the acquisition of property other than in the ordinary course of business) in excess of $500,000; (iv) underwriting, purchase or similar agreements entered into in connection with the Company's or any of its subsidiaries' currently existing indebtedness; (v) agreements for acquisitions or dispositions (by merger, purchase or sale of assets or stock or otherwise) of material assets entered into within the last two years, as to which the transactions contemplated have been consummated or are currently pending; (vi) joint venture or partnership agreements entered into; (vii) material licensing, merchandising and distribution contracts; (viii) contracts granting any person or other entity registration rights; (ix) guarantees, suretyships, indemnification and contribution agreements, in excess of $500,000; and (x) other contracts which materially affect the business, properties or assets of the Company and its subsidiaries taken as a whole, and are not otherwise disclosed in this Agreement or were entered into other than in the ordinary course of business. A true and complete copy (including all amendments) of each Listed Agreement has been made available to Acquiror. Neither the Company nor any subsidiary (i) is in breach or default under any of the Listed Agreements or
(ii) has any knowledge of any other breach or default under any Listed Agreement by any other party thereto or by any other person or entity bound thereby, except in the case of (i) or (ii) breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company and its subsidiaries. At the Effective Time, no person will have the right, by contract or otherwise, to become, nor does any entity have the right to designate or cause the Company to appoint a person as, a director of the Company.

     (q) INSURANCE. The Company and its subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated or otherwise required by law, and each has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of the activities of the Company or its subsidiaries or any of the properties owned, occupied or controlled by the Company or its subsidiaries, in such amount as reasonably deemed necessary by the Company or its subsidiaries. To the extent the Company self-insures against such risks or damages, the liabilities reflected or reserved against in the Company's most recent financial statements (or the notes thereto) included in the Company SEC Reports filed and publicly available prior to the date of this Agreement are adequate to cover against such risks and damages.

     (r) UNLAWFUL PAYMENTS AND CONTRIBUTIONS. None of the Company, any subsidiary of the Company or, to the knowledge of the Company, any of their respective directors, officers or any of their respective employees or agents has, with respect to the businesses of the Company and its subsidiaries, (i) used any funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person or entity.

     (s) LISTINGS. The Company's securities are not listed or quoted for trading on any U.S. domestic or foreign securities exchange, except as set forth in
Section 5.1(s) of the Company Disclosure Schedule.

     (t) ENVIRONMENTAL MATTERS. Except as disclosed in Section 5.1(t) of the Company Disclosure Schedule or in the Company SEC Reports filed and publicly available prior to the date of this Agreement, (i) the Company and its subsidiaries and the operations thereof are in material compliance with all Environmental Laws (as defined below); (ii) there are no judicial or administrative actions, suits or proceedings pending or, to the knowledge of the Company, threatened and, to the knowledge of the Company, there are no investigations pending or threatened against the Company or any subsidiary of the Company alleging the violation of any Environmental Law and neither the Company nor any subsidiary of the Company has received notice from any governmental body or person alleging any violation of or liability under any Environmental Laws, in either case which could reasonably be expected to result in material Environmental Costs and Liabilities; and (iii) to the knowledge of the Company, there are no facts, circumstances or conditions relating to, arising from, associated with or attributable to the Company or its subsidiaries or any real property currently or previously owned, operated or leased by the Company or its subsidiaries that could reasonably be expected to result in material Environmental Costs and Liabilities. For the purpose of this Section 5.1(t), the following terms have the following definitions: (A) "Environmental Costs and Liabilities" means any losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies, remedial or removal actions and cleanup activities) arising from or under any Environmental Law; (B) "Environmental

Laws" means any applicable federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety; (C) "Hazardous Material" means any substance, material or waste regulated by federal, state or local government, including, without limitation, any substance, material or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "toxic waste" or "toxic substance" under any provision or Environmental Law and including but not limited to petroleum and petroleum products.

     (u) STATE TAKEOVER STATUTES. Neither the South Carolina Control Share Acquisition Statute (Sections 35-2-101 ET SEQ. of the BCA) nor the South Carolina Business Combination Statute (Sections 35-2-201 ET SEQ. of the BCA), nor, to the Company's knowledge, any other state takeover statute or similar statute or regulation, is applicable to the Merger and the other transactions contemplated by this Agreement.

    (v) INVENTORIES; RECEIVABLES; PAYABLES. (i) The inventories of the Company and its subsidiaries are in good and marketable condition, and are saleable in the ordinary course of business. Adequate reserves have been reflected on the most recent balance sheet included in the Company SEC Documents and, after the date of the most recent balance sheet included in the Company SEC Documents, will be reflected on the books of the Company, for shorts, drops, off-cuts, obsolete or otherwise unusable inventory, which reserves were calculated in accordance with GAAP consistently applied.

    (ii) All accounts receivable of the Company and its subsidiaries have arisen from bona fide transactions in the ordinary course of business. All accounts receivable of the Company and its subsidiaries reflected on the most recent balance sheet included in the Company SEC Documents are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in accordance with GAAP consistently applied. All accounts receivable arising after the date of the most recent balance sheet included in the Company SEC Documents are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in accordance with GAAP consistently applied.

    (iii) All accounts payable of the Company and its subsidiaries reflected on the most recent balance sheet included in the Company SEC Documents or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable.

     (w) TRANSACTIONS WITH AFFILIATES. Other than the transactions contemplated by this Agreement and except to the extent disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, or as set forth in Section 5.1(w) of the Company Disclosure Schedule, since January 1, 1994, there have been no transactions, agreements, arrangements or understandings between the Company or its subsidiaries, on the one hand, and the Company's Affiliates (other than wholly owned subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under
Item 404 of Regulation S-K under the Securities Act.

     (x) DISCLOSURE. No representation or warranty by the Company in this Agreement and no statement contained in the Company Disclosure Schedules or any certificate delivered by the Company to Acquiror pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein not misleading when taken together in light of the circumstances in which they were made, it being understood that as used in this Section 5.1(x) "material" means material to the Company and its subsidiaries taken as a whole.


     5.2. REPRESENTATIONS AND WARRANTIES OF ACQUIROR. Acquiror and Merger Sub jointly and severally represent and warrant to the Company that (provided that the representations and warranties set forth herein with respect to Merger Sub shall be made as of December 26, 1996):



     (a) CORPORATE ORGANIZATION AND QUALIFICATION. Each of Acquiror, Merger Sub and Acquiror's Significant Subsidiaries (within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in such good standing would not have a Material Adverse Effect with respect to Acquiror and its subsidiaries. Each of Acquiror, Merger Sub and Acquiror's Significant Subsidiaries has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted. Acquiror has heretofore made available to the Company complete and correct copies of the Articles of Incorporation and By-Laws of Merger Sub, which are the Articles of Incorporation and By-Laws of Merger Sub which shall be in effect immediately prior to the Effective Time.



     (b) CAPITALIZATION. The authorized capital stock of Acquiror consists of 650,000,000 Acquiror Common Shares of which, as of August 3, 1996, approximately 274,235,794 Acquiror Common Shares were issued and outstanding. All of the outstanding shares of capital stock of Acquiror have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of capital stock or other equity interests of the subsidiaries of Acquiror are owned by Acquiror or a direct or indirect wholly owned subsidiary of Acquiror, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in the Acquiror SEC Reports (as defined in Section 5.2(f)) or as contemplated by this Agreement, there are not, as of the date hereof, any outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements or any character which Acquiror or any of its subsidiaries is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any Acquiror Common Shares or any shares of capital stock or any of its securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of Acquiror or any of its subsidiaries. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which Acquiror is a party or to which it is bound relating to the voting of any shares of the capital stock of Acquiror or Merger Sub. Acquiror has reserved for issuance under a stock option plan or plans of Acquiror a sufficient number of Acquiror Common Shares to cover the exercise of the Options and Warrants to be assumed by Acquiror in accordance with Section 4.1(d). The authorized capital stock of Merger Sub consists of 100 shares of common stock, without par value. All of the outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued and are fully paid and nonassessable and are owned by Acquiror, free and clear of all liens, charges, encumbrances, claims and options of any nature.


     (c) AUTHORIZATION FOR ACQUIROR COMMON SHARES. Acquiror has taken all necessary action to permit it to issue the number of Acquiror Common Shares required to be issued pursuant to the Merger. The Acquiror Common Shares issued pursuant to Article IV will, when issued, be validly issued, fully paid and nonassessable and no person will have any preemptive right of subscription of purchase in respect thereof. The Acquiror Common Shares issued pursuant to the Merger will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws and will, when issued, be listed on the NYSE, subject to official notice of issuance.


     (d) AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Acquiror and Merger Sub has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Acquiror and Merger Sub and by Acquiror as the sole shareholder of Merger Sub, and no other corporate proceedings on the part of Acquiror or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Acquiror and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes a valid and binding agreement of each of Acquiror and Merger Sub, enforceable against each of Acquiror and Merger Sub in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.



     (e) CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by Acquiror and Merger Sub nor the consummation by Acquiror and Merger Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Restated Certificate of Incorporation and the Restated By-Laws of Acquiror or the Articles of Incorporation and the By-Laws of Merger Sub; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or any other Person, except (A) in connection with the applicable requirements, if any, of the HSR Act, (B) pursuant to the applicable requirements of the Securities Act and the Exchange Act, (C) the filing of the Articles of Merger pursuant to the BCA and appropriate documents with the relevant authorities of other states in which the Company is authorized to do business, (D) as may be required by any applicable state securities or takeover laws, (E) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (F) such filings, consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country, (G) filings with, and approval of, the NYSE or, (H) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect with respect to Acquiror and its subsidiaries or adversely affect the ability of Acquiror or Merger Sub to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien or other charge or encumbrance) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Acquiror or any of its subsidiaries or any of their assets may be bound, except for such violiations, breaches and defaults (or rights of termination, cancellation, or acceleration or creations of lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect with respect to Acquiror and its subsidiaries or adversely affect the ability of Acquiror or Merger Sub to consummate the transactions contemplated hereby; or
(iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 5.2(e) are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Acquiror or any of its subsidiaries or to any of their respective assets, except for violations which would not in the aggregate have a Material Adverse Effect with respect to Acquiror and its subsidiaries or adversely affect the ability of Acquiror or Merger Sub to consummate the transactions contemplated hereby.


     (f) SEC REPORTS; FINANCIAL STATEMENTS.

          (i) Since January 1, 1993, Acquiror has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act (the "Acquiror SEC Reports"). None of the Acquiror SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (ii) The consolidated balance sheets and the related statements of income, stockholders' equity and cash flow (including the related notes thereto) of Acquiror included in the Acquiror SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the consolidated financial position of Acquiror and its consolidated subsidiaries as of their respective dates, and the results of its operations and its cash flow for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

     (g) UNDISCLOSED LIABILITIES; ABSENCE OF CERTAIN CHANGES OR EVENTS. Neither Acquiror nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), and, to the best knowledge of Acquiror, there is no basis for the assertion of any claim or liability of any nature against Acquiror or any of its subsidiaries, which is not fully reflected in, reserved against or otherwise described in the financial statements included in the Acquiror SEC Reports filed and publicly available prior the date of this Agreement. Except as disclosed in Acquiror SEC Reports filed and publicly available prior to the date of this Agreement or as contemplated by this Agreement, since January 1, 1996, the business of Acquiror and its subsidiaries has been carried on only in the ordinary and usual course and there has not been any adverse change in its business, properties, operations or financial condition and no event has occurred and no fact or set of circumstances has arisen which has resulted in or could reasonably be expected to result in a Material Adverse Effect with respect to Acquiror and its subsidiaries.

     (h) LITIGATION. Except as disclosed in the Acquiror SEC Reports filed and publicly available prior to the date of this Agreement, there are no actions, suits or proceedings pending or, to the best knowledge of Acquiror threatened (or to the best knowledge of Acquiror any investigation pending or threatened) against Acquiror or any of its subsidiaries which could, individually or in the aggregate, if adversely determined, reasonably be expected to have a Material Adverse Effect with respect to Acquiror and its subsidiaries, nor is there any judgment, decree, injunction, rule or order of any governmental or regulatory authority or arbitration outstanding against Acquiror or any of its subsidiaries, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Acquiror and its subsidiaries.


     (i) S-4 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS. None of the information to be supplied by Acquiror or Merger Sub for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement will, (i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Acquiror, its officers and directors or any of its subsidiaries shall occur which is required to be described in the S-4 Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company. The S-4 Registration Statement will comply (only with respect to Acquiror and Merger
Sub) as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder.



     (j) BROKERS AND FINDERS. Except for Goldman, Sachs & Co., neither Acquiror nor Merger Sub has employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.


     (k) OWNERSHIP OF SHARES. As of the date hereof, none of the Acquiror Companies owns any Shares.


     (l) DISCLOSURE. No representation or warranty by Acquiror or Merger Sub in this Agreement and no statement contained in the Acquiror Disclosure Schedules or any certificate delivered by Acquiror or Merger Sub to the Company pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein not misleading when taken together in light of the circumstances in which they were made, it being understood that as used in this Section 5.2(l) "material" means material to Acquiror and its subsidiaries taken as a whole.



     (m) OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.


     5.3. REPRESENTATIONS AND WARRANTIES OF TATE. Tate hereby represents and warrants to Acquiror:

     (a) AUTHORITY RELATIVE TO THIS AGREEMENT AND SHAREHOLDERS' AGREEMENT. Tate has the requisite power and authority to enter into, execute and deliver this Agreement and the Shareholders Agreement and to perform fully his obligations hereunder and thereunder. Each of this Agreement and the Shareholders Agreement has been duly executed and delivered by Tate and constitutes the valid and binding agreement of Tate, enforceable against Tate in accordance with its terms.

     (b) THE TATE SHARES. All of the Tate Shares are owned of record and beneficially by Tate, free and clear of all liens, charges, encumbrances, claims and options of any nature.

     (c) CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement will not (i) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or any other Person, except in connection with the applicable requirements, if any, of the HSR Act pursuant to the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, and the Exchange Act and the rules and regulations promulgated thereunder; or (ii) result in a violation or breach of, or default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien or other charges or encumbrance) under any of the terms, conditions or provision of any note, license, agreement or other instrument or obligation to which Tate may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or creations of liens or other charges or encumbrances) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not adversely affect the ability of Acquiror to consummate the Merger.

     (d) CERTAIN ACKNOWLEDGEMENTS. Tate acknowledges that he is an informed and sophisticated investor and, together with his advisors, has undertaken such investigation as he has deemed necessary, including the review of this Agreement and the Shareholders Agreement, to enable him to make an informed and intelligent decision with respect to the Agreement and the Shareholders Agreement and the transactions contemplated hereby and thereby, including the Merger. Tate acknowledges that pursuant to the Merger he will receive less consideration per Share than will other holders of Shares.

                                   ARTICLE VI
                      ADDITIONAL COVENANTS AND AGREEMENTS

     6.1. CONDUCT OF BUSINESS.

     (a) The Company covenants and agrees that, during the period from the date of this Agreement to the Effective Time (unless Acquiror shall otherwise agree in writing, which agreement shall not be unreasonably withheld, and except as otherwise contemplated by this Agreement), the Company will, and will cause each of its subsidiaries to, conduct its operations according to its ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement or disclosed in
Section 6.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Acquiror, which consent shall not be unreasonably withheld:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or, except pursuant to the exercise of options, warrants, conversion rights, exchange rights and other contractual rights existing on the date hereof, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests or (C) purchase, redeem or otherwise acquire or amend any shares of capital stock or other equity interests of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares, interests or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber or amend any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, interests, voting securities or convertible securities, including pursuant to the Option Plans, other than (A) the issuance of Shares upon the conversion of Convertible Notes outstanding on the date of this Agreement in accordance with their present terms, (B) the issuance of Shares upon the exercise of Options outstanding on the date of this Agreement in accordance with their present terms and (C) the issuance of Shares upon the exercise of the Warrants outstanding on the date of this Agreement in accordance with their present terms;

          (iii) amend its Articles of Incorporation, By-Laws or other comparable charter or organizational documents;

          (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any asset requiring or involving an expenditure or purchase price in excess of $100,000, except (x) mergers and consolidations between or among one or more wholly owned subsidiaries of the Company that will not create adverse tax consequences to the Company or its subsidiaries, and (y) purchases of inventory in the ordinary course of business consistent with past practice;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

          (vi) (A) other than incurrences of indebtedness (which term shall be deemed not to include trade payables incurred in the ordinary course of business) in the ordinary course of business which, in the aggregate, do not exceed $50,000, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (B) make any loans, advances or capital contributions to, or investments in, any other person other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

          (vii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in accordance with their terms of liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports filed and publicly available prior to the date of this Agreement or incurred in the ordinary course of business consistent with past practice since the date of such financial statements, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

          (viii) (A) adopt, enter into, terminate or amend any Company Benefit Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee of the Company or any of its subsidiaries, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any such director, officer or employee (except for normal increases or bonuses as contractually required pursuant to agreements disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement or in the ordinary course of business consistent with past practice to employees other than directors and executive officers of the Company and that, in the aggregate, do not result in any material increase in benefits or compensation expense to the Company and its subsidiaries relative to the level in effect prior to such action (but in no event shall the aggregate amount of the increases granted to any such director, officer or employee exceed 5% of the aggregate annualized compensation of such director, officer or employee and in no event shall the aggregate amount of all such increases exceed 1% of the aggregate annualized compensation expense of the Company and its subsidiaries reported in the most recent consolidated financial statements of the Company included in the Company SEC Reports filed and publicly available prior to the date of this Agreement) and except as contractually required pursuant to agreements included as part of a Company SEC Reports filed and publicly available prior to the date of this Agreement), (C) pay any benefit not provided for under any Company Benefit Plan, (D) except for payments or awards in cash permitted by clause (B), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Company Benefit Plans or agreements or awards made thereunder) or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan;

          (ix) make or agree to make any capital expenditure or expenditures other than for maintenance purposes;

          (x) modify, amend or terminate any contract or agreement set forth in the Company SEC Reports or any real property lease to which the Company or any of its subsidiaries is a party, or waive, release or assign any material rights or claims thereunder;

          (xi) take or agree to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of
     Section 368(a)(1) of the Code;


          (xii) conduct its business in a manner or take, or cause to be taken, any other action that would or might reasonably be expected to prevent or materially delay the Company, Merger Sub or Acquiror from consummating the transactions contemplated hereby in accordance with the terms of this Agreement (regardless of whether such action would otherwise be permitted or not prohibited hereunder), including, without limitation, any action which may materially limit the ability of the Company, Merger Sub or Acquiror to consummate the transactions contemplated hereby as a result of antitrust or other regulatory concerns; or


          (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

     (b) Acquiror covenants and agrees that, during the period from the date of this Agreement to the Effective Time, neither Acquiror or any of its subsidiaries will, without the prior written consent of the Company, which consent shall not be unreasonably withheld:

          (i) take or agree to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of
     Section 368(a)(1) of the Code;


          (ii) conduct its business in a manner or take, or cause to be taken, any other action that would or might reasonably be expected to prevent or materially delay Acquiror, Merger Sub or the Company from consummating the transactions contemplated hereby in accordance with the terms of this Agreement (regardless of whether such action would otherwise be permitted or not prohibited hereunder), including, without limitation, any action which may materially limit the ability of Acquiror, Merger Sub or the Company to consummate the transactions contemplated hereby as a result of antitrust or other regulatory concerns; or


          (iii) authorize any of, or commit or agree to take any of, the foregoing actions.


     (c) During the period of time from the date of this Agreement to the Effective Time, Merger Sub shall not engage in any activities of any nature, except as provided in or contemplated by this Agreement.


     6.2. NO SOLICITATION. (a) The Company, its subsidiaries and their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries) (collectively, the "Company's Representatives") shall immediately cease any discussions or negotiations with any party that may be ongoing with respect to a Competing Transaction (as defined below). From and after the date hereof until the termination of this Agreement, neither the Company nor any of its subsidiaries will, nor will the Company authorize or permit any of its subsidiaries or any of the Company Representatives to, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or participate in any discussions or negotiations regarding any Competing Transaction or agree to or endorse any Competing Transaction, and the Company shall notify Acquiror orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its subsidiaries or any such Company Representative may receive relating to any such matters and, if such inquiry or proposal is in writing, the Company shall deliver to Acquiror a copy of such inquiry or proposal promptly; PROVIDED, HOWEVER, that nothing contained in this
Section 6.2 shall prohibit the Company or its Board of Directors from (i) taking and disclosing to its stockholders a position contemplated by Exchange Act Rule 14e-2 or (ii) making any disclosure to its stockholders that, in the good faith judgment of its Board of Directors, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), is required under applicable law; PROVIDED FURTHER, that nothing contained in this Section 6.2 shall prohibit the Company from furnishing information to, or entering into discussions or negotiations with, any person or entity that after the date hereof states in an unsolicited writing that it has a bona fide serious interest to make a Superior Proposal (as defined below) if (1) (x) the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law and (y) after consultation with and based upon the advice of an independent financial advisor (who may be the Company's regularly engaged independent financial advisor) determines in good faith that such person or entity is capable of making, financing and consummating a Superior Proposal and (2) prior to taking such action, the Company (x) provides at least two business days' notice to Acquiror to the effect that it is taking such action and (y) receives from such person or entity an executed confidentiality agreement on terms no less restrictive than the Confidentiality Agreement (as defined below). For purposes of this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions between the Company, Merger Sub and Acquiror contemplated hereunder) involving the Company: (i) any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or a substantial portion of the assets of the Company and its subsidiaries, taken as a whole, or of more than 25% of the equity securities of the Company or any of its subsidiaries, in any case in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.


     (b) Except as set forth in this Section 6.2, the Board of Directors of the Company shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquiror, the approval or recommendation by such Board of Directors of this Agreement or the Merger, or (ii) approve or recommend, or cause the Company to enter into any agreement with respect to, any Competing Transaction. Notwithstanding the foregoing, if the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that it is necessary to do so in order to comply with its fiduciary duties to stockholders under applicable law, the Board of Directors of the Company may modify or withdraw its approval or recommendation of this Agreement and the Merger, approve or recommend a Superior Proposal (as defined below) or cause the Company to enter into an agreement with respect to a Superior Proposal, but in each case only after providing at least two business days' written notice to Acquiror (a "Notice of Superior Proposal") advising Acquiror that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In addition, if the Company proposes to enter into an agreement with respect to any Competing Transaction, it shall concurrently with entering into such an agreement pay, or cause to be paid, to Acquiror the fee required by Section 8.5(a) hereof. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all or substantially all the Shares then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the Merger.

     6.3. MEETING OF SHAREHOLDERS. The Company will take all action necessary in accordance with applicable law and its Articles of Incorporation and By-Laws to convene a meeting of its shareholders (the "Shareholder Meeting") as promptly as practicable to consider and vote upon the approval of this Agreement. Subject to the fiduciary duties of the Company's Board of Directors under applicable law after consultation with and based upon the advice of independent legal counsel, except as otherwise provided in Section 6.2, the Board of Directors of the Company shall recommend and declare advisable such approval and the Company shall use its best efforts to solicit, and use its best efforts to obtain, such approval.

     6.4. S-4 REGISTRATION STATEMENT; PROXY STATEMENT. Acquiror will, as promptly as practicable, prepare and file with the SEC a registration statement on Form S-4 (the "S-4 Registration Statement"), containing a proxy statement/prospectus and a form of proxy, in connection with the registration under the Securities Act of Acquiror Common Shares issuable pursuant to the Merger. The Company will, as promptly as practicable, prepare and file with the SEC a proxy statement that will be the same proxy statement/prospectus contained in the S-4 Registration Statement and a form of proxy, in connection with the vote of the Company's stockholders with respect to this Agreement (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, is herein called the "Proxy Statement"). Acquiror and the Company will, and will cause their accountants and lawyers to, use their best efforts to have or cause the S-4 Registration Statement declared effective as promptly as practicable, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions and certificates, and will take any other action required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process. The Company will cause the Proxy Statement to be mailed to stockholders of the Company at the earliest practicable date and will coordinate and cooperate with Acquiror with respect to the timing of the Shareholder Meeting and shall hold such Shareholders Meeting as soon as practicable after the date hereof.

     6.5. ACCESS TO INFORMATION. Upon reasonable notice, the Company shall (and shall cause each of its subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of Acquiror ("Acquiror's Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books and records and, during such period, shall (and shall cause each of its subsidiaries to) furnish promptly to Acquiror's Representatives all information concerning the business, properties and personnel of the Company and its subsidiaries as may reasonably be requested, including the opportunity to observe the full physical chain-wide inventory count of the Company and its subsidiaries to be taken in October 1996 (which inventory count shall be completed no later than October 31, 1996), provided that no investigation pursuant to this Section 6.5 shall affect or be deemed to modify any of the representations or warranties made by the Company. Acquiror agrees that it will not, and will cause Acquiror's Representatives not to, use any information obtained pursuant to this Section 6.5 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. In connection with the foregoing, the Company agrees to cause the Company's independent accountants to provide their workpapers to Acquiror upon the terms and subject to the conditions on which such workpapers have previously been provided to Acquiror. The Confidentiality Agreement, dated July 16, 1996 (the "Confidentiality Agreement"), between Acquiror and the Company shall apply with respect to the information furnished hereunder and survive any termination of this Agreement, subject to the terms and conditions set forth in such Confidentiality Agreement.

     6.6. PUBLICITY. The parties hereto agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the Merger and the other transactions contemplated hereby in order to seek to agree upon the text of any such press release or the making of such public announcement.

     6.7. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     (a) From and after the Effective Time and for a period of six years thereafter, Acquiror shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of its subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including, without limitation, all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent a corporation is permitted under the BCA to indemnify its own directors or officers, as the case may be; PROVIDED, HOWEVER, that all right to indemnification in respect of any claim asserted or made within such period shall continue until the disposition of such claim. In the event of an Indemnified Liability, (i) Acquiror shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Acquiror, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the BCA and upon receipt of any affirmation and undertaking required by the BCA, (ii) Acquiror will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the BCA shall be made by independent counsel mutually acceptable to Acquiror and the Indemnified Party; PROVIDED, HOWEVER, that Acquiror shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.


     (b) This Section 6.7 is intended to benefit the Indemnified Parties and shall be binding on all successors and assigns of Acquiror, the Company and the Surviving Corporation.

     6.8. AFFILIATES OF THE COMPANY. Prior to the Closing Date, the Company shall identify to Acquiror all persons (each, a "Company Affiliate") who may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best reasonable efforts to cause each Company Affiliate to deliver to Acquiror, on or prior to the Closing Date, a written agreement substantially in the form attached hereto as Exhibit C.

     6.9. TAXES. In respect of Tax Returns of the Company or any subsidiary not required to be filed prior to the date hereof, the Company shall, to the extent permitted by law without any penalty, delay (or cause such subsidiary to delay) the filing of any such Tax Returns until after the Effective Time; PROVIDED, HOWEVER, that the Company shall notify Acquiror of its intention to delay (or cause such subsidiary to delay) any such filing and shall not so delay the filing of a Tax Return if Acquiror and the Company agree that so delaying the filing of such Tax Return is not in the best interests of either the Company or Acquiror. If any such Tax Return is required to be filed on or prior to the Effective Time, the Company or its subsidiaries, as the case may be, shall prepare and timely file such Tax Return in a manner consistent with prior years and all applicable laws and regulations; PROVIDED, HOWEVER, that Acquiror shall be notified and given an opportunity to review and to comment, prior to the filing thereof, on any such Tax Return.

     6.10. MAINTENANCE OF INSURANCE. Between the date hereof and through the Effective Time the Company will maintain in full force and effect all of its presently existing policies of insurance or insurance comparable to the coverage afforded by such policies.


     6.11. REPRESENTATIONS AND WARRANTIES. None of the Company, Acquiror, Merger Sub or Tate will take any action that would cause any of the representations and warranties set forth in Section 5.1, 5.2 or 5.3, as the case may be, not to be true and correct (subject to the standard set forth in the proviso of Section 7.1(a) or 7.2(a), respectively) at and as of the Effective Time.


     6.12. ANTITRUST NOTIFICATION. The Company and Acquiror shall as promptly as practicable, but in no event later than ten Business Days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. The Company and Acquiror shall furnish to each other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. The Company and Acquiror shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. The Company and Acquiror shall use reasonable efforts to obtain any clearance required under the HSR Act for the completion of the Merger, which efforts for purposes of this Section 6.12 shall not require Acquiror to agree to any prohibition, limitation or other requirement of the type set forth in clauses (B), (C) and (D) of Section 7.1(c).

     6.13. REASONABLE BEST EFFORTS; OTHER ACTION. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all applicable governmental and regulatory authorities and the making of all necessary registrations and filings (including filings with governmental and regulatory authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental and regulatory authority, (ii) the obtaining of all necessary consents, approvals or waivers from all other Persons, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental or regulatory authority vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Each party hereto will notify the other party promptly of the receipt of any comments from the SEC or its staff and of any other governmental officials for amendments or supplements to the S-4 Registration Statement, the Proxy Statement or any other filing described in or made pursuant to Section 6.12 or this Section 6.13 hereof and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, its staff or any other governmental officials, on the other hand, with respect to the S-4 Registration Statement, the Proxy Statement or such other filings.


     6.14. NOTIFICATION OF CERTAIN MATTERS. Each of the Company, Merger Sub and Acquiror shall give prompt notice to one another of (a) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject, (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (c) any material adverse change in their respective (together with their respective subsidiaries taken as a whole) businesses, results of operations, properties, assets, liabilities, prospects or condition (financial or otherwise), other than changes resulting from general economic conditions,
(d) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect (including in the case of representations or warranties by the Company or Acquiror, as applicable, such party's receiving knowledge of any fact, event or circumstance which may cause any representation qualified as to the knowledge of such party to be or become untrue or inaccurate in any material respect) or (e) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.


     6.15. BLUE SKY PERMITS. Acquiror shall use its best efforts to obtain, prior to the effective date of the S-4 Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and will pay all expenses incident thereto.

     6.16. NYSE LISTING. Acquiror shall use its best efforts to cause the Acquiror Common Shares to be issued pursuant to the Merger to be listed, prior to the Effective Time, on the NYSE, subject to notice of official issuance thereof.

     6.17. COMFORT LETTER. The Company shall cause to be delivered to Acquiror a letter of Deloitte & Touche LLP, independent public accountants to the Company, dated a date within two business days before the date on which the S-4 Registration Statement shall become effective and addressed to Acquiror, in form and substance reasonably satisfactory to Acquiror and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

     6.18. BENEFIT MATTERS. The employees of the Company and its subsidiaries shall be eligible to participate in the Acquiror 401(k), profit sharing, stock option and stock purchase plans and Acquiror medical, life insurance, disability insurance and vacation plans (the "Plans") effective (a) February 2, 1997 or (b) if the Effective Time is after February 2, 1997, the first day of the month following the Effective Time (the "Eligibility Date"). Participation in the Plans shall be subject to the eligibility requirements and the terms and conditions of each of the Plans. For purposes of the eligibility and vesting requirements of the Plans, service credit will be given for employment with the Company and its Subsidiaries prior to the Effective Time. The medical plan of the Acquiror shall not include pre-existing condition exclusions with respect to employees of the Company and its subsidiaries as of the Effective Time, except to the extent such exclusions were applicable under the medical plan of the Company on the Effective Time. Effective as of the Eligibility Date, all welfare benefit plans and the vacation plan of the Company and its subsidiaries will be terminated. Acquiror shall perform the Company's obligations under all employment, consulting and other compensation arrangements disclosed in Sections 5.1(i) and (m) of the Company Disclosure Schedule.


     6.19 CONVERTIBLE NOTES. At the Effective Time, pursuant to Section 1211 of the Indenture, dated as of October 3, 1995, between the Company and The Bank of New York Trust Company of Florida, as successor trustee (the "Indenture"), the Surviving Corporation and Acquiror shall execute and deliver a supplemental indenture pursuant to, and satisfying the requirements of, Article IX of the Indenture, which supplemental indenture shall be in form and substance reasonably satisfactory to the Trustee and otherwise in compliance with the terms of the Indenture.

                                  ARTICLE VII
                                   CONDITIONS


     7.1. CONDITIONS TO THE OBLIGATIONS OF ACQUIROR AND MERGER SUB. The obligations of Acquiror and Merger Sub to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Acquiror to the extent permitted by applicable law.



     (a) CERTIFICATE. The representations and warranties of the Company and Tate set forth in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though the same had been made on and as of the Effective Time (except to the extent they relate to a particular date), the Company and Tate shall have performed in all material respects all of its material obligations under this Agreement theretofore to be performed, and Acquiror and Merger Sub shall have received at the Effective Time a certificate to that effect dated the Effective Time and executed by the Chief Executive Officer or President of the Company, PROVIDED, HOWEVER, that no representation or warranty of the Company contained in Section
5.1 hereof shall be deemed untrue or incorrect as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts circumstances or events inconsistent with any paragraph of Section 5.1 has had or is expected to have a Material Adverse Effect with respect to the Company and its subsidiaries.


     (b) COMPANY SHAREHOLDER APPROVAL. This Agreement shall have been duly approved by the holders of a majority of the votes entitled to be cast by the holders of Shares at the Shareholder meeting, in accordance with applicable law and the Articles of Incorporation and By-Laws of the Company.

     (c) NO LITIGATION. There shall not be pending or threatened by any governmental authority or regulatory agency, any suit, action or proceeding, (A) challenging or seeking to restrain or prohibit the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Acquiror or the Company or any of their respective subsidiaries in connection with the Merger any material damages, (B) seeking to prohibit or limit the ownership or operation by Acquiror or the Company or any of their respective subsidiaries of any material portion of the business or assets of Acquiror or the Company or any of their respective subsidiaries, or to compel Acquiror, the Company or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of Acquiror, the Company or any of their respective subsidiaries in each case as a result of the Merger or any of the other transactions contemplated by this Agreement, (C) seeking to impose limitations on the ability of Acquiror to acquire or hold, or exercise full rights of ownership of, the Shares, including the right to vote the Shares on all matters properly presented to the stockholders of the Company, (D) seeking to prohibit Acquiror or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or any of its subsidiaries or (E) which otherwise is reasonably likely to have a Material Adverse Effect with respect to the Company and its subsidiaries or Acquiror and its subsidiaries. There shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein not be consummated.

     (d) S-4 REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and no proceedings for such purpose shall have been initiated and be continuing or threatened by the SEC.

     (e) LISTING OF ACQUIROR COMMON SHARES. The Acquiror Common Shares to be issued pursuant to the Merger and the other such shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE, subject to notice of official issuance.

     (f) GOVERNMENTAL FILINGS AND CONSENTS; HSR ACT. Subject in each case to the provisions of Section 7.1(c), (i) all governmental filings required to be made prior to the Effective Time by the Company with, and all governmental consents required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, except where the failure to make such filing or obtain such consent would not reasonably be expected to have a Material Adverse Effect with respect to Acquiror (assuming the Merger had taken place) and (ii) the waiting periods under the HSR Act shall have expired or been terminated.

     (g) THIRD-PARTY CONSENTS. All required authorizations, consents and approvals of any Person (other than a governmental authority), the failure to obtain which would have a Material Adverse Effect with respect to Acquiror (assuming the Merger had taken place), shall have been obtained.

     (h) DELIVERY OF COMFORT LETTER. Deloitte & Touche LLP shall have delivered to the Company, for delivery by it to Acquiror, one or more letters with respect to the financial information contained in the Proxy Statement as contemplated by
Section 6.17.

     (i) AFFILIATE LETTERS. The Company shall have used its reasonable best efforts to obtain from each Company Affiliate an executed copy of an agreement substantially in the form of Exhibit C.


     (j) DELIVERY OF TAX OPINION. Acquiror shall have received from Weil, Gotshal & Manges LLP, counsel to Acquiror, an opinion addressed to Acquiror, substantially to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Acquiror, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by Acquiror, Merger Sub or the Company as a result of the Merger, dated the Closing Date, and such opinion shall not have been withdrawn or modified in any material respect. In rendering such opinion, Weil, Gotshal & Manges LLP may receive and rely upon representations contained in certificates attached as Exhibit D hereto (the "Certificates") and agreements of the Company, Acquiror, Merger Sub and certain shareholders of the Company.


     7.2. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law.


     (a) CERTIFICATE. The representations and warranties of Acquiror and Merger Sub set forth in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though the same had been made on and as of the Effective Time (except to the extent they relate to a particular date), Acquiror and Merger Sub shall have performed in all material respects all of their respective obligations under this Agreement theretofore to be performed, and the Company shall have received at the Effective Time certificates to that effect dated the Effective Time and executed by the Chief Executive Officer or President of each of Acquiror and Merger Sub, PROVIDED, HOWEVER, that no representation or warranty of Acquiror contained in Section 5.2 hereof shall be deemed untrue or incorrect as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Section 5.2 has had or is expected to have a Material Adverse Effect with respect to Acquiror and its subsidiaries.


     (b) COMPANY SHAREHOLDER APPROVAL. This Agreement shall have been duly approved by the holders of a majority of the votes entitled to be cast by the holders of Shares at the Shareholder Meeting, in accordance with applicable law and the Articles of Incorporation and By-Laws of the Company.

     (c) INJUNCTION. There shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein not be consummated; PROVIDED, HOWEVER, that prior to invoking this condition the Company shall use its best efforts to have such injunction or order vacated.

     (d) S-4 REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and no proceedings for such purpose shall have been initiated and be continuing or threatened by the SEC.

     (e) LISTING OF ACQUIROR COMMON SHARES. The Acquiror Common Shares to be issued pursuant to the Merger and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

     (f) HSR ACT. The waiting periods under the HSR Act shall have expired or been terminated.


     (g) DELIVERY OF TAX OPINION. The Company shall have received from Wachtell, Lipton, Rosen & Katz, counsel to the Company, an opinion addressed to the Company substantially to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Acquiror, Merger Sub and the Company will be a party to the reorganization within the meaning of

Section 368(b) of the Code; and (iii) no gain or loss will be recognized by a shareholder of the Company as a result of the Merger except (x) with respect to cash received by such shareholder in lieu of fractional shares or pursuant to the exercise of appraisal rights and (y) except to the extent a shareholder receives consideration different in amount from other shareholders, dated the Closing Date, and such opinion shall not have been withdrawn or modified in any material respect. In rendering such opinion, Wachtell, Lipton, Rosen & Katz may receive and rely upon representations contained in the Certificates. Acquiror hereby agrees that the representations numbered 2, 3 and 9 in the Certificate of Acquiror and Merger Sub (the "Representations") shall also be for the benefit of the shareholders of the Company and shall survive the Effective Time, notwithstanding the provisions of Section 9.2 hereof. Acquiror further agrees to indemnify and hold harmless the shareholders of the Company from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including, without limiting the generality of the foregoing, liabilities for all reasonable attorneys' fees and expenses (including, but not limited to, attorney and expert fees and expenses incurred to enforce the terms of this provision) suffered, directly or indirectly, by any such shareholder by reason of, or arising out of, any breach of any of the Representations; PROVIDED, HOWEVER, that Acquiror shall only be required to indemnify the shareholders of the Company in respect of a breach of Representation number 3 if the representation numbered 3 in the Certificate of the Company is true and correct.


                                  ARTICLE VIII
                                  TERMINATION

     8.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, either by the mutual written consent of Acquiror and the Company, or by mutual action of their respective Boards of Directors.

     8.2. TERMINATION BY EITHER ACQUIROR OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Acquiror or the Company if (i) the Merger shall not have been consummated by May 31, 1997 (provided that the right to terminate this Agreement under this Section 8.2(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); (ii) any court of competent jurisdiction in the United States or some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or (iii) the Merger shall have been voted on by shareholders of the Company at a meeting duly convened therefor and the vote shall not have been sufficient to satisfy the conditions set forth in Sections 7.1(b) and 7.2(b).


     8.3. TERMINATION BY ACQUIROR. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, by action of the Board of Directors of Acquiror, if (i) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed or fulfilled by the Company at or prior to such date of termination, which failure to comply has not been cured within fifteen business days following receipt by the Company of notice of such failure to comply, (ii) any representation or warranty of the Company contained in the Agreement shall not be true in all material respects when made (provided such breach has not been cured within fifteen business days following receipt by the Company of notice of the breach) or (except to the extent they relate to a particular date) on and as of the Effective Time as if made on and as of the Effective Time (in each case subject to the standard set forth in the proviso of Section 7.1(a)), or (iii) (A) the Board of Directors of the Company shall withdraw, modify or change its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or Merger Sub, or shall have approved or recommended to the stockholders of the Company any Competing Transaction or (B) the Company shall have entered into any agreement with respect to any Competing Transaction or (C) the Board of Directors of the Company shall resolve to do any of the foregoing.



     8.4. TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, by action of the Board of Directors of the Company, if (i) Acquiror or Merger Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed or fulfilled by Acquiror or Merger Sub at or prior to such date of termination, which failure to comply has not been cured within fifteen business days following receipt by the breaching party of notice of such failure to comply, (ii) any representation or warranty of Acquiror or Merger Sub contained in this Agreement shall not be true in all material respects when made (provided such breach has not been cured within fifteen business days following receipt by the breaching party of notice of the breach) or (except to the extent they relate to a particular date) on and as of the Effective Time as if made on and as of the Effective Time (in each case subject to the standard set forth in the proviso of Section 7.2(a)) or (iii) the Company enters into a definitive agreement relating to a Superior Proposal in accordance with Section 6.2(b), provided it has complied with all of the provisions thereof and has made payment of the fees required by Section 8.5 hereof.



     8.5. EFFECT OF TERMINATION AND ABANDONMENT. (a) In the event of termination of this Agreement by either the Company or Acquiror as provided in this Article VIII, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Merger Sub, the Company or Tate or their respective affiliates, officers, directors or stockholders except (x) with respect to this Section 8.5 and Section 9.1 and (y) to the extent that such termination results from the breach of a party hereto or any of its representations or warranties, or any of its covenants or agreements, in each case, as set forth in this Agreement; PROVIDED, HOWEVER, that the Company agrees that if this Agreement shall be terminated pursuant to (i) Section 8.2(iii), if at or prior to the time of the Shareholder Meeting (x) a Competing Transaction shall have been commenced, publicly proposed or publicly disclosed and (y) the Company has not rejected such Competing Transaction, (ii) Section 8.3(iii), or
(iii) Section 8.4(iii), then the Company shall pay to Acquiror an amount equal to $12 million; and PROVIDED, FURTHER, that Acquiror agrees that if this Agreement shall be terminated pursuant to Section 8.4(i) or 8.4(ii), then Acquiror shall pay to the Company an amount equal to $20 million.


     (b) Any payment required to be made pursuant to Section 8.5(a) shall be made as promptly as practicable but not later than two business days after the occurrence of the event giving rise to such payment and shall be made by wire transfer of immediately available funds to an account designated by Acquiror or the Company, as the case may be, except that any payment to be made pursuant to clause (iii) of the first proviso of Section 8.5(a) shall be made not later than the termination of this Agreement by the Company pursuant to Section 8.4(iii).

                                   ARTICLE IX
                           MISCELLANEOUS AND GENERAL

     9.1. PAYMENT OF EXPENSES. Whether or not the Merger shall be consummated, except as otherwise provided in Section 8.5, each party hereto and the shareholders of the Company shall pay their own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, provided that the Surviving Corporation shall pay, with funds of the Company and not with funds provided by any of Acquiror Companies, any and all property or transfer taxes imposed on the Surviving Corporation. The cost of printing the S-4 Registration Statement and the Proxy Statement shall be borne equally by the Company and the Acquiror.


     9.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as provided in
Section 7.2(g), the representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 9.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.



     9.3. MODIFICATION OR AMENDMENT. Subject to the applicable provisions of the BCA, at any time prior to the Effective Time, Acquiror, Merger Sub and the Company may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of Acquiror, Merger Sub and the Company; PROVIDED, HOWEVER, that after approval of this Agreement by the shareholders of the Company, no amendment shall be made which changes the consideration payable in the Merger or adversely affects the rights of the Company's shareholders hereunder without the approval of such shareholders.


     9.4. WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     9.5. COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     9.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law, except that matters relating to the Merger shall be governed by and construed in accordance with the laws of Delaware and South Carolina to the extent applicable.

     9.7. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile transmission (with a confirming copy sent by overnight courier), as follows:

     (a) if to the Company or Tate, to

        Baby Superstore, Inc.
        1201 Woods Chapel Road
        Duncan, South Carolina 29334
        Attention:  Jodi Taylor
        Telephone:  (800) 324-1340
        Facsimile:  Call to arrange facsimile.

        with a copy to:

        Wachtell, Lipton, Rosen & Katz
        51 West 52nd Street
        New York, New York 10019
        Attention:  Edward Herlihy, Esq.
        Telephone:  (212) 403-1000
        Facsimile:  (212) 403-2000


     (b) if to Acquiror or Merger Sub, to


        TOYS "R" US, Inc.
        462 From Road
        Paramus, New Jersey 07652
        Attention:  Michael Goldstein
        Telephone:  (201) 262-7800
        Facsimile:  (201) 262-8919

        with a copy to:

        Weil, Gotshal & Manges LLP
        767 Fifth Avenue
        New York, New York 10153
        Attention:  Dennis J. Block, Esq.
        Telephone:  (212) 310-8000
        Facsimile:  (212) 310-8007

or to such other persons or addresses as may be designated in writing by the party to receive such notice.


     9.8. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, including the Disclosure Schedules and Exhibits, and the Confidentiality Agreement, (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and
(ii) shall not be assigned by operation of law or otherwise, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned subsidiary of Acquiror, provided that such subsidiary makes the representations and warranties made by Merger Sub hereunder and that no such assignment shall relieve Merger Sub of any of its obligations hereunder.

     9.9. PARTIES IN INTEREST. Subject to Section 9.8, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns; PROVIDED, HOWEVER, that Tate shall only have the right to receive Acquiror Common Shares pursuant to Article IV and shall not have the right to enforce any other provision of this Agreement. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article IV hereof, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; PROVIDED, HOWEVER, that the provisions of Section 6.7 shall inure to the benefit of and be enforceable by the Indemnified Parties and that the provisions of the last two sentences of
Section 7.2(g) shall inure to the benefit of and shall be enforceable by the shareholders of the Company.


     9.10. CERTAIN DEFINITIONS. As used herein:

     (a) "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such other Person.

     (b) "Subsidiary" shall mean, when used with reference to any entity, any entity fifty percent (50%) or more of the outstanding voting securities or interests of which are owned directly or indirectly by such former entity.

     (c) "Material Adverse Effect" shall mean, with respect to any person, any change or effect (or any development that, insofar as can reasonably by foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of such party and its subsidiaries taken as a whole, other than changes or effects which result from the execution and delivery of this Agreement or the consummation of any transactions contemplated hereby.

     (d) "Person" shall mean an individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

     9.11. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

     9.12. SPECIFIC PERFORMANCE. The parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies, including arbitration, which any party may have under this Agreement or otherwise.

     9.13. CAPTIONS. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto and shall be effective as of the date first hereinabove written.

                                          TOYS "R" US, INC.

                                          By: /s/       MICHAEL GOLDSTEIN
                                            Name: Michael Goldstein
                                            Title: Vice Chairman and
                                                  Chief Executive Officer


                                          BSST ACQUISITION CORP.



                                          By: /s/       MICHAEL GOLDSTEIN
                                            Name: Michael Goldstein
                                            Title: Chairman and
                                                  Chief Executive Officer


                                          BABY SUPERSTORE, INC.

                                          By: /s/         JACK P. TATE
                                            Name: Jack P. Tate
                                            Title: Chief Executive Officer

                                               /S/         JACK P. TATE
                                                        Jack P. Tate

                                                                         ANNEX B

                  [Letterhead of CS First Boston Corporation]

                                October 1, 1996

Board of Directors
Baby Superstore, Inc.
1201 Woods Chapel Road
Duncan, South Carolina 29334

DEAR SIRS AND MESDAMES:

     You have asked us to advise you with respect to the fairness, from a financial point of view, to the stockholders of Baby Superstore, Inc. ("Baby Superstore"), other than Mr. Jack P. Tate ("Tate"), of the exchange ratio to be offered to such stockholders pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 1, 1996, among Toys "R" Us, Inc. ("Toys R Us"), Baby Superstore and Tate. The Merger Agreement provides, among other things, for the merger (the "Merger") of Baby Superstore with and into Toys R Us pursuant to which each outstanding share of common stock, no par value, of Baby Superstore ("Baby Superstore Common Stock"), other than shares held by Tate, Baby Superstore, Toys R Us or any wholly-owned subsidiary of Toys R Us or as to which dissenters' rights have been perfected, would be exchanged for shares of common stock, par value $0.10 per share, of Toys R Us ("Toys R Us Common Stock") at a ratio (the "Exchange Ratio") of 0.8121 shares of Toys R Us Common Stock for each share of Baby Superstore Common Stock. Shares of Baby Superstore Common Stock held by Tate will be exchanged for shares of Toys R Us Common Stock at a ratio (the "Tate Exchange Ratio") of 0.5150 shares of Toys R Us Common Stock for each share of Baby Superstore Common Stock.

     In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to Baby Superstore and Toys R Us, as well as the Merger Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by Baby Superstore and Toys R Us, and have met with the managements of Baby Superstore and Toys R Us to discuss the business and prospects of Baby Superstore and Toys R Us.

     We have also considered certain financial and stock market data of Baby Superstore and Toys R Us, and we have compared that data with similar data for other publicly held companies in businesses similar to those of Baby Superstore and Toys R Us. In addition, we have considered the financial terms of certain other business combinations which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

     In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Baby Superstore and Toys R Us as to the future financial performance of Baby Superstore and Toys R Us. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Baby Superstore or Toys R Us, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of Baby Superstore. We are not expressing any opinion as to the value of the Toys R Us Common Stock upon its issuance to stockholders of Baby Superstore pursuant to the Merger or the prices at which the Toys R Us Common Stock will trade subsequent to the consummation of the Merger.

     We have acted as financial co-advisor to Baby Superstore in connection with the Merger and will receive a fee for our services, substantially all of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion.

     As we have disclosed to you, Invemed Associates, Inc., a New York Stock Exchange member firm engaged in investment banking and brokerage of which Mr. Kenneth G. Langone, a director of Baby Superstore, serves as its Chairman of the Board, Chief Executive Officer and President and is a principal shareholder of its parent, has acted as a financial advisor in connection with the Merger and, as such, will be entitled to a portion of the fees payable to us upon consummation of the Merger.

     In the past, we have performed certain investment banking services for Baby Superstore and have received customary fees for such services. In the ordinary course of our business, CS First Boston and its affiliates may actively trade the debt, equity and convertible securities of both Baby Superstore and Toys R Us for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the information of the Board of Directors of Baby Superstore in connection with its evaluation of the Merger and is not intended to be and shall not be deemed to constitute a recommendation to any stockholder as to how such stockholder should vote on the Merger. It is understood that this opinion may be included in its entirety (including all attachments thereto) in any proxy statement by Baby Superstore to the stockholders of Baby Superstore; PROVIDED, HOWEVER that CS First Boston has had the opportunity to review such proxy statement prior to the filing with the Securities and Exchange Commission and prior to its dissemination to stockholders.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio to be offered to the stockholders of Baby Superstore, other than Tate, in the Merger is fair to such stockholders of Baby Superstore from a financial point of view. We are expressing no opinion as to whether the Tate Exchange Ratio is fair to Tate from a financial point of view.

                                          Very truly yours,

                                          CS FIRST BOSTON CORPORATION

                                          By: /s/      ANDREW R. TAUSSIG
                                                     ANDREW R. TAUSSIG
                                                     MANAGING DIRECTOR

                                                                         ANNEX C

                    SOUTH CAROLINA BUSINESS CORPORATION ACT

                         CHAPTER 13. DISSENTERS' RIGHTS

           ARTICLE 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

(SECTION MARK) 33-13-101. DEFINITIONS.

     In this chapter:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.

     (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

(SECTION MARK) 33-13-102. RIGHT TO DISSENT.

     A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

     (1) consummation of a plan of merger to which the corporation is a party

          (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or

          (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;

     (2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;

     (3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

     (4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

          (i) alters or abolishes a preferential right of the shares;

          (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

          (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

          (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

          (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104; or

     (5) the approval of a control share acquisition under Article 1 of Chapter 2 of Title 35;

     (6) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(SECTION MARK) 33-13-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

            ARTICLE II. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

(SECTION MARK) 33-13-200. NOTICE OF DISSENTERS' RIGHTS.

     (a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     (b) If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 33-13-220.

(SECTION MARK) 33-13-210. NOTICE OF INTENT TO DEMAND PAYMENT.

     (a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

(SECTION MARK) 33-13-220. DISSENTERS' NOTICE.

     (a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 33-13-210(a).

     (b) The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:

          (1) state where the payment demand must be sent and where certificates for certificated shares must be deposited;

          (2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

          (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;

          (4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and

          (5) be accompanied by a copy of this chapter.

(SECTION MARK) 33-13-230. SHAREHOLDERS' PAYMENT DEMAND.

     (a) A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

(SECTION MARK) 33-13-240. SHARE RESTRICTIONS.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(SECTION MARK) 33-13-250. PAYMENT.

     (a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (b) The payment must be accompanied by:

          (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;

          (3) an explanation of how the interest was calculated;

          (4) a statement of the dissenter's right to demand additional payment under Section 33-13-280; and

          (5) a copy of this chapter.

(SECTION MARK) 33-13-260. FAILURE TO TAKE ACTION.

     (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

(SECTION MARK) 33-13-270. AFTER-ACQUIRED SHARES.

     (a) A corporation may elect to withhold payment required by section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

     (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under Section 33-13-280.

(SECTION MARK) 33-13-280. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:

          (1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;

          (2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or

          (3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     (b) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

                   ARTICLE III. JUDICIAL APPRAISAL OF SHARES

(SECTION MARK) 33-13-300. COURT ACTION.

     (a) If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

(SECTION MARK) 33-13-310. COURT COSTS AND COUNSEL FEES.

     (a) The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.

     (b) The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or

          (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

     (d) In a proceeding commenced by dissenters to enforce the liability under
Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.

                                                                         ANNEX D

                1994 BABY SUPERSTORE, INC. STOCK INCENTIVE PLAN
                 AMENDED AND RESTATED AS OF SEPTEMBER 30, 1996

1. PURPOSES

     1.1. The purposes of the 1994 Baby Superstore, Inc. Stock Incentive Plan are to (i) provide an incentive and reward to key employees of the Company, and consultants and advisors to the Company, who are and have been in a position to contribute materially to improving the Company's profits, (ii) aid in the growth of the Company, and (iii) encourage ownership of Shares by employees.

2. DEFINITIONS

     2.1. For purposes of this Plan the following terms shall have the definition which is attributed to them below, unless another definition is clearly indicated by a particular usage and context.

          (a) "AGREEMENT" means the written document issued by the Committee to a Participant whereby an Award is made to that Participant.

          (b) "AWARD" means the issuance pursuant to this Plan of an Option, an SAR or Restricted Stock.

          (c) "AWARDED SHARES" means Shares subject to outstanding Awards.

          (d) "BOARD" means the Company's Board of Directors.

          (e) "CAUSE" means theft or destruction of property of the Company, a Parent or Subsidiary, disregard of Company rules or policies, or conduct evidencing willful or wanton disregard of the interest of the Company. Such determination shall be made by the Committee based on information presented by the Company and the Participant and shall be final and binding on all parties to the Agreement.

          (f) "CODE" means the Internal Revenue Code of 1986, as amended.

          (g) "COMMITTEE" means the Stock Incentive Plan Committee appointed by the Board pursuant to Section 3.1.

          (h) "COMPANY" means Baby Superstore, Inc., a corporation incorporated under the laws of the state of South Carolina, and any successor thereto.

          (i) "CONSULTANT" means any person or entity that provides services to the Company as a consultant or advisor.

          (j) "EFFECTIVE DATE OF GRANT" means the effective date on which the Committee makes an Award.

          (k) "EMPLOYEE" means any individual who performs services as a common law employee for the Company, a Parent or Subsidiary, and is included on the regular payroll of the Company, a Parent or Subsidiary.

          (l) "FAIR MARKET VALUE" means the value established by the Committee based upon such factors as the Committee in its sole discretion shall decide including, but not limited to, a valuation prepared by an independent third party appraiser selected or approved by the Committee. If at any time the Shares are traded on an established trading system, it means the last sale price reported on any stock exchange or over-the-counter trading system on which Shares are trading on a specified date or, if not so trading, the average of the closing bid and asked prices for a Share on a specified date. If no sale has been made on the specified date, then prices on the last preceding day on which any such sale shall have been made shall be used in determining fair market value under either method prescribed in the previous sentence.

          (m) "INCENTIVE STOCK OPTION" means any option granted under this Plan which meets the requirements of Code (section mark) 422A and any regulations or rulings promulgated thereunder and is designated by the Committee as an Incentive Stock Option.

          (n) "NONQUALIFIED STOCK OPTION" means any Option granted under this Plan which is not an Incentive Stock Option.

          (o) "OPTION" means the right to purchase from the Company a stated number of Shares at a specified price.

          (p) "OPTION PRICE" means the purchase price per Share subject to an Option and shall be fixed by the Committee.

          (q) "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Award, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain within the meaning of Code (section mark) 425(e) and any regulations or rulings promulgated thereunder.

          (r) "PARTICIPANT" means an Employee or a Consultant who has received an Award under this Plan.

          (s) "PERMANENT AND TOTAL DISABILITY" shall have the same meaning as given to that term by Code (section mark) 22(e)(3) and any regulations or rulings promulgated thereunder.

          (t) "PLAN" means this 1994 Baby Superstore, Inc. Stock Incentive Plan, as evidenced herein and as amended from time to time.

          (u) "RESTRICTED STOCK" means Shares issued to the Participant pursuant to Section 9 which are subject to the restrictions of this Plan and the Agreement.

          (v) "RESTRICTION PERIOD" means a period commencing on the Effective Date of Grant and ending on such date or upon the achievement of such performance or other criteria as the Committee shall determine. The Restriction Period may, in the sole discretion of the Committee, be structured to provide for a release of restrictions in installments.

          (w) "SAR" means stock appreciation rights issued to a Participant pursuant to Section 8.

          (x) "SAR PRICE" means the base value established by the Committee for an SAR on the Effective Date of Grant used in determining the amount of benefit, if any, paid to a Participant.

          (y) "SHARE" means one share of the common stock of the Company.

          (z) "SUBSIDIARY" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, within the meaning of Code (section mark) 425(f) and any regulations or rulings promulgated thereunder.

          (aa) "1933 ACT" means the Securities Act of 1933, as amended.

          (bb) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

3. ADMINISTRATION

     3.1. This Plan shall be administered by a Committee of not less than two members. The members of the Committee shall be appointed by the Board. The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

     3.2. The action of a majority of the Committee at which a quorum is present, or an action approved in writing by a majority of the Committee, shall be the valid action of the Committee.

     3.3. The Committee shall from time to time at its discretion designate the Employees and Consultants who shall be Participants, determine all the terms and conditions as set forth in Section 6.1 or otherwise, including the type of Award to be made to each, the exercise period, expiration date and other applicable time periods for each Award, the number of Shares subject to each Award, with respect to each Option whether it is an Incentive Stock Option or Nonqualified Stock Option and, if applicable, the Option Price or SAR Price and the general terms of the Award.

     3.4. The interpretation and construction by the Committee of any provisions of this Plan or of any Option granted under it and all actions of the Committee shall be final and binding on all parties hereto. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.

4. ELIGIBILITY

     4.1. Each Participant shall be an Employee who is a key employee or a Consultant of the Company, a Parent or a Subsidiary as selected by the Committee in its sole discretion from time to time.

     4.2. A Participant may hold more than one Award, but only on the terms and subject to the restrictions set forth in this Plan.

5. SHARES SUBJECT TO AWARD

     5.1. The securities subject to the Awards shall be 1,000,000 Shares.

     5.2. In the event that any outstanding Award under this Plan expires or is terminated for any reason, the Awarded Shares subject to that Award may again be the subject of an Award under this Plan.

6. TERMS AND CONDITIONS

     6.1. Awards granted pursuant to this Plan shall be authorized by the Committee under terms and conditions approved by the Committee and shall be evidenced by Agreements in such form as the Committee shall from time to time approve, which Agreements shall contain or shall be subject to the following terms and conditions, whether or not such terms and conditions are specifically included therein:

          (a) NUMBER OF SHARES. Each Award shall state the number of Shares to which it pertains.

          (b) DATE. Each Award shall state the Effective Date of Grant.

          (c) PRICE. With respect to each Award or portion thereof, which requires payment of an Option Price, it shall state the Option Price. With respect to an SAR, it shall state the SAR Price.

          (d) METHOD AND TIME OF PAYMENT. With respect to an Award, or portion thereof, which requires payment of an Option Price, the Option Price shall be payable on the exercise of the Award and shall be paid in (i) cash, (ii) Shares, including Shares acquired pursuant to this Plan, or (iii) part in cash and part in Shares. Shares transferred in payment of the Option Price shall be valued as of date of transfer based on their Fair Market Value.

          (e) TRANSFER OF OPTION OR STOCK. No Award, Option, SAR, or Restricted Stock (prior to the expiration of the Restriction Period) shall be transferable by the Participant, except by will or the laws of descent and distribution upon the Participant's death and subject to any other limitations of this Plan. In addition to any other restriction hereunder or otherwise provided in the Agreement with the Participant, no Shares acquired pursuant to an Award of any type may be sold, transferred or otherwise disposed of prior to the end of the six month period which begins on the Effective Date of Grant of such Award.

          (f) RECAPITALIZATION. The Committee shall make appropriate adjustments in the number of Awarded Shares or in the Option Price or SAR Price in order to give effect to changes made in the number of outstanding Shares as a result of a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other relevant change.

          (g) INVESTMENT PURPOSE.

             (i) The Company shall not be obligated to sell or issue any Shares pursuant to any Award unless such Shares are at that time effectively registered or exempt from registration under the 1933 Act. The determination of whether a Share is exempt from registration shall be made by the Company's legal counsel and its determination shall be conclusive and binding on all parties to the Agreement.

             (ii) Notwithstanding anything in this Plan to the contrary, each Award under this Plan shall be granted on the condition that the purchases of Shares thereunder shall be for investment purposes and not with a view for resale or distribution except that in the event the Shares subject to such Award are registered under the 1933 Act, or in the event of a resale of such Shares without such registration that would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the 1933 Act or any other applicable law, regulation, or rule of any governmental agency.

          (h) OTHER PROVISIONS. Awards authorized under this Plan may contain any other provisions or restrictions as the Committee in its sole and absolute discretion shall deem advisable including, but not limited to:

             (i) Offering Options in tandem with or reduced by other Options, SARs or other employee benefits and reducing one Award by the exercise of another option, SAR or benefit; or

             (ii) Providing for the issuance to the Participant upon exercise of an Option and payment of the exercise price thereof with previously owned Shares, of an additional Award for the number of shares so delivered, having such other terms and conditions not inconsistent with this Plan as the Committee shall determine.

          (i) DURATION OF AWARD. Each Award shall be for a term of up to ten years from the Effective Date of Grant as determined in the sole discretion of the Committee.

     6.2. The Company may place such legends on stock certificates representing the Shares as the Company, in its sole discretion, deems necessary or appropriate to reflect restrictions under this Plan, the Agreement, the Code, the securities laws or otherwise.

     6.3. Notwithstanding any provision herein to the contrary, employment shall be at the pleasure of the board of directors, of its designees, of the Company, a parent or Subsidiary, as the case may be, at such compensation as the appropriate board or designee shall determine. Nothing contained in this Plan or in any Award granted pursuant to it shall confer upon any Participant any right to continue in the employ of the Company, Parent or Subsidiary, as the case may be, or to interfere in any way with the right of the Company, Parent or Subsidiary to terminate employment at any time. So long as the Participant shall continue to be an Employee or Consultant, the Award shall not be affected by any change of the Participant's duties or position except to the extent the Agreement with the Participant provides otherwise.

     6.4. Any person entitled to exercise an Option or an SAR may do so in whole or in part by delivering to the Company at its principal office, attention Corporate Secretary, a written notice of exercise. The written notice shall specify the number of shares for which an Option or SAR is being exercised.

          (a) With respect to an Option, the notice shall be accompanied by full payment of the Option Price for the Shares being purchased.

          (b) During the Participant's lifetime, an Option or SAR may be exercised only by the Participant, or on the Participant's behalf by the Participant's legal guardian.

     6.5. Notwithstanding any provision herein to the contrary, in the event of a Change of Control, all Options shall vest according to the terms and conditions of this Section 6.5.

          (a) VESTING. Any Option held by any employee of the Company (the "Optionee") shall vest at the earlier of a) the date or dates for vesting of shares provided in the Option Agreement or Agreements to which the Optionee is a signatory and b) the date of termination of the Optionee's employment with the Company or any successor thereto, PROVIDED THAT the Optionee receives notice of termination during the period commencing on the Effective Date and ending on the fourth anniversary of such date, and that either the Optionee's employment is terminated by the Company other than for Cause, Disability, death, or Retirement, or the Optionee terminates employment for Good Reason.

          (b) CHANGE OF CONTROL. For purposes of this section 6.5, a "Change of Control" shall mean:

             (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses
        (1), (2) and (3) of subsection (iii) of this Section c; or

             (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

             (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

             (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          (c) EFFECTIVE DATE. For purposes of this section 6.5, the "Effective Date" shall mean the date on which a Change of Control occurs.

          (d) DISABILITY. For purposes of this section 6.5, "Disability" shall mean the absence of the Optionee from the Optionee's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Optionee or the Optionee's legal representative.

          (e) RETIREMENT. For purposes of this section 6.5, "Retirement" shall mean the termination of employment by the Optionee due to his voluntary normal or early retirement under a pension plan sponsored by his Employer or its affiliates, as defined in such plan.

          (f) GOOD REASON. For purposes of this section 6.5, "Good Reason" shall have the meaning ascribed to it in the Company's Director Severance Policy.

7. INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

     7.1. The Committee in its sole discretion may designate whether an Award to an Employee is to be considered an Incentive Stock Option or a Nonqualified Stock Option. An Award to a Consultant may be only a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock

Option to the same Employee. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Awards shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Award affect the right to exercise the other such Award except to the extent the Agreement with the Participant provides otherwise.

     7.2. Any Award to an Employee designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Awards granted under this Plan. In addition, the aggregate Fair Market Value of Shares (determined at the Effective Date of Grant) with respect to which Incentive Stock Options granted under all Incentive Stock Option Plans of the Company, a Parent or Subsidiary, are exercisable by the Employee for the first time during any calendar year shall not exceed $100,000.

     7.3. The Option Price shall be established by the Committee in its sole discretion. With respect to an Incentive Stock Option, the Option Price shall not be less than 100% of the Fair Market Value of a Share on the Effective Date of Grant. With respect to a Nonqualified Stock Option, the Option Price shall not be less than 50% of the Fair Market Value of a Share on the Effective Date of Grant.

     7.4. Any Award to an Employee will be considered to be a Nonqualified Stock Option to the extent that any or all of the grant is in conflict with Section
7.2 or with any requirement for Incentive Stock Options pursuant to Code (section mark) 422A and the regulations issued thereunder.

     7.5. An Option may be terminated as follows:

          (a) During the period of continuous employment with the Company, Parent or Subsidiary, an Option will be terminated only if it has been fully exercised or it has expired by its terms.

          (b) Upon termination of employment, the Option will terminate upon the earliest of (i) the full exercise of the Option, (ii) the expiration of the Option by its terms, and (iii) not more than three months following the date of employment termination; PROVIDED, HOWEVER, should termination of employment (A) result from the death or Permanent and Total Disability of the Participant, such period shall be one year or (B) be for Cause, the Option will terminate on the date of employment termination. For purposes of this Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment except with respect to an Incentive Stock Option as required to comply with Code (section mark) 422A and the regulations issued thereunder.

          (c) Subject to the terms of the Agreement with the Participant, if a Participant shall die or becomes subject to a Permanent and Total Disability prior to the termination of employment with the Company, Parent or Subsidiary and prior to the termination of an Option, such Option may be exercised to the extent that the Participant shall have been entitled to exercise it at the time of death or disability, as the case may be, by the Participant, the estate of the Participant or the person or persons to whom the Option may have been transferred by will or by the laws of descent and distribution.

     7.6. Except as otherwise expressly provided in the Agreement with the Participant, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the Participant, or his beneficiaries or heirs, to accrue additional rights under this Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment was terminated.

     7.7. A Participant shall have no rights as a stockholder with respect to any Shares subject to an Option until the date of the issuance of a stock certificate to him for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6.1(f).

     7.8. The continuous employment of a Consultant will be deemed terminated for purposes of this Plan upon receipt of written notice from the Company to the effect that the Company will no longer transact business with the Consultant.

8. STOCK APPRECIATION RIGHTS

     8.1. The Committee, in its sole discretion, may grant to a Participant an SAR.

     8.2. The SAR Price shall be established by the Committee in its sole discretion. The SAR Price shall not be less than 100% of Fair Market Value of a Share on the Effective Date of Grant for an SAR issued in tandem with an Incentive Stock Option and for other SARs, shall not be less than 50% of Fair Market Value of a Share on the Effective Date of Grant.

     8.3. Upon exercise of an SAR, the Participant shall be entitled, subject to the terms and conditions of this Plan and the Agreement, to receive the excess of each Share being exercised under the SAR (i) the Fair Market Value of a Share on the date of exercise over (ii) the SAR Price for such Share.

     8.4. At the sole discretion of the Committee, the payment of such excess shall be made in (i) cash, (ii) Shares, or (iii) a combination of cash and Shares. Shares used for this payment shall be valued at their Fair Market Value on the date of exercise of the applicable SAR.

     8.5. An Award of an SAR shall be considered an Award for purposes of the number of Shares subject to an Award pursuant to Section 5.1, unless the Agreement making the Award of the SAR provides that the exercise of an SAR results in the termination of an unexercised Option for the same number of Shares.

     8.6. An SAR may be terminated as follows:

          (a) During the period of continuous employment with the Company, Parent or Subsidiary, an SAR will be terminated only if it has been fully exercised or it has expired by its terms.

          (b) Upon termination of employment, the SAR will terminate upon the earliest of (i) the full exercise of the SAR, (ii) the expiration of the SAR by its terms, and (iii) not more than three months following the date of employment termination; provided, however, should termination of employment (I) result from the death or Permanent and Total Disability of the Participant, such three month period shall be one year or (II) be for Cause, the SAR will terminate on the date of employment termination. For purposes of this Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment unless otherwise provided in the Agreement or by the Company on the date of the leave of absence.

          (c) Subject to the terms of the Agreement with the Participant if a Participant shall die or becomes subject to a Permanent and Total Disability prior to the termination of employment with the Company, Parent or Subsidiary and prior to the termination of an SAR, such SAR may be exercised to the extent that the Participant shall have been entitled to exercise it at the time of death or disability, as the case may be, by the Participant, the estate of the Participant or the person or persons to whom the SAR may have been transferred by will or by the laws of descent and distribution.

          (d) Except as otherwise expressly provided in the Agreement with the Participant, in no event will the continuation of the term of an SAR beyond the date of termination of employment allow the Employee, or his beneficiaries or heirs, to accrue additional rights under this Plan, have additional SARs available for exercise or to receive a higher benefit than the benefit payable as if the SAR was exercised on the date of employment termination.

     8.7. If an SAR which was considered an Award for purposes of Section 8.5 is terminated or unexercised for any reason, the number of Shares of such SAR that were unexercised shall be again available for Award under this Plan.

     8.8. The Participant shall have no rights as a stockholder with respect to an SAR. In addition, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or rights except as provided in Section 6.1(f).

9. RESTRICTED STOCK

     9.1. The Committee may award to a Participant Restricted Stock under such terms or conditions as the Committee, in its sole discretion, shall determine and as otherwise provided herein.

     9.2. Restricted Stock shall be Shares which are subject to a Restriction Period.

     9.3. Should the Participant terminate employment for any reason, all Restricted Stock which is still subject to the Restriction Period shall be forfeited and returned to the Company for no payment.

     9.4. Upon such forfeiture, Shares representing such forfeited restricted Stock shall become available for Award under the Plan.

     9.5. The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for Restricted Stock awarded under this Plan may be held by the Company or its designee until the Restriction Period expires. In addition, the Committee may place upon such certificate such legend as the Committee deems necessary or appropriate and may require as a condition of any receipt of Restricted Stock that the Participant shall deliver a stock power endorsed in blank relating to the Restricted Stock.

10. AMENDMENT OR DISCONTINUANCE OF PLAN

     10.1. The Board may at any time amend, suspend, or discontinue this Plan; provided, however, that without further approval of the shareholders of the Company no amendments by the Board shall:

          (a) Change the class of Employees eligible to participate; or

          (b) Except as provided in Section 5, increase the number of Shares which may be subject to Options granted under this Plan.

     10.2. No amendment to this Plan shall alter or impair any Award granted under this Plan without the consent of the holders thereof.

11. INDEMNIFICATION OF COMMITTEE

     In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually incurred in connection with the defense of any pending, threatened or possible action, suit or proceeding, or in connection with any pending, threatened or possible appeal therein, to which they or any of them may be a party by reason of any actual or alleged action taken or failure to act under or in connection with this Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or willful misconduct in the performance of his duties; provided that within sixty days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

12. NO OBLIGATION TO EXERCISE OPTION OR SAR

     The granting of an Option or SAR shall impose no obligation upon the Participant to exercise such Option or SAR.

13. EFFECTIVE DATE; DURATION OF PLAN

     13.1. This Plan shall become effective as of July 20, 1994.

     13.2. No Award may be made after the tenth anniversary of the effective date of this Plan.

14. EFFECT OF PLAN

     The making of an Award under this Plan shall not give the Participant any right to similar grants in future years or any right to be retained in the employ of the Company, the Parent or a Subsidiary, but a Participant shall remain subject to discharge to the same extent as if this Plan were not in effect.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.



     Section 145 of the DGCL grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts. Article SEVENTH of the Registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by the DGCL.



     Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. Article NINTH of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of directors to the full extent permitted by the DGCL.



     The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL and Articles SEVENTH and NINTH of the Registrant's Restated Certificate of Incorporation.



ITEM 21. EXHIBITS.



     Exhibits identified in parentheses below are on file with the Securities and Exchange Commission and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.



2         Agreement and Plan of Merger, dated as of October 1, 1996, and as amended and restated as of
          December 26, 1996, among Toys "R" Us, Inc., a Delaware corporation, BSST Acquisition Corp., a
          South Carolina corporation, Baby Superstore, Inc., a South Carolina corporation, and Jack P.
          Tate (Annex A to the Proxy Statement/Prospectus included in this Registration Statement)
(3-A)     Restated Certificate of Incorporation of Toys "R" Us, Inc. (Exhibit 3A to the Registrant's
          Annual Report on Form 10-K for the year ended February 3, 1996, File No. 1-11609)
(3-B)     Amended and Restated Bylaws of Toys "R" Us, Inc. (Exhibit 3B to the Registrant's Annual Report
          on Form 10-K for the year ended February 3, 1996, File No. 1-11609)
5         Opinion of Weil, Gotshal & Manges LLP regarding the legality of the securities being registered
8-A       Opinion of Weil, Gotshal & Manges LLP regarding certain federal income tax matters
8-B       Opinion of Wachtell, Lipton, Rosen and Katz regarding certain federal income tax matters
(10-A)    Shareholders Agreement, dated October 1, 1996, by and among Toys "R" Us, Inc., Jack P. Tate and Linda M. Robertson (Exhibit A to Exhibit 2 to the Registrant's Quarterly Report on Form
          10-Q for the quarter ended November 2, 1996, File No. 1-11609)
(10-B)    Registration Rights Agreement, dated as of October 1, 1996, by and among Toys "R" Us, Jack P.
          Tate and Linda M. Robertson. (Exhibit B to Exhibit 2 to the Registrant's Quarterly Report on
          Form 10-Q for the quarter ended November 2, 1996, File No. 1-11609)
23-A      Consent of Ernst & Young LLP
23-B      Consent of Deloitte & Touche LLP
23-C      Consent of Weil, Gotshal & Manges LLP (included in the opinions filed as Exhibits 5 and 8-A)
23-D      Consent of Wachtell, Lipton, Rosen & Katz (included in the opinion filed as Exhibit 8-B)
24        Powers of Attorney (included on signature page)
99-A      Consent of CS First Boston Corporation
99-B      Letter of Deloitte & Touche LLP



ITEM 22. UNDERTAKINGS.



     The Registrant hereby undertakes:



     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement



          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;



          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;



provided, however, that the undertakings set forth in paragraphs (1) (i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.



     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.



     (6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.



     (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.



     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Toys "R" Us, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on the 27th day of December, 1996.



                                             TOYS "R" US, INC.



                                             By: /s/      LOUIS LIPSCHITZ


                                                        LOUIS LIPSCHITZ
                                                   EXECUTIVE VICE PRESIDENT
                                                    CHIEF FINANCIAL OFFICER



                               POWER OF ATTORNEY



     The Registrant and each person whose signature appears below hereby appoint Michael Goldstein and Louis Lipschitz and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on this 27th day of December, 1996.



                  NAME AND SIGNATURE                                            TITLE

          /s/               CHARLES LAZARUS             Chairman of the Board
                   CHARLES LAZARUS

          /s/              MICHAEL GOLDSTEIN            Vice Chairman and Chief Executive Officer (Principal
                  MICHAEL GOLDSTEIN                       Executive Officer)

          /s/             ROBERT C. NAKASONE            Director, President and Chief Operating Officer
                  ROBERT C. NAKASONE

          /s/                LOUIS LIPSCHITZ            Executive Vice President and Chief Financial Officer
                   LOUIS LIPSCHITZ                        (Principal Financial Officer)

         /s/              JOSEPH J. LOMBARDI            Vice President -- Controller (Principal Accounting
                  JOSEPH J. LOMBARDI                      Officer)

          /s/             ROBERT A. BERNHARD            Director
                  ROBERT A. BERNHARD

           /s/                 ROANN COSTIN             Director
                     ROANN COSTIN

                  NAME AND SIGNATURE                                            TITLE
          /s/               MILTON S. GOULD             Director
                   MILTON S. GOULD

          /s/            SHIRLEY STRUM KENNY            Director
                 SHIRLEY STRUM KENNY

          /s/             NORMAN S. MATTHEWS            Director
                  NORMAN S. MATTHEWS

           /s/              HOWARD W. MOORE             Director
                   HOWARD W. MOORE

           /s/                HAROLD M. WIT             Director
                    HAROLD M. WIT

*********************************APPENDIX***********************************



F O R M  O F
                             BABY SUPERSTORE, INC.

P R O X Y

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON FRIDAY, JANUARY 31, 1997,
                IN THE CAROLINA BALLROOM OF THE MARRIOTT HOTEL,
                 ONE PARKWAY EAST, GREENVILLE, SOUTH CAROLINA,
                           AT 10:00 A.M. LOCAL TIME.

    The undersigned hereby appoints Judy Beltz, Linda McAvoy and Linda M. Robertson, or any of them acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the common stock of Baby Superstore, Inc., a South Carolina corporation, held or owned by the undersigned or standing in the name of the undersigned at the Special Meeting of Shareholders of the Company and at any adjournment thereof, and the undersigned hereby instructs said attorneys to vote as follows:

     1. Proposal to approve and adopt an Agreement and Plan of Merger, dated as of October 1, 1996, and as amended and restated as of December 26, 1996, among Toys "R" Us, Inc., BSST Acquisition Corp., Baby Superstore, Inc. and Jack P. Tate (the "Merger Agreement") providing for the merger of BSST Acquisition Corp. with and into Baby Superstore, Inc., with Baby Superstore, Inc. continuing as the surviving corporation.

         ( ) For                ( ) Against               ( ) Abstain
    2. Proposal to ratify and approve the increase in the number of shares of the common stock of Baby Superstore, Inc. authorized for issuance under the 1994 Baby Superstore, Inc. Stock Incentive Plan from 450,000 to 1,000,000 shares and to ratify and approve the grant on August 28, 1996 of options to purchase 25,000 shares to the Chief Financial Officer of Baby Superstore, Inc.
        ( ) For                ( ) Against                 ( ) Abstain

                                SEE REVERSE SIDE
                 (Continued and to be signed on the other side)

                                                      (Reverse of Form of Proxy)
    3. In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.

                                                  DATE:
                                                  NUMBER OF SHARES:

                                                            SIGNATURE

                                                    SIGNATURE, IF HELD JOINTLY

                                                  (Please sign exactly as shown
                                                  on envelope addressed to you.
                                                  If shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by an
                                                  authorized officer. If a
                                                  partnership, please sign in
                                                  partnership name by an
                                                  authorized person.)

    THIS PROXY WILL BE VOTED AS INSTRUCTED. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" MATTERS (1) AND (2) ABOVE, AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.